UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BioMarin Pharmaceutical Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Proxy Statement

Annual Meeting:

May 24, 2022 9:00 a.m. Pacific Time

Pioneers in Rare Disease

BioMarin Pharmaceutical Inc. (we, us, BioMarin or the Company) is a global biotechnology company that develops and commercializes innovative therapies for people with serious and life-threatening rare diseases and medical conditions. We select product candidates for diseases and conditions that represent a significant unmet medical need, have well-understood biology and provide an opportunity to be first-to-market or offer a significant benefit over existing products.

Our culture revolves around the ethos that no disease should go untreated, and our people are driven to discover, develop, and commercialize medicines that give patients, their families, and their caregivers hope where there may be little or none. We drive our research and development engine to discover pioneering breakthrough treatments that align with our strengths and competencies, and we pursue exciting science that has the potential to change the course of disease.

We believe our employees feel connected to their work at BioMarin because they believe in our purpose: the patient. The passion and dedication that our employees bring to work each day is a testament to the inspiration our patients provide and the knowledge of the impact we can make in their lives.

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

Dear Stockholder of BioMarin:

You are cordially invited to attend the Annual Meeting of Stockholders (the Annual Meeting) of BioMarin Pharmaceutical Inc., a Delaware corporation (we, us, BioMarin or the Company). The Annual Meeting will be held on Tuesday, May 24, 2022 at 9:00 a.m. (Pacific Time), via a live audio webcast at www.virtualshareholdermeeting.com/BMRN2022 for the following purposes:

ITEMS OF BUSINESS

1	To elect the 11 nominees for director named in the proxy statement accompanying this Notice of Annual Meeting of Stockholders (the Proxy Statement) to serve until the next Annual Meeting and until their successors are duly elected and qualified;
2	To ratify the selection of KPMG LLP (KPMG) as the independent registered public accounting firm for BioMarin for the fiscal year ending December 31, 2022;
3	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (NEOs) as disclosed in the Proxy Statement; and
4	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement. Instructions on how to demonstrate proof of stock ownership and participate in the Annual Meeting will be posted at www. virtualshareholdermeeting.com/BMRN2022 two weeks prior to the date of the Annual Meeting. The webcast of the Annual Meeting will be archived for one year after the date of the Annual Meeting at www.virtualshareholdermeeting.com/BMRN2022.

Record Date: Monday, March 28, 2022

Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof. A complete list of such stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting at https://investors.biomarin.com for a period of 10 days before the Annual Meeting.

By Order of the Board of Directors

G. Eric Davis

Executive Vice President, General Counsel and Secretary
San Rafael, California
April 12, 2022

Date May 24, 2022

Time 9:00 a.m. (Pacific Time)

Location Live audio webcast at www.virtualshareholdermeeting. com/BMRN2022

VOTING

Whether or not you expect to attend the Annual Meeting, please vote in advance of the meeting using one of the following methods.

Telephone Call toll-free 1-866-690-6903.

Internet Vote online at www.proxyvote.com.

Mail Follow the instructions in your proxy materials.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 24, 2022 at 9:00 a.m. via a live audio webcast at www. virtualshareholdermeeting.com/ BMRN2022.

The Proxy Statement, annual report and letter to stockholders are available at: www.proxyvote.com.

If you have any questions or need assistance in voting your shares, please call the following firm, which is assisting the Company in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free:
(888) 750-5834
Banks and Brokers may call collect:
(212) 750-5833

2022 Proxy Statement | www.biomarin.com	1

1	Notice of Annual Meeting of Stockholders
3	Proxy Overview
17	Proposal 1: Election of Directors
	17	Vote Required
	17	Director Resignation Policy
	18	Nominees for Director
	25	Director Independence
	26	Identifying and Evaluating Candidates for Director
	28	Stockholder Nominations
	28	The Board’s Roles and Responsibilities
	34	Board Processes
	35	Other Board Governance Information
	36	Summary of Independent Director Compensation
39	Proposal 2: Ratification of the Selection of the Independent Registered Public Accounting Firm for BioMarin
	39	Independent Registered Public Accounting Firm
	40	Report of the Audit Committee of the Board of Directors
41	Executive Officers
43	Proposal 3: Advisory Vote on Executive Compensation
44	Letter from Our Compensation Committee
45	Executive Compensation
	45	Compensation Discussion and Analysis
	64	Executive Compensation Tables
76	Stock Ownership Information
	76	Security Ownership of Certain Beneficial Owners and Management
	77	Director and Officer Stock Ownership Guidelines
	79	Anti-Hedging and Anti-Pledging Policy
	79	Delinquent Section 16(a) Reports
	79	Equity Compensation Plan Information
80	Additional Information
	80	Questions and Answers about these Proxy Materials and Voting
	86	Householding of Proxy Materials
	86	Other Matters
	87	Special Note Regarding Forward-Looking Statements

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PROXY OVERVIEW

This overview highlights certain information contained elsewhere in this Proxy Statement and does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting. For more complete information regarding our business and 2021 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the Securities and Exchange Commission (the SEC) on February 25, 2022.

Meeting and Voting Information

Date May 24, 2022	Time 9:00 a.m. (Pacific Time)	Location Live audio webcast at www.virtualshareholdermeeting.com/BMRN2022

You are cordially invited to attend the meeting virtually via the internet. Whether or not you expect to attend the meeting, please vote as soon as possible. Please see “Questions and Answers about These Proxy Materials and Voting—How Do I Vote?” beginning on page 80 below.

We intend to mail a Notice Regarding the Availability of Proxy Materials on or about April 12, 2022 to all stockholders of record entitled to vote at the Annual Meeting. We expect that this Proxy Statement and the other proxy materials will be available to stockholders on or about April 12, 2022.

Business Overview

BioMarin’s therapy portfolio consists of seven commercial products and multiple clinical and pre-clinical product candidates for the treatment of various diseases. We continue to invest in our clinical and pre-clinical product pipeline by committing significant resources to research and development programs and business development opportunities within our areas of scientific, manufacturing and technical expertise. Our commercial products are:

Aldurazyme (laronidase) for Mucopolysaccharidosis I	Brineura (cerliponase alfa) for late infantile neuronal ceroid lipofuscinosis type 2	Kuvan (sapropterin dihydrochloride) for phenylketonuria (PKU)

Naglazyme (galsulfase) for Mucopolysaccharidosis VI	Palynziq (pegvaliase-pqpz) for PKU	Vimizim (elosulfase alpha) for Mucopolysaccharidosis IV Type A

Voxzogo (vosoritide) for achondroplasia

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PROXY OVERVIEW

Among other product candidates for genetic and other metabolic diseases, our active development programs include:

Valoctocogene roxaparvovec:	BMN 331:	BMN 255:
a gene therapy product candidate for the treatment of severe hemophilia A	a gene therapy product candidate for the treatment of hereditary angioedema	a small-molecule therapy product candidate for the treatment of primary hyperoxaluria type 1, a subset of chronic renal disease

2021 Business Highlights

In 2021, we achieved $1.85 billion in total revenues, while we concurrently made important advancements in our late-stage clinical programs and earlier product development pipeline.

Our key accomplishments since the beginning of 2021 include the following:

VOXZOGO APPROVALS	REVENUES EXCLUDING KUVAN 11%

Voxzogo was approved for marketing in the European Union and Brazil for patients ages two and older with open growth plates, and the U.S. Food and Drug Administration (FDA) granted accelerated approval for the use of Voxzogo in the U.S for patients ages five and older with open growth plates. The FDA issued us a Rare Pediatric Disease Priority Review Voucher in connection with Voxzogo’s accelerated approval, which we sold in early 2022 for a lump sum payment of $110 million.

In 2021 we achieved 11% growth in revenues excluding Kuvan sales. Total revenues for 2021 were essentially flat compared to 2020 despite impacts from the COVID-19 pandemic and continued erosion of the U.S. Kuvan market due to generic competition.

PRODUCT DEVELOPMENT PIPELINE

We advanced our preclinical product development pipeline, which includes BMN 351 for Duchenne muscular dystrophy and BMN 349 for alpha-1 antitrypsin deficiency, among other potential therapies.

HEMOPHILIA A GENE THERAPY

In early 2022, we announced positive two-year data from our Phase 3 study of valoctocogene roxaparvovec for the treatment of adults with severe hemophilia A, and we continue to work with regulatory authorities toward the potential approval of the gene therapy product candidate.

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PROXY OVERVIEW

Human Capital Highlights

We believe our employees choose to join and stay at BioMarin because of the connection they feel to their work, and we feel equally strong about rewarding their dedication with benefits and programs that support their professional, personal and financial futures. For information regarding BioMarin’s employees-focused initiatives, see the “Human Capital” section contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 25, 2022, and the “Careers” section of our website. Information on our website is NOT incorporated by reference in this Proxy Statement.

Environmental and Social Highlights

BioMarin is committed to helping create a more sustainable, inclusive, and compassionate world through constructive corporate responsibility practices.

TONE AT THE TOP

Our Board and senior executives oversee environmental and social corporate practices that they believe are important to our patients, employees, investors, community members, and other BioMarin stakeholders. Our senior executives sponsor and oversee a cross-functional Corporate Responsibility Committee that spearheads many of BioMarin’s efforts to protect the environment and provide a safe and healthful workplace for our employees and the communities in which we operate. At the direction of the senior leadership team, our human resources department focuses on developing and implementing policies and programs to foster diversity, equity and inclusion (DEI) at all levels of the Company. Members of the Board and the Corporate Governance and Nominating (CGN) and Compensation Committees regularly receive reports on BioMarin’s environmental and social activities and offer valuable insights and recommendations in addition to providing appropriate oversight.

ROADMAP TO ENHANCED GREENHOUSE GAS (GHG) DISCLOSURES

In recognition of the importance of managing our climate-related risks and acknowledging our stakeholders’ interests in our plans to continue to reduce our impact on the environment, we developed a roadmap for assessing and providing more transparency into our GHG emissions and mitigation efforts. In 2021, we completed the first major milestone of our roadmap, assessing and quantifying our GHG emissions from our two manufacturing campuses in Novato, California and Shanbally, Ireland. By the end of 2022, we plan to report a breakdown in aggregate GHG emissions by source from our Novato and Shanbally manufacturing campuses. By the end of 2023, we plan to have robust multi-year data collected in accordance with internationally recognized standards in order to have the necessary foundation to begin to assess the most impactful and cost-efficient mitigation strategies to minimize BioMarin’s carbon footprint.

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PROXY OVERVIEW

Select highlights of other environmental and social initiatives are described below. Additional information regarding BioMarin’s Roadmap to Enhanced GHG Disclosures and environmental and social practices is included in the “Corporate Social Responsibility” subsection of the “Our Company” section of our website. Information on our website is NOT incorporated by reference in this Proxy Statement.

ENVIRONMENTAL

We strive to reduce water consumption and increase efficiency of water utilities by using computerized sensors in certain manufacturing facilities to monitor the flow of water and automatic isolation valves.

In an effort to reduce GHG emissions, we launched an energy reduction project at our Shanbally, Ireland facility that exceeded its target reduction goal by five times; achieved ISO 50001 certification for our Shanbally, Ireland energy management system; installed over 430 solar panels at our facilities; purchase 100% of our electricity in Northern California from Marin Clean Energy, 60% of which is generated from renewable sources like wind and solar; and offer employees free use of more than 165 electric vehicle charging stations.

As part of our commitment to reduce waste, we use reusable containers with several vendors for bioprocessing materials, such as filter assemblies and bioprocessing bags.

We actively design and renovate new facilities and office suites to be energy efficient and embrace the highest of standards used by green building rating systems. In recent years, all new building construction and renovation projects meet either LEED Gold certification requirements from the U.S. Green Building Council or the more stringent CALGreen building code requirements from the State of California in place at the time of project execution.

SOCIAL

Racial and ethnic minorities represented 45% of our U.S. employees.; globally, 50% of our workforce were women and 46% of director-level and above positions were held by women (as of December 31, 2021). We focus on achieving pay equity regardless of race, ethnicity, gender or other protected characteristics by, among other things, engaging independent experts to conduct regular and detailed pay equity assessments.

We have a DEI Employee Advisory Committee to help define a DEI roadmap and incorporate perspectives from employees of different age, gender, ethnicity, race, sexual orientation, level and location.

We continue to support and increase the number of our employee resource groups that build community for employees from underrepresented groups.

We actively engage with underrepresented populations in our community through a variety of outreach and partnering with non-profit organizations and educational institutions, such as Biotech Partners and Health Career Connection and a historically black university. Through our Rare Scholars program, we award annual scholarships to students living with rare disease.

For the second year in a row, we were recognized as a Best Place to Work for lesbian, gay, bisexual, transgender and queer (LGBTQ) Equality by the Human Rights Campaign, scoring 100% on their Corporate Equality Index, one of the foremost benchmarking surveys and reports in the U.S. measuring corporate policies and practices related to LGBTQ workplace equality.

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PROXY OVERVIEW

Director Nominees

The following table provides summary information about each nominee for director as of March 4, 2022, each of whom is a continuing director. See pages 18 to 24 for more information.

Name and Age	Director Since	Independent	Occupation
Mark J. Alles, 62	January 2022		Chairman, Turning Point Therapeutics, Inc.; Director, Antengene Corporation Limited; Director, Syros Pharmaceuticals, Inc.
Elizabeth McKee Anderson, 64	July 2019		Director, Bavarian Nordic A/S; Director, Insmed, Inc.; Director, Revolution Medicines, Inc.
Jean-Jacques Bienaimé, 68 Chair of the Board	May 2005		Chairman and Chief Executive Officer (CEO), BioMarin Pharmaceutical Inc.
Willard Dere, M.D., 68	July 2016		Professor of Internal Medicine, B. Lue and Hope S. Bettilyon Presidential Endowed Chair in Internal Medicine for Diabetes Research, Executive Director of Personalized Health, and Co-Principal Investigator of the Clinical and Translational Science Institute at the University of Utah Health Sciences Center
Elaine J. Heron, Ph.D., 74	July 2002		Director, Palvella Therapeutics; Director, Visgenx, Inc.; Director, Watershed Medical, Inc.
Maykin Ho, Ph.D., 69	February 2021		Director, Agios Pharmaceuticals; Director, FibroGen, Inc.; Director, Parexel; Director, the Aaron Diamond AIDS Research Center and Institute for Protein Innovation
Robert J. Hombach, 55	September 2017		Former Executive Vice President, Chief Financial Officer (CFO) & Chief Operations Officer, Baxalta Inc.; Director, Aptinyx Inc.; Director, CarMax, Inc.
V. Bryan Lawlis, Ph.D., 70	June 2007		Director, Aeglea BioTherapeutics, Inc.; Director, Geron Corporation
Richard A. Meier, 62 Lead Independent Director	December 2006		Executive Vice President and CFO, Intersect ENT, Inc.; Partner, AtlasRock&Co
David E.I. Pyott, M.D. (Hon.), 68	January 2016		Director, Alynlam Pharmaceuticals, Inc.; Pliant Therapeutics, Inc.; Supervisory Board Member, Royal Philips in the Netherlands
Dennis J. Slamon, M.D., Ph.D., 73	March 2014		Professor of Medicine, UCLA Department of Medicine; Director, Clinical/Translational Research at UCLA’s Jonsson Comprehensive Cancer Center; Director, Revlon/ UCLA Women’s Cancer Research Program

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PROXY OVERVIEW

Director Nominee Dashboard

We examine the experience and expertise of our Board as a whole to ensure alignment between the abilities and expertise of our Board and our strategic priorities and long-range plan, emphasizing, among other things, skills and experience in leadership of large, complex organizations, particularly in related industries; sales and marketing of biotechnology and pharmaceutical products; manufacturing of biotechnology and small molecule drug products; research and development of drug products, including managing and conducting clinical trials and the drug regulatory approval processes; medicine; finance; accounting; capital markets; business development; intellectual property; and information technology. All of our director nominees exhibit high integrity, sound business judgment, innovative thinking, collegiality and a knowledge of corporate governance requirements and practices, and our director nominees as a whole bring a balance of relevant skills and experience to our boardroom, including those listed below:

DIRECTOR NOMINEE SKILLS AND EXPERIENCE

Directors	Alles	Anderson	Bienaimé	Dere	Heron	Ho	Hombach	Lawlis	Meier	Pyott	Slamon
Research & Development
Management of Biotechnology and Pharmaceutical Organizations
Clinical Trial Research
U.S. & International Drug Regulatory Processes
Compensation / Corporate Governance Matters
Finance / Accounting / Capital Markets
Manufacturing of Biotechnology & Small Molecule Drug Products
Business Development / Sales & Marketing

Have Research & Development Expertise	Have Industry Management Experience	Have Finance / Accounting / Capital Markets Expertise	Have Business Development / Sales & Marketing Experience

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PROXY OVERVIEW

Board Diversity and Composition

We are committed to diversity across all aspects of our organization, including with respect to identifying, evaluating and nominating directors. In September 2018, the Board formalized its long-standing practice of considering women and minority candidates for open director positions by amending the Corporate Governance Principles to require that:

●	the Board consider the diversity of specific skills and characteristics (including, without limitation, areas of expertise, race, ethnicity and gender) necessary for the optimal functioning of the Board over both the short and long term; and
●	the Corporate Governance and Nominating (CGN) Committee, and any search firm that it engages, include women and minority candidates in the pool from which the Board selects candidates for director.

We remain committed to diversity throughout our process for identifying and evaluating director candidates, and we are proud that the gender and ethnic diversity of our director nominees has increased significantly in recent years, as shown below:

Below we highlight the diversity and composition of our director nominees as of March 4, 2022:

(1)	Meets one or more of the gender, ethnic and birthplace diversity categories.

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PROXY OVERVIEW

Corporate Governance Overview

We are committed to exercising good corporate governance and frequently review our practices. We believe that good governance promotes the long-term interests of our stockholders and strengthens Board and management accountability.

NEW LOWER LIMIT ON NUMBER OF OTHER BOARDS

Our directors acknowledge the significant time commitment required to effectively carry out their responsibilities as BioMarin Board members. In recognition of their commitment to serving on BioMarin’s Board and the ever-increasing complexity of oversight expected of directors, our Board amended the Company’s Corporate Governance Principles in December 2021 to further limit the number of public company boards on which a BioMarin director may serve. For directors without a full-time job, the limit was decreased from five to four public company boards (including the BioMarin Board). A director who serves on the board of a private company that subsequently becomes public, and as a result, serves on more than four public company boards, may have a six-month transition period beginning on the date the private company became public to come into compliance with the limit. Other limits for directors with full-time jobs and those serving as chairs of audit committees remain.

Highlights of our corporate governance practices include the following:

Stockholder Rights and Accountability	● Proxy access bylaw (3% holder for three years) ● Plurality voting in the election of directors in uncontested elections with director resignation policy
Board Independence
●

All of our current directors and nominees for director are independent, other than our Chairman and CEO, Mr. Bienaimé

●

Regular executive sessions of the Independent Directors

●

100% independent committee members

●

Lead Independent Director with clearly delineated duties and robust authority

●

Board and committees may engage outside advisors independently of management

Stock Ownership by Directors and Executives
●

Stock ownership guidelines for directors and executive officers help to align their interests with stockholder interests. In 2021, we doubled our CEO’s stock ownership guideline threshold to six times his base salary, up from three times.

●

Prohibit short sales, transactions in put or call options, hedging transactions, or other inherently speculative transactions in our stock or engaging in margin activities

Robust Compensation- Setting Process
●

Independent compensation consultant reporting directly to the Compensation Committee

●

Policy for Recoupment of Incentive Compensation (Clawback Policy)

●

Annual advisory approval of executive compensation

Board Practices
●

Commitment to diversity in terms of specific skills and characteristics (including expertise, race, ethnicity, and gender), including adoption of a formal policy to consider women and minority candidates for all open Board positions

●

Annual Board and committee self-evaluations

●

Risk oversight by the full Board and committees

●

Corporate Governance Principles and robust Global Code of Conduct and Business Ethics

●

Financial Authority Policy, under which the Board must approve spend over a specified dollar threshold

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PROXY OVERVIEW

Stockholder Engagement

We regularly engage with our stockholders through open dialogue and direct individual communication on topics related to our business, strategic vision, financial performance, executive compensation and environmental, social and corporate governance (ESG) matters. Stockholder feedback is important, and the information we glean from these engagements is highly valued. In particular, our stockholders’ views and opinions on our executive compensation practices are extremely important to us. As stewards of good corporate governance, our Compensation Committee evaluates the design of our executive compensation program based on market conditions, stockholder views and other governance considerations.

In 2021 and early 2022, we continued our active engagement efforts to ensure stockholder interests were incorporated into our planning process for areas such as ESG practices and the 2022 executive compensation program. Our outreach included nine of our top ten stockholders, representing holders of 50% of our outstanding stock as of December 31, 2021, and we requested meetings with all of the stockholders we contacted. We then held calls with all the stockholders that accepted our offer to meet, representing 33% of our outstanding stock, including the one stockholder from our top ten stockholders who voted against our prior year say-on-pay vote. During our meetings with stockholders, we discussed various topics, including diversity of our workforce, executives and Board, corporate governance matters, environmental and sustainability initiatives and executive compensation philosophy and design. In addition to G. Eric Davis, our Executive Vice President, General Counsel and Secretary, and Traci McCarty, our Group Vice President of Investor Relations, our Lead Independent Director, Richard A. Meier, participated in several of the calls with our stockholders. Feedback from these discussions was relayed to, and considered by, the full Board and senior executives in their decision making related to these topics important to our stockholders.

Executive Compensation Highlights

We designed our executive compensation program to attract, motivate and retain the executive talent necessary to advance our business of developing, manufacturing and commercializing innovative therapies for people with serious and life-threatening rare diseases and medical conditions and to increase stockholder value. Our compensation program is aligned with our business strategy and priorities, encourages executive officers to work for meaningful stockholder returns and reflects a pay-for-performance philosophy. It does not encourage our executive officers to assume excessive risks or result in excessive pay levels. We achieve our pay objectives by providing short-term cash bonuses tied to our annual financial and development goals and by granting long-term equity awards, including three types of performance-based restricted stock units (RSUs) tied to (1) relative stock performance, (2) financial metrics and (3) achievement of strategic corporate goals, all measured over a three-year performance period.

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PROXY OVERVIEW

Evolution of Our Executive Compensation Program – Guided by Stockholder Feedback

During our stockholder outreach efforts, we seek feedback on our executive compensation program, among other topics. We believe that the compensation changes we made in recent years addressed many of the concerns raised by stockholders, and in 2022, we continued to make changes to our executive compensation program to further align pay and performance and address feedback from our investors. As described below, the evolution of our executive compensation practices is in direct response to what we heard from our stockholders:

WHAT WE HEARD	WHAT WE DID IN RESPONSE
● More of long-term compensation should be performance-based, rather than time-based.

Steadily increased percentage of performance-based equity awards

●

Increased the proportion of our NEOs’ equity grants in the form of performance-based equity awards from 0% in 2014 to 50% in 2021. In 2022, the proportion of the CEO’s equity grant in the form of performance-based equity awards increased further to 60%.

● Performance-based compensation should be earned over a longer period.

Tripled duration of performance period for performance-based equity awards

●

Since 2020, 3-year performance periods are used for all performance-based equity awards, instead of 1-year performance periods used previously.

● Realized executive compensation should more closely correlate with stockholder experience.

Tied large percentage of performance-based equity awards to relative total shareholder return

●

Since 2019, 50% of performance-based equity awards are based on relative total shareholder return as compared to the Nasdaq Biotechnology Index. For our CEO’s 2022 equity grant, 50% of his performance-based equity awards continue to be based on relative total shareholder return, which means 30% of our CEO’s 2022 equity awards are based on relative total shareholder return (up from 25% in 2021).

● Executives should be incentivized for short-term and long-term success while not being rewarded twice for the same achievements.

Eliminated overlap of financial metrics used in short-term and long-term incentive programs

●

In 2022, we eliminated the overlap of financial metrics used in the annual cash incentive program and the performance-based equity awards by replacing the non-GAAP income performance-based awards with core operating margin performance-based awards.

● Payout for the annual cash incentive program should not exceed 100% unless performance exceeds fixed, predetermined targets.

Eliminated component of annual cash incentive program that allowed for limited Compensation Committee discretion to award funding above 100% for target performance

●

For the 2022 annual cash incentive program, we removed the component that gave the Compensation Committee discretion to award up to an additional 20% of funding for value-creating activities, such as strategic acquisitions and divestitures.

● More details should be provided regarding the development goals underlying the annual cash incentive program.

Enhanced proxy statement disclosure regarding metrics underlying annual cash incentive program

●

Beginning in 2019, we included significantly more detail regarding achievement of development goals for each clinical and pre-clinical program underlying the annual cash incentive program. In this Proxy Statement, we further enhanced disclosure regarding achievement of development goals.

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PROXY OVERVIEW

Our NEO Fiscal Year 2021 Pay

Salary Freeze and Reduced Equity Grants

NEO pay in 2021 reflects our acknowledgement of stockholder experience and understanding that the Company faced setbacks in 2020, like the delay in the potential regulatory approval of valoctocogene roxaparvovec for severe hemophilia A. Based on this recognition, for 2021 pay we implemented salary freezes for all of our NEOs and reduced NEO annual equity awards compared to 2020 awards, including significant reductions for our CEO and President of Worldwide Research & Development.

2021 EQUITY GRANT REDUCTIONS AS COMPARED TO 2020

CEO GRANT	PRESIDENT OF R&D GRANT
Decreased by over 15%, or by $2.5 million(1)	Decreased by over 20%, or by $1.5 million(1)

(1)	Based on equity award values before conversion to a number of RSUs and options using a 30-day trailing average closing price of our common stock, and for options, a Black-Scholes valuation.

Total Compensation Mix – Pay for Performance

The following charts show the breakdown of reported fiscal 2021 total compensation for our CEO, Mr. Bienaimé, and other NEOs as a group. These charts illustrate the predominance of performance-based components in our executive compensation program (57% for our CEO and 52% for the other NEOs). We believe these components provide a compensation package that helps to attract and retain qualified individuals to serve as executive officers and also links individual compensation to Company performance. This target pay mix focuses the efforts of our NEOs and other executive officers on the achievement of both our short- and long-term objectives and aligns the interests of our executive officers with those of our stockholders.

CEO TOTAL COMPENSATION MIX IN 2021(1)

OTHER NEOS’ TOTAL COMPENSATION MIX IN 2021(1)(2)

(1)	Each percentage is calculated as a percentage of total compensation set forth in the “Summary Compensation Table” in this Proxy Statement and is based on the amounts in such table, including the “Target Payout” amounts in footnote (2) to such table.

(2)	Percentages calculated based on sum of all other NEOs’ compensation. Certain percentages are rounded up or down by less than 1% so that totals equal 100%. The “Other” percentage for all other NEOs includes the one-time relocation bonus of $500,000 paid to Dr. Guyer, which is described in footnote (6) to the “Summary Compensation Table” in this Proxy Statement.

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PROXY OVERVIEW

REALIZABLE COMPENSATION ALIGNED WITH PERFORMANCE

As illustrated in the chart below, for our CEO’s equity grants made from 2019 through 2021, realizable compensation as of the end of 2021 is over 21% less than target at the time of grant. For the same period, realizable compensation for variable equity awards (options and performance-based RSUs (PRSUs)) is almost 30% less than target. We believe this reflects the strong alignment of our long-term incentive program with performance and stockholder experience.

CEO 3-Year Aggregate Equity Compensation (2019 – 2021)

Target vs. Realizable Compensation
($ Millions)

(1)	Target long-term incentive program compensation equals the aggregate grant date fair value of equity awards as reported in the summary compensation tables of the Proxy Statements for the 2019, 2020, and 2021 Annual Meetings. For information regarding the calculation of the grant date fair value of equity awards, see footnotes (2) and (3) to the “Summary Compensation Table” in this Proxy Statement.

(2)	Realizable long-term incentive program compensation represents the aggregate value as of December 31, 2021 of equity awards granted in 2019 through 2021, calculated using the closing price of our common stock on December 31, 2021. For Performance-based RSUs granted in 2019 that were earned as of December 31, 2021, the realizable bar includes the actual realized values. For Performance-based RSUs that were unearned as of December 31, 2021 because the applicable performance period was not complete, we calculated realizable value using the target number of RSUs for such awards. For details regarding the value of unvested RSUs and unearned and unvested performance-based RSUs as of December 31, 2021, calculated using the closing price of our common stock on December 31, 2021, see footnote (4) to the “Outstanding Equity Awards at Fiscal Year-End” table in this Proxy Statement.

Our Executive Compensation Practices

Our executive compensation policies and practices reinforce our pay-for-performance philosophy and align with sound governance principles.

WHAT WE DO	WHAT WE DON’T DO

Design executive compensation to align pay with performance

Balance short- and long-term incentive compensation to incentivize achievement of short- and long-term business goals

Reward performance by making a majority of executive compensation “at-risk”

Retain independent compensation consultant reporting directly to the Compensation Committee

Require executive officers and directors to meet stock ownership guidelines

Provide stockholders an annual say-on-pay vote and solicit feedback on our compensation programs from stockholders

Prohibit short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions in our stock or engaging in margin activities (see the section of this Proxy Statement titled, “Stock Ownership Information – Anti-Hedging and Anti-Pledging Policy” for details)

Maintain a Clawback Policy

No repricing of underwater stock options without prior stockholder approval

No excessive perquisites

No guaranteed bonuses or base salary increases

No tax gross-ups on severance or change in control benefits

14

PROXY OVERVIEW

Summary of Stockholder Voting Matters and Board Recommendations

For the reasons set forth below and in the rest of this Proxy Statement, our Board of Directors recommends that you vote your shares “FOR” each of the nominees named below for director to hold office until the 2022 Annual Meeting of Stockholders and “FOR” each of the other proposals.

PROPOSAL 1

Election of Directors

The Board of Directors recommends a vote “FOR” each of the nominees.

Vote required to elect each nominee:

The 11 nominees who receive the most “FOR” votes cast by the holders of shares either present in person or represented by proxy and entitled to vote will be elected to our Board.

For more information, see Proposal No. One starting on page 17.

We are asking our stockholders to vote “FOR” each of the 11 nominees for director to serve until the next Annual Meeting and until their successors are duly elected and qualified. Detailed information about each nominee’s background and experience can be found beginning on page 19.

Each of the nominees for director was nominated for election by the Board of Directors upon the recommendation of CGN Committee. Our Board of Directors believes that each nominee has the specific experience, qualifications, attributes and skills to serve as a member of the Board of Directors.

We have a policy that provides that any director nominee who receives a greater number of votes “withheld” for his or her election than votes “for” his or her election should promptly tender his or her resignation. For more information on this policy, see page 17.

PROPOSAL 2

Ratification of the Selection of KPMG LLP as the Independent Registered Public Accounting Firm for BioMarin for the Year Ending December 31, 2022

The Board of Directors recommends a vote “FOR” this proposal.

Vote required for approval: Affirmative vote of a majority of the votes cast on the proposal.

For more information, see Proposal No. Two starting on page 39.

The Board and the Audit Committee believe that the continued retention of KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022 is in the best interest of the Company and its stockholders. As a matter of good corporate governance, we are asking our stockholders to ratify the Audit Committee’s selection of the independent registered public accounting firm.

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PROXY OVERVIEW

PROPOSAL 3

Non-Binding Advisory Vote on Executive Compensation

The Board of Directors recommends a vote “FOR” this proposal.

Vote required for approval: Affirmative vote of a majority of the votes cast on the proposal.

For more information, see Proposal No. Three starting on page 43.

We are asking our stockholders for advisory approval of the compensation of our NEOs as disclosed in this Proxy Statement. Our executive compensation program is aligned with our business strategy and priorities and encourages executive officers to work for meaningful stockholder returns consistent with our pay-for-performance philosophy. We align our executive officers’ interests with our stockholders’ interests by rewarding our executive officers for both current performance and longer-term performance, with performance measured by both financial performance and milestones for the advancement of our long-term development programs and strategic initiatives.

16

PROPOSAL 1

ELECTION OF DIRECTORS

Each of the 11 nominees for director listed below is currently a director of the Company and, except for Mr. Alles, who was appointed to the Board after the 2021 Annual Meeting of Stockholders, was previously elected by the stockholders. Regarding Mr. Alles’s appointment, in 2021, a third-party search firm provided the CGN Committee with a slate of potential candidates for consideration, which included Mr. Alles. After reviewing the potential candidates, the CGN Committee selected Mr. Alles from the list provided by the third-party search firm, performed further evaluation of his particular experience, qualifications, attributes and skills, and then recommended his appointment to the Board. All of the current directors have been recommended by the CGN Committee to the Board for re-election as our directors at the Annual Meeting, and the Board has approved such recommendations. Each director nominee to be elected and qualified will hold office until the next Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The 11 nominees receiving the highest number of affirmative votes will be elected.

Director Resignation Policy

Pursuant to our Corporate Governance Principles (which are available in the Corporate Governance section of the Investors section of our website at www.bmrn.com), any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election in an uncontested election at a stockholders’ meeting should promptly tender his or her resignation to the Chair of the Board following certification of the stockholder vote. The CGN Committee will then make a recommendation to the Board regarding the appropriate response to such an offer of resignation and the Board will then deliberate and vote on such recommendation. Information on our website is NOT incorporated by reference in this Proxy Statement.

POLICY IN ACTION: DIRECTOR RESIGNATION IN 2021

At the 2021 Annual Meeting of Stockholders, one of our directors was re-elected but received a greater number of votes “withheld” from his election than votes “for” his election. The director promptly tendered his resignation pursuant to the Director Resignation Policy described above, and the Board promptly accepted it in recognition of the voting results and clear message from our stockholders.

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PROPOSAL 1 ELECTION OF DIRECTORS

Nominees for Director

The names and ages of the 11 nominees for director, their occupation(s), length of service with the Company and Board committee memberships are set forth in the table below. A brief biography of each nominee is also set forth below, which includes information, as of March 4, 2022, regarding specific and particular experience, qualifications, attributes or skills of each nominee that led the CGN Committee and the Board to believe that the nominee should continue to serve on the Board.

Name and Age	Independent	Director Since	Occupation	Committee Memberships
Mark J. Alles, 62		January 2022	Chairman, Turning Point Therapeutics, Inc.; Director, Antengene Corporation Limited; Director, Syros Pharmaceuticals, Inc.
Elizabeth McKee Anderson, 64		July 2019	Director, Bavarian Nordic A/S; Director, Insmed, Inc.; Director, Revolution Medicines, Inc.
Jean-Jacques Bienaimé, 68 Chair of the Board		May 2005	Chairman and CEO, BioMarin Pharmaceutical Inc.
Willard Dere, M.D., 68		July 2016	Professor of Internal Medicine, B. Lue and Hope S. Bettilyon Presidential Endowed Chair in Internal Medicine for Diabetes Research, Executive Director of Personalized Health, and Co-Principal Investigator of the Clinical and Translational Science Institute at the University of Utah Health Sciences Center
Elaine J. Heron, Ph.D., 74		July 2002	Director, Palvella Therapeutics; Director, Visgenx, Inc.; Director, Watershed Medical, Inc.
Maykin Ho, Ph.D., 69		February 2021	Director, Agios Pharmaceuticals; Director, FibroGen, Inc.; Director, Parexel; Director, the Aaron Diamond AIDS Research Center and Institute for Protein Innovation
Robert J. Hombach , 55		September 2017	Former Executive Vice President, CFO & Chief Operations Officer, Baxalta Inc.; Director, Aptinyx Inc; Director, CarMax, Inc.
V. Bryan Lawlis, Ph.D., 70		June 2007	Director, Aeglea BioTherapeutics, Inc.; Director, Geron Corporation
Richard A. Meier, 62 Lead Independent Director		December 2006	Executive Vice President and CFO, Intersect ENT, Inc.; Partner, AtlasRock&Co.
David E.I. Pyott, M.D. (Hon.), 68		January 2016	Director, Alynlam Pharmaceuticals, Inc.; Director, Pliant Therapeutics, Inc.; Supervisory Board Member, Royal Philips in the Netherlands
Dennis J. Slamon, M.D., Ph.D., 73		March 2014	Professor of Medicine, UCLA Department of Medicine; Director, Clinical/Translational Research at UCLA’s Jonsson Comprehensive Cancer Center; Director, Revlon/UCLA Women’s Cancer Research Program

Audit Committee	Corporate Governance & Nominating Committee	Committee Chair
Compensation Committee	Science & Technology Committee	Financial Expert

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PROPOSAL 1 ELECTION OF DIRECTORS

JEAN-JACQUES BIENAIMÉ

The Board has nominated Mr. Bienaimé for his intimate knowledge of our business and extensive experience in the management of biotechnology organizations, capital markets, business development, and sales and marketing of both biotechnology and pharmaceutical products.

Jean-Jacques Bienaimé joined our Board in May 2005, at the same time that he became our CEO, and was named Chair of the Board in June 2015. From November 2002 to April 2005, Mr. Bienaimé served as Chairman, CEO, and President of Genencor, a biotechnology company focused on industrial bioproducts and targeted cancer biotherapeutics. From 1998 to late 2002, Mr. Bienaimé served as Chairman, CEO and President of Sangstat Medical Corporation, an immunology-focused biotechnology company, becoming President in 1998 and CEO in 1999. From 1992 to 1998, Mr. Bienaimé held several senior management positions at Rhône-Poulenc Rorer Pharmaceuticals (now Sanofi-Aventis), culminating in the position of Senior Vice President of Worldwide Marketing and Business Development. Earlier in his career, Mr. Bienaimé worked at Genentech, Inc. where he was involved in the launch of tissue plasminogen activator (t-PA) for the treatment of heart attacks. Mr. Bienaimé currently serves on the board of Incyte Corporation, a public biotechnology company, and he is a member of the boards of Biotechnology Innovation Organization (BIO) and Pharmaceutical Research and Manufacturers of America (PhRMA), both industry trade associations. From 2013 to 2018, Mr. Bienaimé served on the board of Vital Therapies, Inc., a public biopharmaceutical company until it was merged into Immunic, Inc. in April 2019. Mr. Bienaimé received an M.B.A. from the Wharton School at the University of Pennsylvania and a degree in economics from the École Supérieure de Commerce de Paris.

Age 68 Director Since May 2005 Chairman & Chief Executive Officer, BioMarin Pharmaceutical Inc.

MARK J. ALLES

The Board has nominated Mr. Alles for his extensive experience in managing global biotechnology and pharmaceutical organizations, clinical trial research, drug regulatory processes, business development, and sales and marketing of both biotechnology and pharmaceutical products.

Mr. Alles served as CEO of Celgene Corporation, a global biopharmaceutical company, from March 2016 to January 2018 and as Chairman and CEO from February 2018 until its acquisition by Bristol Myers Squibb Company in November 2019. Prior to these roles, he served as Celgene’s President and Chief Operating Officer from August 2014 to February 2016 and as its Chief Commercial Officer and Executive Vice President, Hematology & Oncology from December 2012 to July 2014. Mr. Alles first joined Celgene in 2004 and served in a number of commercial management positions of increasing responsibility at the company. Before joining Celgene, he held senior commercial management roles at Aventis Pharmaceuticals Inc. (Rhône-Poulenc Rorer) from 1993 to 2004. He is currently Chairman of Turning Point Therapeutics, Inc., a public oncology company, and also serves on the boards of Antengene Corporation Limited and Syros Pharmaceuticals, Inc., both public biopharmaceutical companies. Mr. Alles received a bachelor’s degree from Lock Haven University of Pennsylvania and served as a Captain in the United States Marine Corps.

Age 62 Director Since January 2022 Chairman, Turning Point Therapeutics, Inc.; Director, Antengene Corporation Limited; Director, Syros Pharmaceuticals, Inc.

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PROPOSAL 1 ELECTION OF DIRECTORS

ELIZABETH MCKEE ANDERSON

The Board has nominated Ms. Anderson for her extensive experience in managing large biotechnology and pharmaceutical organizations, compensation and corporate governance matters, finance and accounting, and sales and marketing of both biotechnology and pharmaceutical products.

Elizabeth McKee Anderson joined our Board in July 2019 and serves as the Chair of the Compensation Committee. Ms. Anderson held various senior leadership positions at Johnson & Johnson between 2003 and her retirement in 2014. She most recently served as Worldwide Vice President, Infectious Disease and Vaccines for Janssen Pharmaceuticals, a Johnson & Johnson company, where she directed the commercial development of an extensive portfolio of antivirals and vaccines with responsibility for global strategic marketing, market access, and global analytics for that division. Prior to Johnson & Johnson, Ms. Anderson served as the Vice President and General Manager of Wyeth Lederle Vaccines from 1997 to 2002. She also previously worked at Rhone Poulenc Rorer and the American Red Cross. Ms. Anderson currently serves on the boards of Bavarian Nordic A/S, Insmed, Inc. and Revolution Medicines, Inc., public biopharmaceutical companies, and she formerly served on the board of Huntsworth PLC, a public healthcare and communications company, through December 31, 2019. She also serves on the board of Aro Biotherapeutics Company, a private biopharmaceutical company, is a member of the Board of Trustees of the Wistar Institute, a non-profit biomedical research organization, and is the Principal of PureSight Advisory, LLC. She holds a B.S. in Engineering from Rutgers University and an M.B.A. from Loyola University Maryland.

Age 64

Director Since July 2019

Former Worldwide Vice President, Infectious Diseases and Vaccines, Janssen Pharmaceuticals, Inc.; Director, Bavarian Nordic A/S; Director, Insmed, Inc.; Director, Revolution Medicines, Inc.

WILLARD DERE, M.D.

The Board has nominated Dr. Dere for his extensive experience in managing biotechnology and pharmaceutical organizations, clinical trial research as well as research and development in translating basic science discoveries into new clinical therapies and novel drug strategies.

Willard Dere, M.D., joined our Board in July 2016 and serves as the Chair of the Science and Technology Committee. Since November 2014, he has served as the Professor of Internal Medicine, B. Lue and Hope S. Bettilyon Presidential Endowed Chair in Internal Medicine for Diabetes Research, Executive Director of Personalized Health, and Co-Principal Investigator of the Clinical and Translational Science Institute at the University of Utah Health Sciences Center. He also serves as the Associate Vice President for Research of Health Sciences at the University of Utah Health Sciences Center. Prior to re-joining academia in November 2014, Dr. Dere was in the biopharmaceutical industry for 25 years. From 2003 until his retirement in 2014, Dr. Dere held multiple roles at Amgen, Inc., a biotechnology company, including serving as head of global development and either the international or corporate chief medical officer from December 2004 to October 2014. He began his career at Eli Lilly in 1989, and held a number of different global roles in clinical pharmacology, regulatory affairs, and both early-stage translational, and late-stage clinical research. He currently serves on the boards of three public biopharmaceutical companies: Mersana Therapeutics, Inc., Radius Health, Inc., and Seres Therapeutics, Inc., and in December 2017 he concluded his board service at Ocera Therapeutics, Inc., a public biopharmaceutical company, before its acquisition by Mallinckrodt PLC. Since 2014, he has served on the scientific advisory board of the California Institute of Regenerative Medicine. Dr. Dere received a B.A. and an M.D. from the University of California, Davis. He trained in internal medicine at the University of Utah and in endocrinology/metabolism at the University of California at San Francisco.

Age 68

Director Since July 2016

Professor of Internal Medicine, B. Lue and Hope S. Bettilyon Presidential Endowed Chair in Internal Medicine for Diabetes Research, Executive Director of Personalized Health, and Co-Principal Investigator of the Clinical and Translational Science Institute at the University of Utah Health Sciences Center

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PROPOSAL 1 ELECTION OF DIRECTORS

ELAINE J. HERON, PH.D.

The Board has nominated Dr. Heron for her extensive experience in life science sales and marketing, finance and accounting, corporate governance matters and research and development.

Elaine J. Heron, Ph.D., joined our Board in July 2002 and serves as the Chair of the Corporate Governance and Nominating Committee. From February 2009 to October 2015, Dr. Heron served as Chair and CEO of Amplyx Pharmaceuticals, Inc., a private drug development company acquired by Pfizer, Inc. in April 2021.She currently serves on the boards of Palvella Therapeutics, Inc., a private clinical-stage therapeutics company, Visgenx, Inc., a private early-stage therapeutics company, and Watershed Medical, Inc., a private early-stage therapeutics company. She is also an advisor to Kyto Technology and Life Science, Inc. (OTCQB:KBPH). From July 2001 to October 2008, Dr. Heron was Chair and CEO of Labcyte Inc., a private biotechnology company. Before joining Labcyte Inc., she spent six years in positions of increasing responsibility at the Applied Biosystems Group of Applera Corporation, a biotechnology company, including the position of General Manager and Vice President of Sales and Marketing. Dr. Heron earned a B.S. in chemistry with highest distinction and a Ph.D. in analytical biochemistry from Purdue University and an M.B.A. from Pepperdine University.

Age 74 Director Since July 2002 Director, Palvella Therapeutics; Director, Visgenx, Inc.; Director, Watershed Medical, Inc.

MAYKIN HO, PH.D.

The Board has nominated Dr. Ho for her extensive experience in healthcare investment research, finance, and analysis of science and biotechnology.

Dr. Maykin Ho, Ph.D. joined our board in February 2021. She serves on the boards of Agios Pharmaceuticals, a public pharmaceutical company, FibroGen, Inc., a public biopharmaceutical company, Neumora Therapeutics, Inc., a private biotechnology company and Parexel, a private biopharmaceutical services company, the Aaron Diamond AIDS Research Center at Columbia University, and the Institute for Protein Innovation founded by Dr. Timothy Springer of Harvard University. Dr. Ho is also a venture partner of Qiming Venture Partners and a member of the Biotech Advisory Panel of the Stock Exchange of Hong Kong. She was previously a member of Grail, Inc., a private cancer detection company. Dr. Ho is a retired partner of the Goldman Sachs Group where she served as senior biotechnology analyst, co-head of global healthcare investment research, and  advisory director for healthcare investment banking. Prior to Goldman Sachs, Dr. Ho held various managerial positions in licensing, strategic planning, marketing and research at DuPont-Merck Pharmaceuticals and DuPont de Nemours & Company. She was a postdoctoral fellow at Harvard Medical School and a graduate of the Advanced Management Program at The Fuqua School of Business, Duke University. Dr. Ho received a Ph.D. in Microbiology and Immunology and a B.S. from the State University of New York, Downstate Medical Center.

Age 69 Director Since February 2021 Director, Agios Pharmaceuticals; Director, FibroGen, Inc.; Director, Parexel; Director, the Aaron Diamond AIDS Research Center and Institute for Protein Innovation

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PROPOSAL 1 ELECTION OF DIRECTORS

ROBERT J. HOMBACH

The Board has nominated Mr. Hombach for his extensive experience in finance and accounting, capital markets and managing large biotechnology and pharmaceutical organizations.

Robert J. Hombach joined our Board in September 2017 and currently serves as the Chair of the Audit Committee. He served as Executive Vice President, CFO and Chief Operations Officer of Baxalta Inc., a public biopharmaceutical company spun out in June 2015 from Baxter International Inc., a public pharmaceutical company, until it was acquired by Shire PLC in June 2016. He served as Corporate Vice President and CFO of Baxter from July 2010 until the spin-off in June 2015. From 2007 to 2011, he also served as Treasurer of Baxter and from 2004 to 2007, he was Vice President of Finance, Europe, Middle East and Africa. Prior to that, he served in a number of finance positions of increasing responsibility in the corporate planning, manufacturing, operations and treasury areas at Baxter. Mr. Hombach currently serves on the boards of Aptinyx Inc., a public biopharmaceutical company, and CarMax, Inc., a public company. Previously, he served on the board of Naurex, Inc., a private pharmaceutical company acquired by Allergan in 2015. Mr. Hombach earned an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management, and a B.S. in Finance cum laude from the University of Colorado.

Age 55 Director Since September 2017 Former Executive Vice President, CFO & Chief Operations Officer, Baxalta Inc.; Director, Aptinyx Inc.; Director, CarMax, Inc.

V. BRYAN LAWLIS, PH.D.

The Board has nominated Dr. Lawlis for his extensive experience in manufacturing biotechnology and other pharmaceutical products, research and development of drug products and managing and conducting clinical trials and drug regulatory processes.

Bryan Lawlis, Ph.D., joined our Board in June 2007. From August 2011 to September 2017 he served as the President and CEO of Itero Biopharmaceuticals, LLC, a private holding company that held the assets of Itero Biopharmaceuticals, Inc., a private biotechnology company. Dr. Lawlis co-founded and served as President and CEO of Itero Biopharmaceuticals, Inc. from 2006 until it discontinued operations in August 2011. Dr. Lawlis served as President and CEO of Aradigm Corporation, a pharmaceutical company, from August 2004 to August 2006, and served on its board from February 2005 to August 2006, continuing in both capacities until August 2006. Dr. Lawlis previously served as Aradigm’s President and Chief Operating Officer from June 2003 to August 2004 and its Chief Operating Officer from November 2001 to June 2003. Prior to his time at Aradigm, Dr. Lawlis co-founded Covance Biotechnology Services, a contract biopharmaceutical manufacturing operation, and served as its President and CEO from 1996 to 1999, and as its Chairman from 1999 to 2001, when it was sold to Diosynth RTP, Inc., a division of Akzo Nobel, NV. From 1981 to 1996, Dr. Lawlis was employed at Genencor, Inc., a biotechnology company, and Genentech, Inc. His last position at Genentech, Inc. was Vice President of Process Sciences. Dr. Lawlis serves on the boards of two public biopharmaceutical companies: Aeglea BioTherapeutics, Inc. and Geron Corporation. He previously served on the board of Coherus Biosciences, Inc. from January 2004 until June 2019. Dr. Dr. Lawlis holds board positions at two private companies, AbSci, LLC and Reform Biologics LLC, and he serves as an advisor to Phoenix Venture Partners, a venture capital firm focusing on manufacturing technologies and material sciences technologies. He also serves on the Manufacturing Advisory Board of Allakos, Inc., Pyxis Oncology and he advises W.L. Gore and Associates. Dr. Lawlis holds a B.A. in microbiology from the University of Texas at Austin, and a Ph.D. in Biochemistry from Washington State University.

Age 70 Director Since June 2007 Director, Aeglea BioTherapeutics, Inc.; Director, Geron Corporation

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PROPOSAL 1 ELECTION OF DIRECTORS

RICHARD A. MEIER

The Board has nominated Mr. Meier for his extensive experience in finance and accounting, capital markets, managing large organizations in the healthcare field and information technology.

Richard A. Meier joined our Board in December 2006 and has served as our Lead Independent Director since June 2015. Since November 2019, Mr. Meier has served as Executive Vice President and CFO of Intersect ENT, Inc., a public medical technology company. Mr. Meier served as President-International and Executive Vice President and CFO of Owens & Minor, Inc., a global healthcare services company, from July 2015 to July 2018, and was Executive Vice President and CFO of Owens & Minor, Inc. from March 2013 to July 2015. Prior to joining Owens & Minor, Mr. Meier was an Executive Vice President and CFO at TeleFlex, Incorporated, a global medical device company from January 2010 through March 2012. Mr. Meier served as President and Chief Operating Officer of Advanced Medical Optics, a global ophthalmic medical device company that was acquired by Abbott in February 2009, from November 2007 to May 2009. Beginning in April 2002 through November 2007, Mr. Meier served continuously as Advanced Medical Optics’ CFO, while serving in a variety of additional senior operating roles including Chief Operating Officer. Prior to joining Advanced Medical Optics, Mr. Meier was the Executive Vice President and CFO of Bausch Health Companies, Inc. (BHC) (formerly Valeant Pharmaceuticals, Inc. and ICN Pharmaceuticals, Inc.), from October 1999 to April 2002, and Senior Vice President & Treasurer from May 1998 to October 1999. Before joining BHC, Mr. Meier was an executive with the investment banking firm of Schroder & Co. Inc. in New York, from 1996. Prior to Mr. Meier’s experience at Schroder & Co., he held various financial and banking positions at Salomon Smith Barney, Manufacturers Hanover Corporation, Australian Capital Equity, and Greyhound Lines, Inc. Mr. Meier is a member of the Supervisory Board of Syntellix AG, a private medical technology company, and he was a Director of Staar Surgical Inc., an ophthalmic medical device company, from 2009 through June 2016, where he also served on the Governance, Compensation and Audit Committees. Mr. Meier holds a B.A. in economics from Princeton University.

Age 62 Director Since December 2006 Executive Vice President and CFO, Intersect ENT, Inc.; Partner, AtlasRock&Co.

DAVID E.I. PYOTT, M.D. (HON.)

The Board has nominated Dr. Pyott for his extensive experience in managing global multi-specialty healthcare companies and marketing, research and development, international regulatory requirements and business development in the pharmaceutical and biotechnology industry.

David E.I. Pyott, M.D. (Hon.), joined our Board in January 2016. From 1998 to March 2015, Dr. Pyott served as CEO of Allergan, Inc., a global pharmaceutical company. Prior to Allergan, Dr. Pyott served as the Head of the Novartis Nutrition Division and as a member of the Executive Committee of Switzerland-based Novartis AG. Dr. Pyott serves on the boards of Alnylam Pharmaceuticals, Inc., a public biotechnology company and Pliant Therapeutics, Inc., a public biopharmaceutical company, and he is a member of the Supervisory Board of Royal Philips in the Netherlands, a public diversified health and technology company. Dr. Pyott is Deputy Chairman of the Governing Board of the London Business School, is a member of the Board of Trustees of the California Institute of Technology and President of the Ophthalmology Foundation. Dr. Pyott formerly served as Lead Director at Avery Dennison Corporation, a public global labeling and packaging materials company, through April 23, 2020. Dr. Pyott holds a Diploma in International and European Law from the Europa Institute at the University of Amsterdam, an Honorary Degree in Medicine and a Master of Arts degree from the University of Edinburgh, and a Master of Business Administration degree from the London Business School.

Age 68 Director Since January 2016 Director, Alynlam Pharmaceuticals, Inc.; Director, Pliant Therapeutics, Inc.; Supervisory Board Member, Royal Philips in the Netherlands

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PROPOSAL 1 ELECTION OF DIRECTORS

DENNIS J. SLAMON, M.D., PH.D.

The Board has nominated Dr. Slamon for his extensive experience in clinical trial research, personalized medicine, hematology and oncology studies as well as research and development in translating basic science discoveries into new clinical therapies and novel drug strategies.

Dennis J. Slamon, M.D., Ph.D., joined our Board in March 2014. Dr. Slamon has served as director of Clinical/Translational Research at UCLA’s Jonsson Comprehensive Cancer Center since June 1995 and has served as leader of the Revlon/UCLA Women’s Cancer Research Program at UCLA since its establishment in 1991. Since May 1996, Dr. Slamon has been a professor of medicine and Chief of the Division of Hematology/Oncology in the UCLA Department of Medicine and executive vice chair for research for UCLA’s Department of Medicine. He also serves as director of the medical advisory board for the National Colorectal Cancer Research Alliance, a research and fund- raising organization that promotes advances in the treatment of colorectal cancer, and he is member of the board of Translational Research in Oncology, a global, non-profit, academic clinical research organization. Dr. Slamon was awarded the 2019 Lasker-DeBakey Clinical Medical Research Award for the development of a breast cancer drug. A 1970 B.A. honors graduate in biology from Washington & Jefferson College and a 1975 graduate of the University of Chicago Pritzker School of Medicine, Dr. Slamon earned his Ph.D. in cell biology that same year. He completed his internship and residency at the University of Chicago Hospitals and Clinics, becoming chief resident in 1978. One year later, he became a fellow in the Division of Hematology/Oncology at UCLA where he currently serves on the faculty of medicine.

Age 73

Director Since

March 2014

Professor of Medicine, UCLA Department of Medicine; Director, Clinical/Translational Research at UCLA’s Jonsson Comprehensive Cancer Center; Director, Revlon/UCLA Women’s Cancer Research Program

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PROPOSAL 1 ELECTION OF DIRECTORS

Board Diversity Matrix

The following Board Diversity Matrix presents our Board diversity statistics as of April 12, 2022, in accordance with Nasdaq Rule 5606, as self-disclosed by our directors. For more information regarding the diversity and composition of our Board, see the “Proxy Overview— Board Diversity and Composition” section of this Proxy Statement.

Part I: Gender Identity	Female	Male	Non-Binary	Decline to Disclose
Directors (11 total)	3	8	—	—
Part II: Demographic Background	Female	Male	Non-Binary	Decline to Disclose
Asian	1	1	—	—
White	2	7	—	—

Director Independence

The Board has affirmatively determined that, except for Mr. Bienaimé, all of our current directors are independent within the meaning of the applicable listing standards of The Nasdaq Stock Market LLC (Nasdaq) and relevant securities and other laws, rules and regulations regarding the definition of “independent” (the Independent Directors). There are no family relationships between any of our directors and any of our executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE NAMED IN PROPOSAL 1.

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PROPOSAL 1 ELECTION OF DIRECTORS

Identifying and Evaluating Candidates for Director

The CGN Committee uses a variety of methods for identifying and evaluating nominees for director. The CGN Committee, in consultation with the Chair and Lead Independent Director, regularly assesses the composition of the Board and each committee of the Board to evaluate its effectiveness and whether or not changes should be considered to either the Board or any of the committees. The full Board annually determines the diversity of specific skills and characteristics that could improve the overall quality and ability of the Board to carry out its oversight of the Company and other functions.

Since July 2019, the Board added three directors with expertise and skills well matched for BioMarin’s plans for significant growth and future commercial products with larger patient populations. Ms. Anderson and Mr. Alles are two veteran executives of large biopharmaceutical companies, having served as senior executives at Johnson & Johnson and Celgene Corporation, respectively. Dr. Ho is a former Goldman Sachs partner and executive in the life sciences industry who brings deep knowledge of the healthcare industry and finance to the BioMarin Board.

The Board has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight of our Company. The Board believes that it should be composed of persons with skills and experience in areas such as:

●  biotechnology and pharmaceutical organizations (management, business development, sales & marketing);

●  clinical trial research;

●  finance and accounting;

●  manufacturing biotechnology and other pharmaceutical products;

●  U.S. and international drug regulatory processes;

●  intellectual property matters;

●  compensation and corporate governance matters; and

●  research and development.

In September 2018, the Board formalized its long-standing practice of considering women and minority candidates for open director positions by amending the Corporate Governance Principles to require that:

●  the Board consider the diversity of specific skills and characteristics (including, without limitation, areas of expertise, race, ethnicity and gender) necessary for the optimal functioning of the Board over both the short and long term; and

●  the CGN Committee, and any search firm that it engages, include women and minority candidates in the pool from which the Board selects candidates for director.

Since formally adopting this policy, the Board has added two female directors, one of whom is also an underrepresented minority.

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PROPOSAL 1 ELECTION OF DIRECTORS

The Board’s process for identifying and evaluating nominees for director is detailed below:

1	IDENTIFY SEARCH CRITERIA
● The first step in the general process is to identify the type of candidate the CGN Committee may desire for a particular opening, including establishing the specific target skill areas, experiences and backgrounds that are to be the focus of the director search.

2	IDENTIFY DIRECTOR CANDIDATES

●  Once the target characteristics are identified, the CGN Committee determines the best method for finding a candidate who satisfies the specified criteria.

●  The CGN Committee may consider candidates recommended by management, by the members of the CGN Committee, the Board, and stockholders, or the CGN Committee may engage a third party to conduct a search for possible candidates.

3	STOCKHOLDER RECOMMENDATIONS

●  In considering candidates submitted by stockholders, the CGN Committee will take into consideration the needs of the Board and the qualifications of the candidate.

●  Any stockholder recommendations submitted for consideration by the CGN Committee should include verification of the stockholder status of the person submitting the recommendation and the recommended candidate’s name and qualifications for Board membership and be addressed to the Board, at 105 Digital Drive, Novato, CA 94949, c/o G. Eric Davis, Executive Vice President, General Counsel and Secretary.

4	COMPREHENSIVE CANDIDATE REVIEW

●  Once candidates are identified, the CGN Committee conducts an evaluation of qualified candidates.

●  The evaluation generally includes interviews as well as background and reference checks.

●  There is no difference in the evaluation process for a candidate recommended by a stockholder as compared to the evaluation process for a candidate identified by any of the other means.

●  While the CGN Committee has not established specific minimum criteria for a candidate, it has established important factors to consider in evaluating a candidate. These factors include:

	● independence ● lack of potential conflicts of interest ● strength of character ● mature judgment ● business understanding ● experience with the pharmaceutical and/ or biotechnology industries	● career specialization ● relevant technical skills ● diversity ● availability and level of interest ● capacity to devote time to Board activities ● ability to fill a present need on the Board

5	RECOMMENDATION TO THE BOARD
● If the CGN Committee determines that a candidate should be nominated as a candidate for election to the Board, the candidate’s nomination is then recommended to the full Board, and the directors may in turn conduct their own review to the extent they deem appropriate.

6	BOARD APPOINTMENT
● When the Board has agreed upon a candidate, such candidate is recommended to the stockholders for election at an Annual Meeting of Stockholders or appointed as a director by a vote of the Board as appropriate.

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Stockholder Nominations

In addition, our Amended and Restated Bylaws (Bylaws) permit stockholders to nominate directors (i) for inclusion in our proxy materials and consideration at an Annual Meeting of Stockholders pursuant to our proxy access bylaw and (ii) for consideration at an Annual Meeting of Stockholders without being included in our proxy materials. For a description of the process for nominating directors in accordance with our Bylaws, see the section of this Proxy Statement titled, “Additional Information–Questions and Answers about these Proxy Materials and Voting,” including the information under the headings, “How can I recommend a director nominee for consideration by the CGN Committee?” and “When are other proposals and director nominations for next year’s Annual Meeting due?”

The Board’s Roles and Responsibilities

This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Principles, the charters of the committees of the Board and our Global Code of Conduct and Business Ethics described below may be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Alternatively, you can request a copy of any of these documents free of charge by writing to: G. Eric Davis, Executive Vice President, General Counsel and Secretary, c/o BioMarin Pharmaceutical Inc., 105 Digital Drive, Novato, CA 94949. Information on our website is NOT incorporated by reference in this Proxy Statement.

NEW LOWER LIMIT ON NUMBER OF OTHER BOARDS

Our directors acknowledge the significant time commitment required to effectively carry out their responsibilities as BioMarin Board members. In recognition of their commitment to serving on BioMarin’s Board and the ever-increasing complexity of oversight expected of directors, our Board amended the Company’s Corporate Governance Principles in December 2021 to further limit the number of public company boards on which a BioMarin director may serve. For directors without a full-time job, the limit was decreased from five to four public company boards (including the BioMarin Board). A director who serves on the board of a private company that subsequently becomes public, and as a result, serves on more than four public company boards, may have a six-month transition period beginning on the date the private company became public to come into compliance with the limit. Other limits for directors with full-time jobs and those serving as chairs of audit committees remain.

Board Leadership Structure

The Board believes that it is important to retain the flexibility to allocate the responsibilities of the offices of Chair of the Board (Chair) and CEO in any manner that it determines to be in the best interests of the Company and its stockholders. Accordingly, our Corporate Governance Principles specifically reserve for the Board the right to vest the responsibilities of Chair and CEO in the same individual. The Board reviews its leadership structure periodically as part of its annual self-assessment process. In addition, the Board continues to monitor developments in corporate governance as well as the approaches of our peers.

The Board periodically reviews its leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, and other relevant factors to better align the operational leadership of the Company. Based on such review, the Board believes that combining the Chair and CEO positions under the leadership of Jean-Jacques Bienaimé is in the best interests of the Company and its stockholders. This determination is based on the Board’s strong belief that, as the individual with primary responsibility for managing the Company’s day-to-day operations and with extensive knowledge and understanding of the Company, combining the roles of Chair and CEO in Mr. Bienaimé creates a clear line of authority that promotes decisive and effective leadership, both within and outside the Company. In making this judgment, the Board took into account its evaluation of Mr. Bienaimé’s performance as CEO and as a current member of the Board, his positive relationship with the other directors, his vast expertise in the biopharmaceutical industry and proven track record of successful leadership, and the strategic perspective he would bring to the role of Chair. Mr. Bienaimé has served as Chair since the 2015 Annual Meeting.

The Chair is responsible for:

●  calling meetings of the Board;

●  presiding at meetings of the Board;

●  approving Board meeting schedules and meeting agendas, in consultation with the Lead Independent Director;

●  approving Board meeting materials, in consultation with the Lead Independent Director; and

●  being available for consultation with major stockholders.

The Board recognizes the importance of having a Board structure that will continue to promote the appropriate exercise of independent judgment by the Board. Due to the combined roles of Chair and CEO under Mr. Bienaimé, the Board also appoints a Lead Independent Director to serve as a liaison between the CEO and the Independent Directors, and to facilitate discussions and deliberation among the Independent Directors in fulfilling their oversight responsibilities for the Company.

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The Lead Independent Director coordinates the activities of the other Independent Directors and performs such other duties and responsibilities as the Board may determine. The Lead Independent Director Charter can be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is NOT incorporated by reference in this Proxy Statement.

As outlined in the Lead Independent Director Charter, the Lead Independent Director is responsible for:

●  presiding at all meetings of the Board at which the Chair is not present, including executive sessions of the Independent Directors;

●  serving as the principal liaison between the Chair and the Independent Directors;

●  approving meeting agendas for the Board, in consultation with the Chair;

●  approving the frequency of Board meetings and meeting schedules in consultation with the Chair, assuring there is sufficient time for discussion of all agenda items;

●  working in collaboration with the CGN Committee and the Chair to recommend selection for the membership and chair position for each Board committee;

●  interviewing, along with the chair of the CGN Committee, all director candidates and making recommendations to the CGN Committee;

●  being available, when appropriate, for consultation and direct communication with stockholders; and

●  on an annual basis, in consultation with the Independent Directors, reviewing the Lead Independent Director Charter and recommending to the Board for approval any modifications or changes.

The Lead Independent Director Charter also grants the Lead Independent Director the authority to:

●  call meetings of the Independent Directors or meetings of the Board;

●  retain outside advisors and consultants who report directly to the Board on Board-wide issues; and

●  select, retain and consult with outside counsel and other advisors as the Lead Independent Director deems appropriate, at the Company’s sole expense.

The Lead Independent Director is elected annually by a majority vote of the Independent Directors if the offices of Chair and CEO are held by the same person. In 2021, the Independent Directors determined that Richard A. Meier will continue to serve as the Lead Independent Director.

The Board, including each of its committees, also has complete and open access to any member of the Company’s management and the authority to retain independent advisors as the Board or such committee deems appropriate. Moreover, the Board holds regular executive sessions of the Independent Directors. In addition, all members of the Audit Committee, the CGN Committee, the Compensation Committee and the Science and Technology Committee are Independent Directors, and the committee chairs have authority to hold executive sessions without management and non-Independent Directors present.

Role of the Board in Risk Oversight

The Board is actively involved in the oversight of risks that could affect us. This oversight is conducted primarily through committees of the Board, but the full Board has retained responsibility for general oversight of risks. The Audit Committee oversees risks related to our financial statements, the financial reporting process, accounting, investments, access to capital, currency risk and hedging programs, information security (including risks related to cyber security) and data protection. The Audit Committee meets periodically with management to review our major financial risk exposures and the steps management has taken to monitor and control such exposures and is responsible for reviewing legal proceedings, litigation contingencies and other risks and exposures and compliance that could materially affect our financial statements. The CGN Committee oversees and evaluates compliance by the Board and management with our Corporate Governance Principles, Global Code of Conduct and Business Ethics and our global Corporate Compliance and Ethics Program and reviews the Company’s risk management procedures for those areas deemed appropriate by the CGN Committee. The Compensation Committee reviews our incentive compensation arrangements to determine whether they encourage excessive risk taking, reviews and discusses at least annually the relationship between our risk management policies and practices and compensation, evaluates compensation policies and practices that could mitigate any such risk. The Science and Technology Committee annually reviews risks related to intellectual property protection and procedures. The Board satisfies this responsibility through full reports by each committee chair regarding such committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks. For example, the full Board receives an annual update from the Chief Information Officer regarding cyber security risks and steps taken to mitigate such risks.

The full Board and the Audit Committee receive regular updates on key enterprise risks throughout the year. In 2021, management completed a global enterprise risk assessment (ERA) focusing on risks that may directly impact BioMarin achieving its core business and strategic objectives. The Audit Committee is responsible for monitoring the ERA process, while the full Board reviews the results of the ERA. The ERA process is global in nature and has been developed to identify and assess BioMarin’s current and emerging risks, including the nature of risks, as well as to identify steps to mitigate and manage each risk. The ERA process is supported by a cross-functional global steering committee that seeks input and perspective from key employees, managers, and senior leadership across the organization. The ERA also involves holding discussions of risk mitigation strategies with process owners and subject matter experts. The Audit Committee and full Board receive updates to ensure appropriate risk mitigation plans are implemented to monitor and manage risks.

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Talent Management Succession Planning

Our Board regularly reviews short- and long-term succession plans for the CEO and for other senior management positions. Our executive leadership conducts annual performance assessments that include succession plans for each of our senior management positions. These succession plans are reviewed and approved by our CEO and the details of these succession plans, including potential successors of our executive officers are presented to the full Board.

RECENT SUCCESSFUL SUCCESSIONS

Recently, we successfully transitioned two senior executive positions: After an extensive external search in 2020, Dr. Greg Guyer was selected as our Chief Technical Officer and Executive Vice President of Global Manufacturing and Technical Operations to succeed Dr. Robert Baffi, who first joined BioMarin in 2000 and was our former President of Global Manufacturing and Technical Operations. Also in 2020, Mr. Brian Mueller, who first joined BioMarin in 2002 and was our former Senior Vice President, Finance and Chief Accounting Officer, succeeded Mr. Daniel Spiegelman as Executive Vice President, Finance and CFO.

Stockholder Communications with the Board of Directors

Our relationship with our stockholders is an important part of our corporate governance program. Engaging with our stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings, which have generally been held via a virtual format during the COVID-19 pandemic. Stockholders are generally able to listen to investor conferences via our website. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases, and our website. Our conference calls for quarterly earnings releases are open to all. These calls are available in real time and as archived webcasts on our website for a period of time. We also seek stockholder views on governance and other matters throughout the year, concentrating our efforts on our largest stockholders.

We continue to engage constructively with stockholders, and in recent years management has reached out to a large number of our top non-affiliated stockholders annually. For details regarding our stockholder outreach efforts specific to 2021 and early 2022, please see the “Proxy Overview—Stockholder Engagement” and “Compensation Discussion and Analysis — Recent Say-on-Pay Vote and Stockholder Feedback” sections of this Proxy Statement.

The Board has adopted a process for stockholders and others to send communications to the Board or any director. All such communications should be sent by mail addressed to the Board or any particular director at 105 Digital Drive, Novato, CA 94949, c/o G. Eric Davis, Executive Vice President, General Counsel and Secretary. All communications received by Mr. Davis will be sent directly to the Board or any particular director to whom such communication was addressed.

Committees of the Board of Directors

The Board has a number of committees that perform certain functions for the Board. The standing committees of the Board that meet regularly are the Audit Committee, the Compensation Committee, the CGN Committee and the Science and Technology Committee. Below is a description of each standing committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq listing standards and relevant securities and other laws, rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to our Company.

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AUDIT COMMITTEE Chair: Robert J. Hombach Members: Mark J. Alles, Elaine J. Heron, Ph.D., Maykin Ho, Ph.D. Meetings Held in 2021: 9

The Board has a separately designated standing Audit Committee established in accordance with the rules of the SEC and Nasdaq. The Audit Committee is responsible for overseeing our accounting and financial reporting processes, internal control and financial risk management systems, internal and external audit functions and the audit of our financial statements, including reviewing:

● financial information; ● our systems of internal accounting and financial controls; ● the annual independent audit of our financial statements; and
● the qualifications, independence and performance of our independent outside auditors for the purpose of preparing or issuing an audit report or performing other audit, review and attest services.

Among other duties and responsibilities, the Audit Committee:

●  reviews and discusses with management and the independent auditors our annual and quarterly financial statements, and as appropriate, our disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports to be filed with the SEC, earnings press releases and the substance of the financial information and earnings guidance provided to analysts and ratings agencies;

●  determines whether to recommend to the Board inclusion of the audited financial statements in our Form 10-K filing;

●  at the completion of the annual audit, reviews with management and the independent auditors the independent auditors’ audit and its report on the financial statements and internal control over financial reporting, comments and recommendations of the independent auditors, any significant changes in the auditors’ initial audit plan, and other matters related to the audit;

●  reviews legal proceedings, litigation contingencies, information technology and security risks and other risks and exposures that could materially affect the financial statements and meets periodically with management to review our major financial risk exposures and the steps management has taken to monitor and control such exposures;

●  reviews the independence of our auditors and appoints and, where appropriate, replaces our independent auditors;

●  approves all arrangements and fees for work, including all audit, review and attest services and non-audit services, to be performed by the independent auditors’ firm prior to the commencement of the engagement;

●  reviews with the independent auditors and, if appropriate, management, any management or internal control letter issued or proposed to be issued by the independent auditors and management’s response to such letter;

●  reviews with management and any registered public accounting firm engaged to perform review or attest services, any material conflicts or disagreements between management and such accounting firm regarding financial reporting, accounting practices or policies or other matters;

●  reviews with the independent auditors that firm’s assessment of our financial staff (including internal audit) and the adequacy and effectiveness of our financial and accounting internal controls;

●  establishes and oversees procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

●  review and approve in advance or ratify all related party transactions in accordance with the Company’s Corporate Governance Principles.

The Audit Committee is currently composed of four directors: Mr. Hombach (Chair), Mr. Alles, Dr. Heron, and Dr. Ho. The Board annually reviews the Nasdaq listing standards’ definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Nasdaq Listing Rules 5605(c)(2)(A)(i) and (ii)). The Board has determined that Mr. Hombach qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Hombach’s level of knowledge and experience based on a number of factors, including his prior experience as the CFO of public companies and his experience and education in finance. In making this determination with respect to Mr. Hombach, the Board relied on his past business experience. Please see the description of the business experience for Mr. Hombach under the heading “Nominees for Director.”

The Audit Committee is governed by a written charter adopted by the Board. The Audit Committee Charter can be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The charter of the Audit Committee grants the Audit Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Audit Committee considers necessary or appropriate in the performance of its duties.

As required by its charter, the Audit Committee conducts a self-evaluation at least annually. The Audit Committee also periodically reviews and assesses the adequacy of its charter, including the Audit Committee’s role and responsibilities, and recommends any proposed changes to the Board for its consideration.

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COMPENSATION COMMITTEE Chair: Elizabeth McKee Anderson Members: Elizabeth McKee Anderson, Robert J. Hombach, V. Bryan Lawlis, Ph.D., David E.I. Pyott, M.D. (Hon.) Meetings Held in 2021: 7

The Compensation Committee is responsible for:

●  reviewing and recommending to the Board changes to the compensation of our CEO and approving the compensation for executives who report directly to the CEO;

●  assisting the Board in its oversight of the development, implementation and effectiveness of our policies and strategies relating to our human resources function;

● overseeing our incentive compensation plans and equity-based plans; and ● preparing any report on executive compensation required by applicable rules and regulations.

Among other duties and responsibilities, the Compensation Committee:

●  makes recommendations to the Board as to our general compensation philosophy and oversees the development and implementation of compensation programs (including salary, long-term incentives, bonuses, perquisites, equity incentives, severance arrangements, change of control related arrangements and other related benefits and benefit plans);

●  makes recommendations to the Board regarding corporate performance goals and objectives relevant to the compensation of the CEO and sets performance goals and objectives relevant to the compensation of executives who report directly to the CEO and other senior management, and the type and amount of compensation (including any new compensation programs);

●  evaluates, at least annually, the performance of the CEO relative to Board-approved goals and objectives, and recommends to the Board the CEO’s compensation and other terms of his or her employment based on this evaluation, and approves the compensation of executives who report directly to the CEO;

●  considers the results of the most recent say-on-pay vote in reviewing and making recommendations to the Board with respect to our incentive compensation plans and equity-based plans;

●  reviews material compensation programs applicable to our employees generally;

●  reviews and makes recommendations to the Board regarding compensation for non-employee members of the Board;

●  oversees all incentive compensation plans and equity-based plans and discharges any responsibilities imposed on the Committee by these plans;

●  discusses with management periodically, as it deems appropriate, reports from management regarding the development, implementation and effectiveness of our policies and strategies relating to its human resources function and our regulatory compliance with respect to compensation matters;

●  reviews and periodically approves the benefits and perquisites provided to the CEO and other senior management, as well as the employment, severance and change in control agreements relating to the CEO and other senior management;

●  reviews our incentive compensation arrangements to determine whether they encourage excessive risk-taking, and reviews and discusses at least annually the relationship between our risk management policies and practices and compensation;

●  reviews and recommends to the Board for approval the frequency with which we will conduct say-on-pay votes; and

●  produces and provides to the Board an annual report of the Committee on executive compensation for inclusion in our annual proxy statement in accordance with applicable rules and regulations.

The Compensation Committee is currently composed of four directors: Ms. Anderson (Chair), Mr. Hombach, Dr. Lawlis and Dr. Pyott. The Board has determined that all members of our Compensation Committee are independent (as independence is currently defined in Nasdaq Listing Rule 5605(a)(2)).

The Compensation Committee is governed by a written charter adopted by the Board. The Compensation Committee Charter can be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Information regarding consultants engaged by the Compensation Committee is provided in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Under the Compensation Committee Charter, the Compensation Committee may, in its discretion, delegate its duties to a subcommittee or to the Chair of the Compensation Committee.

As required by its charter, the Compensation Committee conducts a self-evaluation at least annually. The Compensation Committee also periodically reviews and assesses the adequacy of its charter, including the Compensation Committee’s role and responsibilities, and recommends any proposed changes to the Board for its consideration.

The performance and compensation process and specific determinations of the Compensation Committee with respect to executive compensation for 2021 and certain elements of compensation for 2021 are described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.

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Compensation Committee Interlocks and Insider Participation

During 2021, the Compensation Committee was composed of Ms. Anderson (Chair), Mr. Hombach, Dr. Lawlis and Dr. Pyott. Mr. Michael Grey, a former director who resigned in accordance with our Director Resignation Policy following the 2021 Annual Meeting, also served as Chair of the Compensation Committee until his Board service ended. No member of our Compensation Committee has ever been an executive officer or employee of us or any of our subsidiaries. None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee. During 2021, no members of our Compensation Committee had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related party transactions.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE Chair: Elaine J. Heron, Ph.D. Members: Elizabeth McKee Anderson, Willard Dere, M.D., David E.I. Pyott, M.D. (Hon.) Meetings Held in 2021: 4

The CGN Committee is responsible for:

●  overseeing the composition of the Board to ensure that qualified individuals meeting the criteria of applicable rules and regulations serve as members of the Board and its committees;

●  overseeing the development and implementation of corporate governance principles, policies, codes of conduct and codes of ethics relating to the operation of the Board and its committees;

● making recommendations to the Board regarding such corporate governance issues; and ● keeping informed on issues related to corporate responsibility.

Among other duties and responsibilities, the CGN Committee:

●  identifies, reviews and evaluates individuals qualified to serve on the Board consistent with criteria approved by the Board as vacancies arise and seeks out nominees to enhance the diversity, expertise and independence of the Board;

●  considers and assesses the independence of directors, including whether a majority of the Board continue to be independent from management in both fact and appearance, as well as within the meaning prescribed by the listing standards of Nasdaq;

●  recommends potential director nominees for selection by the Board;

●  considers recommendations for Board nominees and proposals appropriately submitted by our stockholders;

●  develops and recommends to the full Board corporate governance policies, requirements, criteria and procedures, including policies and procedures to facilitate stockholder communications with the Board;

●  performs an annual evaluation of the Board and each committee of the Board;

●  makes recommendations to the full Board concerning the appropriate size and needs of the Board, including regarding committees of the Board to be maintained or created and chairmanship and membership of the Board committees;

●  at least annually, reviews and assesses our Corporate Governance Principles applicable to the Board and the Company and recommends to the Board from time to time any amendments to such principles;

●  reviews and assesses our Global Code of Conduct and Business Ethics and Corporate Compliance and Ethics Program and recommends to the Board from time to time any amendments to such code and program;

●  oversees and evaluates compliance by the Board and our management with our Corporate Governance Principles, Global Code of Conduct and Business Ethics and Corporate Compliance and Ethics Program

●  reviews and approves all board memberships for a for-profit company, other commercial entity, or advisory board, for our CEO and other executive officers and directors, to assess whether such proposed membership creates or has the potential to create either a conflict of interest or an appearance of one

●  implements, in conjunction with the Audit Committee, the internal audit function;

●  establishes a toll-free telephone number for employees to anonymously report complaints relating to financial fraud, environmental hazards, illegal or unfair employment practices, and unethical behavior;

●  reviews our non-financial risk management procedures for those areas deemed appropriate by the Committee; and

●  recommends guidelines to the Board for corporate succession planning as it relates to our CEO, if appropriate.

A detailed discussion of the CGN Committee’s procedures for recommending candidates for election as a director appears above under the caption “Identifying and Evaluating Candidates for Director.”

The CGN Committee is currently composed of four directors, each of whom is “independent” under the listing standards of Nasdaq. The members of the CGN Committee are Dr. Heron (Chair), Ms. Anderson, Dr. Dere and Dr. Pyott.

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The CGN Committee is governed by a written charter adopted by the Board. The CGN Committee Charter and our Corporate Governance Principles can be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The CGN Committee Charter complies with the guidelines established by Nasdaq. The charter of the CGN Committee grants the CGN Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the CGN Committee considers necessary or appropriate in the performance of its duties.

As required by its charter, the CGN Committee conducts a self-evaluation at least annually. The CGN Committee also periodically reviews and assesses the adequacy of its charter, including the CGN Committee’s role and responsibilities, and recommends any proposed changes to the Board for its consideration.

SCIENCE AND TECHNOLOGY COMMITTEE Chair: Willard Dere, M.D. Members: Elaine J. Heron, Ph.D., Maykin Ho, Ph.D., V. Bryan Lawlis, Ph.D., Dennis J. Slamon, M.D., Ph.D. Meetings Held in 2021: 3

The Science and Technology Committee is responsible for assisting the Board in overseeing our operations. Among other duties and responsibilities, the Science and Technology Committee:

● reviews matters relating to scientific capabilities and programs and reports to the Board regarding such review in order to help facilitate the Board’s oversight of our scientific technology, intellectual property portfolio and strategy and help promote our effective decision-making on science;

●  reviews and considers management’s decisions regarding the allocation, deployment, utilization of, and investment in our scientific assets; and

●  reviews and considers management’s decisions regarding acquiring or divesting scientific technology or otherwise investing in research or development programs.

The Science and Technology Committee is currently composed of five directors: Dr. Dere (Chair), Dr. Heron, Dr. Ho, Dr. Lawlis and Dr. Slamon.

The Science and Technology Committee is governed by a written charter adopted by the Board. The Science and Technology Committee Charter can be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The charter of the Science and Technology Committee grants it the resources and authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate in the performance of its duties and responsibilities.

As required by its charter, the Science and Technology Committee conducts a self-evaluation at least annually. The Science and Technology Committee also periodically reviews and assesses the adequacy of its charter, including the Science and Technology Committee’s role and responsibilities, and recommends any proposed changes to the Board for its consideration.

Board Processes

Meetings of the Board of Directors

The Board oversees our business. It establishes overall policies and standards and reviews the performance of management. During the fiscal year ended December 31, 2021, the Board held five meetings. Each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

Executive Sessions

Applicable Nasdaq listing standards require that the Independent Directors meet from time to time in executive session. In fiscal year 2021, our Independent Directors met in regularly scheduled executive sessions at which only Independent Directors were present.

Attendance at Annual Meeting

It is our policy to request that all Board members attend the Annual Meeting of Stockholders. However, we also recognize that attendance by all directors is not always possible. All 11 of the 11 director nominees for the 2021 Annual Meeting of Stockholders attended such meeting.

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Other Board Governance Information

Global Code of Conduct and Business Ethics

The CGN Committee regularly reviews our Global Code of Conduct and Business Ethics, which is applicable to all employees and directors, including our CEO, CFO, other executive officers and senior financial personnel. A copy of our Global Code of Conduct and Business Ethics is available in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is NOT incorporated by reference in this Proxy Statement. If we make any substantive amendments to our Global Code of Conduct and Business Ethics or grant any waiver from a provision of our Global Code of Conduct and Business Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website in accordance with the requirements of Item 5.05 of Form 8-K.

Transactions with Related Persons, Promoters and Certain Control Persons

Since January 1, 2021, there has not been nor is there currently proposed any transaction or series of similar transactions to which we or one or more of our subsidiaries were or are to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest other than compensation agreements and other arrangements, which are described elsewhere in this Proxy Statement.

Review, Approval, and Ratification of Transactions with Related Parties

Our Audit Committee has primary responsibility for reviewing and approving in advance or ratifying all related party transactions. In conformance with SEC regulations, we define related persons to include our executive officers, our directors and nominees to become a director of our Company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such person has a 5% or greater beneficial ownership interest.

We have several processes that we use to ensure that we identify and review all related party transactions. First, each executive officer is required to notify either our General Counsel or CFO of any potential transaction that could create a conflict of interest, and the General Counsel or CFO is required to notify the Audit Committee of the potential conflict. The directors, CEO, CFO and General Counsel are required to notify the Audit Committee of any potential transaction that could create a conflict of interest. Second, each year, we require our directors and executive officers to complete director and officer questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest.

The Audit Committee reviews related party transactions due to the potential for such transactions to create a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. Our Board or its committees only approve a related party transaction if it is determined that a transaction is in the best interest of the stockholders or is at least not inconsistent with those interests. This includes situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

These policies and procedures are included in our Corporate Governance Principles, which are available in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is NOT incorporated by reference into this Proxy Statement.

Indebtedness of Directors and Executive Officers

We have a policy not to lend money to our directors or executive officers or associates of any director or executive officer. None of our directors or executive officers or associates of any director or executive officer is or at any time since January 1, 2021 has been indebted to us.

2022 Proxy Statement | www.biomarin.com	35

PROPOSAL 1 ELECTION OF DIRECTORS

Summary of Independent Director Compensation

Our directors play a critical role in guiding our strategic direction and overseeing the management of BioMarin. The many responsibilities and risks and the substantial time commitment of being a director require that we provide adequate compensation commensurate with our directors’ workload and opportunity costs. Independent Directors receive a combination of annual cash retainers and RSU grants in amounts that correlate to their responsibilities and levels of Board participation, including service on Board committees. The Board reviews our Independent Director compensation levels and program design biennially for competitiveness against the confirmed executive compensation peer group.

To assist with the Board’s review, an independent compensation consultant (the Compensation Consultant) prepares a comprehensive biannual assessment of our Independent Director compensation program. The assessment includes benchmarking director compensation against the same peer group used for executive compensation purposes, an update in recent trends in director compensation and a review of related corporate governance best practices. Specifically, in 2020 (the most recent year for reviewing Independent Director compensation levels), the Compensation Consultant assessed the competitiveness of our director pay program relative to the 2020 Peer Group (as disclosed in our Proxy Statement for the 2021 Annual Meeting) using a “typical director” profile approach. For this, the Compensation Consultant assumed a “typical director” profile as a director who is a non-chair member of the Audit Committee and the Chair of the Compensation Committee. The Compensation Consultant reviewed our Board and Committee governance structure as well as the total compensation for our non-employee directors relative to members of the 2020 Peer Group. The Compensation Consultant noted that the total compensation for our “typical director” was positioned at approximately the 2020 Peer Group’s median. After reviewing and discussing the Compensation Consultant’s report, the Board determined to maintain the existing director pay structure and levels. Pursuant to the biennial schedule, the Compensation Committee plans to next review Independent Director compensation in the second half of 2022. For more information regarding the Compensation Consultant, see the “Compensation Discussion and Analysis—Compensation Consultant” section of this Proxy Statement.

HIGHLIGHTS

●	To align our directors’ interests with those of our stockholders, the annual equity award granted to non-employee directors, which vests in full on the date immediately prior to the date of the Company’s next regular annual meeting of stockholders (approximately on the one-year anniversary of the grant date), makes up the vast majority of total director compensation.
●	To discourage short-term risk taking, the annual equity award granted to non-employee directors is made in RSUs only and no longer includes stock options.
●	To align director compensation with the duration of Board service, new directors do not receive an initial equity award and instead receive an RSU grant on the same terms as the annual award made on the date of our Annual Meeting of Stockholders, pro-rated to the nearest quarter for the time the new director is expected to serve prior to our next Annual Meeting of Stockholders.
●	The annual cash compensation that the Company pays to its non-employee directors is based on their positions on the Board or the committees of the Board, and the Company does not compensate Board members on a per meeting basis.
●	To align our directors’ interests with those of our stockholders, the Board approved stock ownership guidelines for our directors. In October 2020, the Compensation Committee increased the ownership guideline threshold for our directors to a value of stock equal to or greater than four times their cash retainers, up from three times. See the “Director and Officer Stock Ownership Guidelines” section of this Proxy Statement for a more detailed discussion of our stock ownership guidelines.
●	The compensation levels for our directors (annual equity award and cash compensation) remain unchanged from the amounts reported in our Proxy Statements for the 2020 and 2021 Annual Meetings.
●	We provide an annual limit on non-employee director compensation under the terms of the 2017 Plan.
●	Our only employee director, Mr. Bienaimé, receives no separate compensation for his service as a director or Chair.

36

PROPOSAL 1 ELECTION OF DIRECTORS

Cash Compensation

The following table is a summary of the annual cash compensation payable to the Independent Directors in 2021. Each applicable line item is an additional element of compensation.

Director Position	Annual Cash Compensation(1)
All Independent Directors	$65,000
Independent Chair of the Board (if applicable)(2) (premium in addition to Independent Director membership retainer)	$65,000
Lead Independent Director (premium in addition to Independent Director membership retainer)	$65,000
Audit Committee Member	$13,500
Audit Committee Chair (premium in addition to committee membership retainer)	$13,000
Compensation Committee Member	$10,000
Compensation Committee Chair (premium in addition to committee membership retainer)	$10,000
Corporate Governance and Nominating Committee Member	$8,750
Corporate Governance and Nominating Committee Chair (premium in addition to committee membership retainer)	$10,000
Science and Technology Committee Member	$10,000
Science and Technology Committee Chair (premium in addition to committee membership retainer)	$10,000

(1)	The annual cash compensation that the Company pays to its Board members, other than Mr. Bienaimé, is based on their positions on the Board or the committees of the Board, and the Company does not compensate the Board members on a per meeting basis. The amounts reflected in the table above are unchanged from the amounts reported in the Company’s Proxy Statement for the 2020 and 2021 Annual Meetings.

(2)	The Independent Chair of the Board line item was not applicable in 2021 because the roles of the Chair and CEO were combined under Mr. Bienaimé.

Equity Compensation

The Board uses a “fixed value” equity grant approach rather than a “fixed share” equity grant approach to better manage the board’s equity competitiveness. Consistent with the equity awards granted in 2020 and 2021, on the date of our Annual Meeting of Stockholders, each re-elected director is granted RSUs valued at $400,000, which is converted to a number of shares using a 30-day trailing average closing price of our common stock. For RSUs granted before the date of the 2020 Annual Meeting of Stockholders, the shares of common stock subject to the RSUs vested in full on the one-year anniversary of the grant date, and for RSUs granted on or after the date of the 2020 Annual Meeting of Stockholders, the shares of common stock subject to the RSUs vest in full on the date immediately prior to the date of the Company’s next regular annual meeting of stockholders (approximately on the one-year anniversary of the grant date), in both cases, subject to each respective director providing services to the Company through the vesting date. The annual equity award for a director who has served for less than a year is prorated to the nearest quarter. The RSUs continue to vest only while the director provides services to the Company.

In fiscal year 2021, 46,080 RSUs were awarded to the Independent Directors under our 2017 Plan in connection with annual awards to our directors. Our Board members are eligible to enroll in our Nonqualified Deferred Compensation Plan under which participants may elect to defer all or a portion of their fees and RSU awards otherwise payable to them, and thereby defer taxation of these deferred amounts until actual payment of the deferral amounts in future years. The table below lists actual compensation paid to each of the directors during 2021, other than Mr. Bienaimé, who is also an NEO. Mr. Bienaimé’s compensation is described under the “Executive Compensation” section of this Proxy Statement. Mr. Bienaimé received no additional compensation for serving on our Board in 2021.

2022 Proxy Statement | www.biomarin.com	37

PROPOSAL 1 ELECTION OF DIRECTORS

2021 INDEPENDENT DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Elizabeth McKee Anderson	94,625	397,312	491,937
Willard Dere, M.D.	93,750	397,312	491,062
Michael Grey(3)	47,500	—	47,500
Elaine J. Heron, Ph.D.	107,250	397,312	504,562
Maykin Ho, Ph.D.	88,500	397,312	485,812
Robert J. Hombach	101,500	397,312	498,812
V. Bryan Lawlis, Ph.D.	89,250	397,312	486,562
Richard A. Meier	140,125	397,312	537,437
David E.I. Pyott, M.D. (Hon.)	83,750	397,312	481,062
Dennis J. Slamon, M.D., Ph.D.	75,000	397,312	472,312

(1)	The amounts in this column represent Director fees earned in 2021. Director fees are generally paid quarterly in arrears within four weeks after the close of a quarter. Accordingly, director fees earned in the fourth quarter of 2021 were paid in early 2022.

(2)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (FASB ASC) Topic 718. The grant date fair value of the annual RSU grants made on May 25, 2021 to all directors was $77.60 per share. The aggregate number of shares subject to RSU awards held by the Independent Directors listed in the table above as of December 31, 2021 was as follows:

Name	RSU Awards
Elizabeth McKee Anderson	5,120
Willard Dere, M.D.	5,120
Michael Grey(3)	—
Elaine J. Heron, Ph.D.	5,120
Maykin Ho, Ph.D.	5,120
Robert J. Hombach	5,120
V. Bryan Lawlis, Ph.D.	5,120
Richard A. Meier	5,120
David E.I. Pyott, M.D. (Hon.)	5,120
Dennis J. Slamon, M.D., Ph.D.	5,120

In September 2017, the Board modified the annual equity grant to be awarded in RSUs only, eliminating the stock option component. Accordingly, no stock options were granted to directors during 2021. The aggregate number of shares subject to stock option awards (from stock option grants made prior to September 2017) held by the Independent Directors listed in the table above as of December 31, 2021 was as follows:

Name	Stock Option Awards
Elizabeth McKee Anderson	—(4)
Willard Dere, M.D.	14,790
Michael Grey(3)	27,750
Elaine J. Heron, Ph.D.	34,697
Maykin Ho, Ph.D.	—(4)
Robert J. Hombach	—(4)
V. Bryan Lawlis, Ph.D.	36,250
Richard A. Meier	36,250
David E.I. Pyott, M.D. (Hon.)	13,230
Dennis J. Slamon, M.D., Ph.D.	24,300

(3)	Mr. Grey’s Board service ended on May 25, 2021, the date of the 2021 Annual Meeting of Stockholders.

(4)	Ms. Anderson, Dr. Ho and Mr. Hombach joined the Board after September 2017, when we stopped providing options awards to Independent Directors, so all of their equity awards have been made in RSUs and they have not been granted any stock options.

38

PROPOSAL 2

RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR BIOMARIN

The Audit Committee has selected KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG has served as our independent registered public accounting firm since June 11, 2002. Representatives of KPMG plan to attend the Annual Meeting and will be available to answer appropriate questions from stockholders and, although they do not expect to do so, they will have the opportunity to make a statement if they so desire.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

Independent Registered Public Accounting Firm

The following is a summary of the fees and services provided by KPMG to the Company for fiscal years 2021 and 2020.

Description of Services Provided by KPMG LLP	Year Ended December 31, 2021	Year Ended December 31, 2020
Audit Fees(1):	$2,170,055	$2,911,674
Audit Related Fees(2): These services relate to assurance and related services reasonably related to the performance of the audit or review of financial statements not included in Audit Fees above.	$0	$8,799
Tax Fees(3): These services relate to the preparation of federal, state and foreign tax returns and other filings, as well as to the area of tax strategy and minimizing Federal, state, local and foreign taxes.	$56,280	$18,715
All Other Fees(4):	$5,893	$5,887
Total Fees:	$2,232,228	$2,945,075
(1)	Includes fees for non-routine transactions and comfort letters.
(2)	Reflects fees for assurance services related to a subsidiary pension plan.
(3)	Reflects fees for tax consulting.
(4)	Reflects fees for assurance services not reasonably related to the performance of the audit or review the Company’s financial statements.

The Audit Committee has the sole authority to approve the scope of the audit and any audit related services as well as all audit fees and terms. The Audit Committee must pre-approve any audit and non-audit services provided by our independent registered public accounting firm. The Audit Committee will not approve the engagement of the independent registered public accounting firm to perform any services that the independent registered public accounting firm would be prohibited from providing under applicable securities laws, Nasdaq requirements or Public Company Accounting Oversight Board (PCAOB) rules. In assessing whether to approve the use of our independent registered public accounting firm to provide permitted non-audit services, the Audit Committee strives to minimize relationships that could appear to impair the objectivity of our independent registered public accounting firm. The Audit Committee will approve permitted non-audit services by our independent registered public accounting firm only when it will be more effective or economical to have such services provided by our independent registered public accounting firm than by another firm.

2022 Proxy Statement | www.biomarin.com	39

PROPOSAL 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR BIOMARIN

The Audit Committee annually reviews and pre-approves the statutory audit fees that can be provided to the independent registered public accounting firm. Any proposed services exceeding pre-set levels or amounts requires separate pre-approval by the Audit Committee, although our CFO and Chief Accounting Officer can approve up to an additional $100,000 in the aggregate for global statutory audits. In addition, any pre-approved services for which no pre-approved cost level has been set or which would exceed the pre-approved cost by an amount that would cause the aggregate $100,000 amount to be exceeded must be separately pre-approved by the Audit Committee.

The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee within the guidelines discussed above. The Chair of the Audit Committee is required to inform the Audit Committee of each pre-approval decision at the next regularly scheduled Audit Committee meeting.

All the services provided by KPMG during 2021 were pre-approved in accordance with this policy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

Report of the Audit Committee of the Board of Directors(1)

The Audit Committee has reviewed and discussed the audited financial statements of the Company with management of the Company. In addition, the Audit Committee has discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB. The Audit Committee has received from KPMG the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG the independence of KPMG from the Company and its management. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2021.

Respectfully submitted on March 8, 2022 by the members of the Audit Committee of the Board of Directors:

Robert J. Hombach, Chair
Mark J. Alles
Elaine J. Heron, Ph.D.
Maykin Ho, Ph.D.

(1)	The material in this report is not deemed “soliciting material,” is not deemed “filed” with the SEC, is not subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), and is not to be incorporated by reference into any filing of BioMarin under the Securities Act of 1933, as amended (the Securities Act), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

40

EXECUTIVE OFFICERS

The following table sets forth certain information concerning our executive officers as of March 4, 2022.

Name	Age	Position with BioMarin
Jean-Jacques Bienaimé	68	CEO
Jeff Ajer	59	Executive Vice President and Chief Commercial Officer
G. Eric Davis	51	Executive Vice President, General Counsel and Secretary
Henry J. Fuchs, M.D.	64	President of Worldwide Research & Development
C. Greg Guyer, Ph.D.	60	Chief Technical Officer and Executive Vice President of Global Manufacturing and Technical Operations
Brian R. Mueller	48	Executive Vice President, Finance and CFO

There are no family relationships between any of our directors and any of our executive officers. The biographical information for Mr. Bienaimé is set forth above under “Proposal No. One: Election of Directors – Nominees for Director.”

JEFF AJER

Jeff Ajer joined BioMarin in August 2005 and currently serves as our Executive Vice President and Chief Commercial Officer. From October 2012 to January 2014, Mr. Ajer served as our Senior Vice President and Chief Commercial Officer. From April 2009 to October 2012, Mr. Ajer served as our Vice President, Commercial Operations, The Americas, where he had responsibility for commercial operations throughout the Americas and led product marketing, reimbursement, and sales operations for BioMarin. Prior to joining BioMarin, Mr. Ajer served in various roles at Genzyme Corporation (Genzyme) beginning in November 2003 and lastly as Vice President, Global Transplant Operations from December 2004 to August 2005. Mr. Ajer’s experience prior to Genzyme includes roles in sales, marketing and operations at SangStat Medical Corporation and ICN Pharmaceuticals, Inc. Mr. Ajer received both a B.S. in chemistry and an M.B.A. from the University of California, Irvine. Mr. Ajer is currently a director of Nektar Therapeutics, a public biopharmaceutical company.

Joined BioMarin in August 2005 Executive Vice President and Chief Commercial Officer

G. ERIC DAVIS

G. Eric Davis joined BioMarin in March 2004 and currently serves as our Executive Vice President, General Counsel and Secretary. From December 2005 to March 2016, Mr. Davis served as our Senior Vice President, General Counsel and Secretary and from 2004 to December 2005, Mr. Davis served as our Vice President, General Counsel and Secretary. From 2000 to 2004, Mr. Davis worked in the San Francisco office of Paul Hastings LLP (formerly Paul, Hastings, Janofsky & Walker LLP), where he served on the firm’s national securities practice committee. Mr. Davis has represented public and private companies and venture capital and investment banking firms in a wide range of corporate and securities matters, mergers and acquisitions, strategic alliance matters, and intellectual property-related business transactions. His experience involves a variety of industries, including biotechnology and life sciences. Mr. Davis received a B.A. in political economy from the University of California, Berkeley, and a J.D. from the University of San Francisco School of Law.

Joined BioMarin in March 2004 Executive Vice President, General Counsel and Secretary

2022 Proxy Statement | www.biomarin.com	41

EXECUTIVE OFFICERS

HENRY J. FUCHS, M.D.

Henry J. Fuchs, M.D., joined BioMarin in March 2009 and currently serves as our President of Worldwide Research & Development. From December 2009 to October 2016, Dr. Fuchs served as our Executive Vice President and Chief Medical Officer. From March 2009 to December 2009, Dr. Fuchs served as our Senior Vice President and Chief Medical Officer. From September 2005 until December 2008, Dr. Fuchs served as Executive Vice President and Chief Medical Officer for Onyx Pharmaceuticals Inc., a biopharmaceutical company. Dr. Fuchs served as CEO of Ardea Biosciences, Inc. from January 2003 until June 2005. Dr. Fuchs first joined Ardea Biosciences, Inc. as Vice President, Clinical Affairs in October 1996 and was appointed President and Chief Operating Officer in November 2001. From 1987 to 1996, Dr. Fuchs held various positions at Genentech, Inc. where, among other responsibilities, he led the clinical program that resulted in the approval of Pulmozyme, a therapeutic for cystic fibrosis. Dr. Fuchs was also responsible for the Phase III development program that led to the approval of Herceptin to treat metastatic breast cancer. Dr. Fuchs received an M.D. from George Washington University and a B.A. in biochemical sciences from Harvard University. Dr. Fuchs is currently a director of Mirati Therapeutics, Inc., a public biopharmaceutical company, and was formerly on the board of Genomic Health, Inc., a public molecular diagnostics company, until its acquisition by Exact Sciences in November 2019.

Joined BioMarin in March 2009 President of Worldwide Research & Development

C. GREG GUYER, PH.D.

C. Greg Guyer, Ph.D, joined BioMarin in May 2020 and currently serves as our Chief Technical Officer and Executive Vice President of Global Manufacturing and Technical Operations, responsible for overseeing our manufacturing, process development, quality, supply chain, engineering and analytical chemistry departments. From 2015 to 2019, Dr. Guyer served in a number of positions of increasing responsibility at Bristol Myers Squibb (BMS), primarily leading all of operations and biologic development. Prior to BMS, Dr. Guyer worked for Merck & Co., Inc., from 1994 to 2015, leading various global organizations in biologic and pharmaceutical operations, quality, regulatory, emerging markets strategy and enterprise systems. He currently serves on the Board of Directors for the University of Georgia Research Foundation. Dr. Guyer earned his Ph.D. in analytical chemistry from American University, Bachelor of Science degree in chemistry from the University of Georgia and Master of Business Administration degree from Lehigh University.

Joined BioMarin in May 2020 Chief Technical Officer and Executive Vice President of Global Manufacturing and Technical Operations

BRIAN R. MUELLER

Brian R. Mueller joined BioMarin in December 2002 and currently serves as our Executive Vice President, Finance and CFO. From March 2011 to June 2020 he served as our Chief Accounting Officer. From August 2016 to January 2020, Mr. Mueller served as our Senior Vice President, Finance and from March 2014 to August 2016, Mr. Mueller served as our Group Vice President, Finance and Corporate Controller. Mr. Mueller was a member of the board of directors of Anthera Pharmaceuticals, Inc., a previously public biopharmaceutical company where he also served as Chairman of the Audit Committee. Prior to joining BioMarin in 2002, Mr. Mueller worked for KPMG as a senior manager in the firm’s audit practice. Mr. Mueller joined KPMG after Arthur Andersen LLP ceased operations in June 2002, prior to which he spent seven years with Arthur Andersen LLP in the firm’s audit and business advisory services practice. Mr. Mueller received a B.S. in Accountancy from Northern Illinois University in DeKalb, Illinois, and is a member of the American Institute of Certified Public Accountants.

Joined BioMarin in December 2002 Executive Vice President, Finance and CFO

42

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company’s stockholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of the Company’s NEOs as disclosed in this Proxy Statement in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act), Section 14A of the Exchange Act, and SEC rules (commonly known as the “say-on-pay” vote). This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs and the philosophy, policies and practices described in this Proxy Statement. At the 2017 Annual Meeting, consistent with the Company’s recommendation, stockholders holding a majority of our shares voted to recommend that the Company hold an annual advisory vote on the compensation of the NEOs. The Company has acted in accordance with the 2017 vote by including this proposal and intends to continue to hold an annual advisory vote on NEO compensation.

The compensation of the Company’s NEOs subject to the vote is disclosed in the “Compensation Discussion and Analysis,” compensation tables, and related narrative disclosure contained in this Proxy Statement. The Company’s compensation philosophy is to provide competitive overall compensation that attracts and retains top performers and aligns their interests with those of our stockholders. To achieve these goals, our compensation program is structured to:

●	provide total compensation and compensation elements that are competitive with companies with which we compete for talent and appropriate to NEO background and experience;
●	provide a mix of compensation that offers (i) a market competitive base salary, (ii) annual incentive compensation based on achieving defined corporate goals within 12 months, and (iii) the opportunity to share in the long-term growth of our Company through equity compensation; and
●	reward exceptional performance by individuals.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s NEOs as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion and any related material.”

The “Compensation Discussion and Analysis” section of this Proxy Statement contains more details on the Company’s executive compensation; we urge you to read it carefully before casting your vote on this proposal. Because the vote is advisory, it is not binding on the Company, the Board or the Compensation Committee of the Board. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to our management, the Board and the Compensation Committee. Our management, the Board and Compensation Committee intend to consider the results of this vote in making decisions about executive compensation arrangements and the Company’s executive compensation principles, policies and procedures. The next scheduled advisory vote on executive compensation will be at the 2023 Annual Meeting.

Advisory approval of this proposal requires support of a majority of votes cast by the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

2022 Proxy Statement | www.biomarin.com	43

LETTER FROM OUR COMPENSATION COMMITTEE

Dear BioMarin Pharmaceutical Inc. Stockholders:

As members of the Compensation Committee, we strive to design and implement a compensation program that aligns pay and performance, supports our financial and strategic goals and drives long-term value creation. We are focused on developing compensation practices that attract and retain senior executives critical to the Company’s success and appropriately incentivizes them to execute corporate strategy and create stockholder value.

While our last say-on-pay proposal received support from over 74% of the votes cast, we were disappointed that our compensation program did not earn support from more of our stockholders. In response to the most recent say-on-pay vote results and feedback received during recent investor outreach efforts, we dedicated significant time and effort considering how to further evolve our compensation program to address what we heard from our stockholders.

Looking Ahead: 2022 Compensation Design

In 2022, we made changes to our compensation program to further strengthen the alignment between pay and performance and sharpen the focus on the Company’s most critical short- and long-term goals. The compensation design changes for 2022 include:

●	Increased performance-based pay for the CEO: Continuing a trend we started in 2015 of making a greater proportion of NEO equity grants be performance-based RSUs, we increased the percentage of the CEO’s equity awards that are subject to performance conditions from 50% to 60%.
●	Eliminated overlap of financial metrics used in the short-term and long-term incentive programs: We eliminated the overlap of financial metrics used in the annual cash incentive program and the performance-based equity awards by replacing the non-GAAP income performance-based awards with core operating margin performance-based awards measured over a 3-year performance period.
●	Removed component of annual cash incentive program that allowed for Compensation Committee discretion to award funding above 100% for target performance: We removed the component of the annual cash incentive program that gave the Compensation Committee limited discretion to award up to an additional 20% of funding for value-creating activities, such as strategic acquisitions and divestitures.

2021 Compensation Program

Our NEOs’ 2021 compensation reflects elements incorporated into our compensation program in recent years in direct response to stockholder feedback. These compensation design features, which are summarized below, are intended to reward performance over the long term and align realized pay with the experience of our stockholders.

●	Increased performance-based equity grants: In 2021, 50% of equity grants were performance-based RSUs. Prior to 2019, performance-based RSUs made up only 30% of equity grants in 2018 and 2017, 25% in 2016, and 20% in 2015. Prior to 2015, we did not grant performance-based RSUs.
●	Enhanced alignment of pay and stockholder experience: Of the performance-based RSUs granted in 2021, 50% are earned based on relative total stockholder return (compared to the Nasdaq Biotechnology Index).
●	Incentivized long-term stockholder value: 100% of performance-based RSUs granted in 2021 are earned based on the Company’s performance over a three-year period.

NEO pay in 2021 reflects our acknowledgement of stockholder experience and understanding that the Company faced setbacks in 2020, like the delay in the potential regulatory approval of valoctocogene roxaparvovec for severe hemophilia A. Based on this recognition, for 2021 pay we implemented salary freezes for all of our NEOs and reduced NEO annual equity awards compared to 2020 awards, including reductions of over 15% or $2.5 million for our CEO and over 20% or $1.5 million for our President of Worldwide Research & Development.

We take our stockholders’ feedback very seriously. Our hope is that you, our investors, will see the changes we continue to make to our compensation program as evidence that we are moving in the right direction and proof that we value your perspectives. We look forward to continuing the dialogue with our stockholders and helping BioMarin move forward with the support of its investors.

Elizabeth McKee Anderson (Chair)	Robert J. Hombach	V. Bryan Lawlis, Ph.D	David E.I. Pyott, M.D. (Hon.)

44

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis provides information about our 2021 compensation program for our NEOs: the individuals who served as our principal executive officer and principal financial officer at any point during fiscal year 2021 and the three other most highly-compensated executive officers as of December 31, 2021. Each NEO’s compensation is set forth in the “Summary Compensation Table” and other compensation tables included in this Proxy Statement. Our NEOs for fiscal year 2021 are:

●	Jean-Jacques Bienaimé, CEO;
●	Brian R. Mueller, Executive Vice President, Finance and CFO;
●	Jeff Ajer, Executive Vice President and Chief Commercial Officer;
●	Henry Fuchs, M.D., President of Worldwide Research & Development; and
●	C. Greg Guyer, Ph.D., Chief Technical Officer and Executive Vice President of Global Manufacturing and Technical Operations.

The Compensation Committee believes that our executive compensation program is designed to achieve our primary goal of providing appropriate incentives to attract and retain the executive talent necessary to advance our business of developing, manufacturing and commercializing innovative therapies for people with serious and life-threatening rare diseases and medical conditions and to increase stockholder value. The Compensation Committee also believes that our executive compensation program is appropriate in that it both encourages executive officers to work for meaningful stockholder return and reflects our pay-for-performance philosophy, without encouraging our executive officers to assume excessive risks.

Key Aspects of 2021 Executive Compensation: Strong Emphasis on Performance(1)

(1)	For details regarding each key aspect of 2021 executive compensation, see the applicable discussion below in this “Compensation Discussion and Analysis” section.

Majority of CEO’s Target Total Compensation and Equity Compensation is Performance-Based

As shown in the table below, approximately 92% of our CEO’s total 2021 target compensation was variable and at-risk, with 50% being performance-based. In addition, 50% of our CEO’s target long-term incentive equity grant was in the form of performance-based RSUs (and the proportion was increased to 60% in 2022). The performance-based RSUs are based 50% on relative total shareholder return, 30% on strategic corporate goals and 20% on non-GAAP income, all measured over a three year performance period and will vest, if at all, at the end of the performance period subject to continued service. The other 50% of our CEO’s long-term incentive equity grant was split equally between stock options and time-based RSUs, both of which vest over a period of four years.

	Base Salary	Target Annual Incentive	Target Long-Term Incentive: Performance- Based RSUs	Target Long-Term Incentive: Options	Target Long-Term Incentive: Service- Based RSUs	Total
Jean-Jacques Bienaimé	$1,260,000	$1,512,000	$6,750,000 (1)	$3,375,000 (1)	$3,375,000 (1)	$16,272,000
% of Target Total Compensation	8%	9%	41%	21%	21%	100%
% of Target Long-Term Incentive Awards	N/A	N/A	50%	25%	25%	100%
(1)	Based on equity award values before conversion to a number of RSUs and options using a 30-day trailing average closing price of our common stock, and for options, a Black-Scholes valuation.

2021 Long-Term Incentive Equity: 50% Performance-Based for CEO, 50% for all other NEOs; Three-Year Performance Goals; Four Year Vesting of Options and RSUs

Like the CEO’s 2021 target equity grant, 50% of the 2021 target equity grant for our other NEOs is comprised of performance-based RSUs, and the other 50% is split equally between stock options and time-based RSUs. This enhances the strong link between pay and performance for our NEOs and the alignment of their interests with those of BioMarin and its shareholders. Furthermore, beginning in 2022, the financial performance metric used for the performance-based RSUs was core operating margin, which replaced non-GAAP income and eliminated any overlap with the metric used in the annual cash incentive plan.

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EXECUTIVE COMPENSATION

Short-Term Annual Cash Incentive: Rigorous, Pre-Set Development Goals and Financial Goals; Payouts Reflecting Pay for Performance Alignment; Opportunity Commensurate with Goals

At the beginning of 2021, the Compensation Committee established Development Goals (which represented 60% of the total opportunity) and Financial Goals (40% of the total opportunity) under the annual cash incentive plan. The Development Goals included near-term value drivers, which were more heavily weighted, and mid-term value drivers, which had lower weightings. The near-term value drivers included regulatory process approval advances and regulatory approval in multiple markets, and the mid-term value drivers included clinical milestones or initiation of preclinical studies, pre-clinical decision-making and generating Phase 1 clinical trial top line data. We had very strong performance achievement on the near-term value drivers, a significant factor in the payout determination.

For the Financial Goals, the Compensation Committee established annual cash incentive plan targets for Managed Sales Revenue and Non-GAAP Income. These goals were considered rigorous, aggressive and challenging, attainable only with strong performance, and took into account the relevant opportunities and risks. The 2021 Managed Sales Revenue goal was set at $1,615 million, a 3% decrease from 2020 actual performance, and the Non-GAAP Income goal was set at $208 million, a 38% decrease from our actual 2020 performance, based on the forecasted impacts from the COVID-19 pandemic, the loss of U.S. market exclusivity for Kuvan with a corresponding increase in competition, and the delay in the potential regulatory approval of valoctocogene roxaparvovec for severe hemophilia A.

In 2021, despite these obstacles, we achieved very solid results on these Financial Goals. Based on exceeding the challenging targets, the Compensation Committee determined that the Company’s overall achievement on the Development and Financial Goals also substantially exceeded the target, with a corresponding payout level. However, in light of the Financial Goals (which represented 40% of the annual cash incentive opportunity) having been set lower than the prior year actual results, the Compensation Committee correspondingly lowered the CEO’s total compensation opportunity. Specifically, and also in recognition of the experience of our stockholders in 2020 and the Company’s focus on controlling expenses, the Compensation Committee froze our CEO’s salary and lowered the CEO’s target equity grant by 15%, or $2.5 million.

Peer Group: Rigorously Determined and Appropriate

Each year, the Compensation Committee reassesses the group of peer companies used as a reference point for evaluating executive compensation. In connection with determining the compensation of the CEO and other executive officers, in the second half of 2020, the Compensation Committee conducted a review of our peer group to ensure its continued appropriateness. The Compensation Committee gave careful consideration to the selection criteria, the range of values on such criteria and the companies included, ultimately determining that the companies listed below represented an appropriate and stable peer group. Consistent with best practices for corporate governance, the Compensation Committee has committed to review the peer group annually.

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REALIZABLE COMPENSATION ALIGNED WITH PERFORMANCE

As illustrated in the chart below, for our CEO’s equity grants made from 2019 through 2021, realizable compensation as of the end of 2021 is over 21% less than target at the time of grant. For the same period, realizable compensation for variable equity awards (options and performance-based RSUs (PRSUs)) is almost 30% less than target. We believe this reflects the strong alignment of our long-term incentive program with performance and stockholder experience.

CEO 3-Year Aggregate Equity Compensation (2019 – 2021)

Target vs. Realizable Compensation
($ Millions)

(1)	Target long-term incentive program compensation equals the aggregate grant date fair value of equity awards as reported in the summary compensation tables of the Proxy Statements for the 2019, 2020, and 2021 Annual Meetings. For information regarding the calculation of the grant date fair value of equity awards, see footnotes (2) and (3) to the “Summary Compensation Table” in this Proxy Statement.
(2)	Realizable long-term incentive program compensation represents the aggregate value as of December 31, 2021 of equity awards granted in 2019 through 2021, calculated using the closing price of our common stock on December 31, 2021. For Performance-based RSUs granted in 2019 that were earned as of December 31, 2021, the realizable bar includes the actual realized values. For Performance-based RSUs that were unearned as of December 31, 2021 because the applicable performance period was not complete, we calculated realizable value using the target number of RSUs for such awards. For details regarding the value of unvested RSUs and unearned and unvested performance-based RSUs as of December 31, 2021, calculated using the closing price of our common stock on December 31, 2021, see footnote (4) to the “Outstanding Equity Awards at Fiscal Year-End” table in this Proxy Statement.

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EXECUTIVE COMPENSATION

Recent Say-on-Pay Vote and Stockholder Feedback

Our stockholders’ views and opinions on our executive compensation practices are extremely important to us. As stewards of good corporate governance, our Compensation Committee members evaluate the design of our executive compensation program based on market conditions, stockholder views, and other governance considerations. We regularly engage with our stockholders through open dialogue and direct individual communication on topics related to the business, financial performance, corporate governance, and compensation of the Company. For details regarding our stockholder outreach efforts specific to 2021, please see the “Proxy Overview—Stockholder Engagement” section of this Proxy Statement. Stockholder feedback is important, and the information we glean from these engagements is highly valued. We believe that the compensation changes we made in recent years addressed many of the concerns raised by stockholders, and in 2022, we continued to make changes to our executive compensation program to further align pay and performance and address feedback from our investors. As described below, the evolution of our executive compensation practices is in direct response to what we heard from our stockholders:

WHAT WE HEARD	WHAT WE DID IN RESPONSE

●  More of long-term compensation should be performance-based, rather than time-based.

●  Performance-based compensation should be earned over a longer period.

●  Realized executive compensation should more closely correlate with stockholder experience.

●  Executives should be incentivized for short-term and long-term success while not being rewarded twice for the same achievements.

●  Payout for the annual cash incentive program should not exceed 100% unless performance exceeds fixed, predetermined targets.

●  More details should be provided regarding the development goals underlying the annual cash incentive program.

Steadily increased percentage of performance-based equity awards

●  Increased the proportion of our NEOs’ equity grants in the form of performance-based equity awards from 0% in 2014 to 50% in 2021. In 2022, the proportion of the CEO’s equity grant in the form of performance-based equity awards increased further to 60%.

Tripled duration of performance period for performance-based equity awards

●  Since 2020, 3-year performance periods are used for all performance-based equity awards, instead of 1-year performance periods used previously.

Tied large percentage of performance-based equity awards to relative total shareholder return

●  Since 2019, 50% of performance-based equity awards are based on relative total shareholder return as compared to the Nasdaq Biotechnology Index. For our CEO’s 2022 equity grant, 50% of his performance-based equity awards continue to be based on relative total shareholder return, which means 30% of our CEO’s 2022 equity awards are based on relative total shareholder return (up from 25% in 2021).

Eliminated overlap of financial metrics used in short-term and long-term incentive programs

●  In 2022, we eliminated the overlap of financial metrics used in the annual cash incentive program and the performance-based equity awards by replacing the non-GAAP income performance-based awards with core operating margin performance-based awards.

Eliminated component of annual cash incentive program that allowed for limited Compensation Committee discretion to award funding above 100% for target performance

●  For the 2022 annual cash incentive program, we removed the component that gave the Compensation Committee discretion to award up to an additional 20% of funding for value-creating activities, such as strategic acquisitions and divestitures.

Enhanced proxy statement disclosure regarding metrics underlying annual cash incentive program

●  Beginning in 2019, we included significantly more detail regarding achievement of development goals for each clinical and pre-clinical program underlying the annual cash incentive program. In this Proxy Statement, we further enhanced disclosure regarding achievement of development goals.

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Highlights of Compensation Policies and Practices

Our Compensation Committee and Board have implemented compensation policies and practices designed to enhance governance of our executive compensation program and further our compensation objectives. These policies and practices include those listed below, and more information about many of these items can be found elsewhere in this Proxy Statement.

Annual Advisory Say-on- Pay Vote	Our Board elected to hold an annual advisory say-on-pay vote, consistent with the preference of our stockholders as expressed in response to our “say on frequency” proposal at our 2017 Annual Meeting. The Compensation Committee considers the outcome of the advisory vote in making compensation decisions.
Compensation Committee Oversight; Executive Sessions	The Compensation Committee regularly meets in executive sessions without management present.
Equity Incentive Plan Features	Our 2017 Plan, which the stockholders approved at our 2017 Annual Meeting, contains a number of features that represent good corporate governance, including a limit on non-employee director compensation and restrictions on payment of dividends on unvested shares, among other stockholder-favorable features.
Independent Compensation Committee	The Compensation Committee is composed solely of Independent Directors.
Independent Compensation Consultant	The Compensation Committee has engaged an independent compensation consultant for advice on topics related to the Board and NEO compensation. The independent compensation consultant reports directly to the Compensation Committee, which has sole authority to direct the consultant’s work.
Policy Against Tax Gross-Ups	In March 2015, the Compensation Committee formally adopted a policy against granting excise tax gross-ups to executives going forward. In December 2016, our CEO voluntarily forfeited his right to income tax gross-up payments in connection with a change in control as provided in his then-current employment agreement.
Clawback Policy	Our Policy for Recoupment of Incentive Compensation, also referred to as the Clawback Policy, provides for the recoupment by us of certain cash and equity incentive compensation paid to current or former executive officers in the event we are required to prepare an accounting restatement of our financial statements due to our material noncompliance with any financial reporting requirement under the securities laws. The Clawback Policy can be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is NOT incorporated by reference in this Proxy Statement.
Prohibition Against Hedging and Pledging of Securities	Our trading policy prohibits directors and employees from engaging in short sales, transactions in put or call options, hedging transactions or other speculative transactions in our stock or engaging in pledges or margin activities.
Prohibition on Stock Option Repricing	Our equity incentive plans prohibit stock option repricing without stockholder approval.
Risk Management	Our executive compensation policies are structured to discourage inappropriate risk-taking by our executives. The “Compensation Risk Assessment” section below describes the Compensation Committee’s assessment that the risks arising from our Company-wide compensation programs are reasonable and not likely to have a material adverse effect on BioMarin and that the programs are in the best interests of stockholders.
Securities Trading Policy	We maintain a comprehensive securities trading policy which provides, among other things, that our employees who possess material non-public information may not disclose, or trade while in possession of, such information or buy or sell our securities during any designated blackout period. Individuals classified as “Designated Insiders” (which include our NEOs) may not buy or sell our securities at any time without prior approval, except for sales under approved Rule 10b5-1 trading plans.
Stock Ownership Guidelines	We have established stock ownership guidelines for our executives to increase the link between the interests of executives and those of stockholders. In 2021, we doubled our CEO’s stock ownership guideline threshold to six times his base salary, up from three times.
Transparent Equity Granting Process and Practices	The Compensation Committee grants equity awards annually to eligible employees according to a regular, pre-set schedule.

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EXECUTIVE COMPENSATION

Compensation Objectives and Philosophy

We believe that the leadership of our executive team has been instrumental to our success in 2021 and prior years, and that an executive compensation program that attracts, motivates and retains key executives is critical to the success of our business and to creating long-term stockholder value. Our compensation program is structured to achieve the following main objectives:

To realize these objectives, we use a balance of compensation elements and benefits, which are summarized in the table below. The focus of our compensation program is on total direct compensation opportunity (base salary, annual incentive compensation and long-term incentive compensation), with an explicit role for each element.

Purpose
Compensation Element	Market Competitiveness and Retention	Balance Short- and Long-Term Perspectives	Pay for Performance	Stockholder Alignment
Base Salary
Annual Cash Incentive
Equity Grants
Limited Perquisites and Other Personal Benefits
Potential Severance Benefits

The Compensation Committee considered each of our compensation objectives in determining the 2021 compensation of our NEOs, as discussed in greater detail below. We provide our NEOs with competitive annual cash compensation in the form of salary and annual incentives but believe that a majority of our NEO compensation should be earned through long-term, equity-based incentives. Our focus on long-term, equity-based incentives is appropriate because of the lengthy time period required to develop pharmaceutical products, as well as the time required for pharmaceutical products to obtain regulatory approval on a worldwide basis and to reach peak sales.

The Compensation Committee focuses on providing NEOs and other executive officers with competitive compensation based on a variety of factors, including the experience of the NEO, competitive market data and individual and corporate performance. Executive pay is not targeted to a specific market percentile. The Compensation Committee and the Board believe that this approach can efficiently set NEO compensation to appropriately compensate each individual based on his or her skill and performance and/or expected future contribution to the Company’s business, and the performance of the Company as a whole.

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In 2021, the compensation of our CEO, Mr. Bienaimé, and the other NEOs consisted primarily of performance-based cash compensation and long-term incentives. As shown below, for 2021, at-risk compensation (annual cash incentive and equity awards, measured at target achievement) accounted for 93% of the total direct compensation of our CEO and 86% of the average total direct compensation of our other NEOs. In addition, during 2021, 80% of the total direct compensation of our CEO and 75% of the average total direct compensation of our other NEOs was delivered through long-term incentives (stock option awards and Performance-Based and Service-Based RSUs).

CEO TOTAL COMPENSATION MIX IN 2021(1)

OTHER NEOS’ TOTAL COMPENSATION MIX IN 2021(1)(2)

(1)	Each percentage is calculated as a percentage of total compensation set forth in the “Summary Compensation Table” in this Proxy Statement and is based on the amounts in such table, including the “Target Payout” amounts in footnote (2) to such table.

(2)	Percentages calculated based on sum of all other NEOs’ compensation. Certain percentages are rounded up or down by less than 1% so that totals equal 100%. The “Other” percentage for all other NEOs includes the one-time relocation bonus of $500,000 paid to Dr. Guyer, which is described in footnote (6) to the “Summary Compensation Table” in this Proxy Statement.

Compensation Adjustments

Each year, the Compensation Committee conducts a comprehensive analysis of the compensation program to ensure it provides competitive compensation necessary to attract and retain qualified executives, while focusing on the qualification and performance of individual executives and the performance of the Company as a whole. We generally review our compensation practices annually at several meetings of the Compensation Committee and the Board. To ensure independence and candid communication, the Compensation Committee regularly meets with the Compensation Consultant in executive sessions without management present.

Peer Group Process

The Compensation Committee, with the support of the Compensation Consultant and management, reviews trends in biotechnology company compensation practices and reviews and approves the list of peer companies used in the later stages of the process. The Compensation Committee seeks input from management and the Compensation Consultant to ensure the peer group is consistent with our current business model. The Compensation Committee evaluates the criteria used in establishing the peer group to ensure that it appropriately represents the companies competing with us to attract and retain the best employees, who are necessary to drive long-term stockholder value.

The selection of peer group companies is based on various factors including size, market capitalization, development stage, product revenue and product focus. The peer group companies used to set executive compensation for 2021 (the 2021 Peer Group) included commercial biotechnology and specialty pharmaceutical companies with the following features:

business models with a therapeutic focus and development stage product candidates	revenue generally between $1.0 billion and $5.0 billion	located predominantly in major biotechnology centers

The Compensation Committee sets the ranges for the criteria to ensure that it will capture a broad set of companies. The Compensation Committee believes that this provides the best long-term trend data and minimizes year-to-year changes caused by excessive numbers of companies being added or removed due to acquisitions or product successes or failures or other major corporate events.

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EXECUTIVE COMPENSATION

The Compensation Committee deliberately did not include in the 2021 Peer Group any companies outside the biotechnology and specialty pharmaceutical industries, such as contract research organizations and scientific instrument and materials manufacturing and testing companies. Those companies were excluded for the following reasons:

their business models are very different from biotechnology companies like BioMarin	they lack the growth and risk profiles of companies in the biotechnology and specialty pharmaceutical industries	they do not share common financial and operational characteristics of biopharmaceutical companies (for example, high gross margins and significant R&D expenses)

The 2021 Peer Group is below:

Alexion Pharmaceuticals, Inc.	Horizon Therapeutics plc	Regeneron Pharmaceuticals, Inc.
Alkermes plc	Incyte Corporation	Seagen Inc.
Alnylam Pharmaceuticals, Inc.	Ionis Pharmaceuticals	United Therapeutics Corporation
Biogen Inc.	Jazz Pharmaceuticals plc	Vertex Pharmaceuticals Incorporated
Neurocrine Biosciences, Inc.

The Compensation Committee also reviews the compensation levels and disclosed program design for executives of Amgen, Inc., and Gilead Sciences, Inc., as we regularly compete with these companies for employees, particularly for senior positions. However, we generally do not use compensation data from these companies in making pay decisions that directly impact the CEO or other NEO positions because these companies’ revenues and market capitalizations are significantly higher than BioMarin’s.

After the list of peer companies is approved, management presents recommendations to the Compensation Committee regarding proposed adjustments to compensation elements and a variety of supporting data, including compensation information from the peer group and the Radford Global Life Sciences Compensation survey and additional survey sources from the Compensation Consultant. This is presented individually for each executive officer, including the NEOs, and based on classes of positions for all other employees. Management and the Compensation Consultant each include significant supporting data with the presentation. These recommendations are discussed with and without management present and are discussed with the Compensation Consultant. The Compensation Committee then determines what, if any, adjustments to the compensation elements are appropriate for employees other than the CEO.

The Compensation Committee also reviews market information provided by the Compensation Consultant, considers the CEO’s performance and experience and makes recommendations for adjustments to the CEO’s compensation. These discussions are conducted in executive sessions without involvement by management. The Compensation Committee then presents the recommendations for the CEO to the Board for consideration and approval. The Board must approve each of the CEO’s individual compensation elements.

Elements of 2021 Compensation

Our executive compensation program consists of the following three principal components:

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The Compensation Committee establishes a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes is appropriate to achieve the goals of our executive compensation program and our corporate objectives, as described above. Generally, the percentage of compensation at risk, either in the form of annual cash incentive or equity compensation, is higher for more senior employees than for those with more limited responsibility, with our executive officers having the highest percentage of their total compensation at risk and allocated to equity compensation. We believe this is appropriate as the more senior employees have more influence over whether we achieve our strategic imperatives and long-term goals.

Base Salary

General Principles

We provide base salaries to our NEOs to compensate them with a fair and competitive base level of compensation for services during the year. Base salaries for our NEOs are intended to be competitive with those of other individuals in similar positions at the companies with which we compete for talent, taking into consideration that certain of our executive officers have differing scopes of responsibilities than the market data positions. Base salaries are initially based on the job profile, individual experience, skills and expected contributions, the Compensation Committee’s understanding of what executives in similar positions at other peer companies are paid and negotiations with certain executives during the hiring process.

The base salary of each NEO is reviewed annually and may be adjusted to reflect market conditions, the NEO’s performance during the prior year, the financial position of the Company and any change in scope of an NEO’s responsibilities. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance.

Merit-based increases in base salary for all of our executive officers, other than our CEO, are approved by the Compensation Committee based on an assessment of their performance and recommendation by the CEO. Any merit-based increase in base salary for our CEO is approved by the Board and based on an assessment of his performance and recommendation by the Compensation Committee and a review by the Compensation Committee of the base salaries of CEOs in our peer group.

2021 Salaries

In reviewing our 2020 performance and its impact on salary increases in 2021, the Compensation Committee considered the following: despite the impacts from the COVID-19 pandemic and other challenges to our business in 2020, achieving over 9% growth in total BioMarin revenues and increasing non-GAAP income(1) as compared to 2019 and achieving product development milestones for our then-clinical-stage program for Voxzogo (vosoritide), among other factors. The Compensation Committee also considered the Company’s focus on controlling expenses while continuing to face headwinds from the COVID-19 pandemic, loss of U.S. market exclusivity for Kuvan and a delay in the potential regulatory approval of valoctocogene roxaparvovec for severe hemophilia A. Each NEO was also individually evaluated based on tenure, performance and other factors specific to the NEO. Despite many corporate and personal achievements of our NEOs in 2020, in March 2021, the Board and Compensation Committee froze our NEOs’ salaries in recognition of the experience of our stockholders and Company setbacks in 2020.

	2021 Salary Adjustments Effective March 2021
Name	2021 Salary($)	Increase from 2020
Jean-Jacques Bienaimé CEO	1,260,000	0%
Brian R. Mueller Executive Vice President, Finance and CFO	600,000	0%
Jeff Ajer Executive Vice President and Chief Commercial Officer	610,000	0%
Henry J. Fuchs, M.D. President of Worldwide Research & Development	750,000	0%
C. Greg Guyer, Ph.D. Chief Technical Officer and Executive Vice President of Global Manufacturing and Technical Operations	600,000	0%

(1)	We define non-GAAP Income as reported GAAP Net Income (Loss), excluding net interest expense, provision for (benefit from) income taxes, depreciation expense, amortization expense, stock-based compensation expense, contingent consideration expense and in certain periods, certain other specified items.

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EXECUTIVE COMPENSATION

Annual Cash Incentive

General Principles and the 2021 Program

We maintain a Company-wide annual cash incentive program under which awards are generally based on corporate and individual performance. Our program has one annual cash incentive pool, which is not separated into corporate and individual performance pools. We believe this allows for more managerial discretion Company-wide in determining individual annual cash incentives based on performance and encourages employees at all levels to focus on achieving corporate goals. The Compensation Committee’s assessment of achievement of the corporate goals determines the funding of the cash incentive pool. The annual cash incentive is paid in the first quarter of each year, based on the Company’s and each employee’s performance in the prior year.

The annual cash incentive program, including corporate goals and target payouts by level, is generally reviewed and approved by the full Board in December at the time the Board considers the budget for the following year. The goals are prepared in an interactive process in which the Compensation Committee works with the CEO and other members of management to develop corporate performance goals that are set at levels that the Compensation Committee believes management can reasonably achieve if we, as a whole, execute on our business plan. The corporate goals are designed to reward specific activities that the Board and Compensation Committee believe will enhance long-term stockholder value by providing a foundation that will enable us to achieve operational goals that directly support our longer-term goals of commercializing new products and profitability. We feel that this type of structure motivates executives to challenge their teams to not only meet but exceed goals that ultimately create value for our stockholders. However, because many of the goals, particularly the development goals, are tied to activities intended to enhance long-term stockholder value, the achievement of any particular goal may not have a meaningful impact on our valuation during the cash incentive year.

As in previous years, the cash incentive pool was determined by two main categories of corporate performance, achievement of financial goals and achievement of goals for our development programs during the measurement year. Each year, we determine the allocation of the target annual cash incentive between financial goals and development goals while recognizing that current and future stockholder value is dependent on the success of each element of our business, but that over the one-year performance period of the annual cash incentive program, one aspect may be more important than the other. In recognition of the importance of our clinical programs, we allocated the annual cash incentive 40% to financial goals and 60% to development goals, which is the same allocation used in 2020. For the 2021 program (but not the 2022 program, as described below), we continued to include the opportunity for an extra 0-20% of weighting for goal achievement for value-creating activities, such as strategic acquisitions and divestitures, which would be awardable only if at least 80% of the financial and development goals were achieved. Accordingly, the total possible weighting of performance goals for the 2021 cash incentive equaled 120%, the same as in 2020.

LOOKING AHEAD: THE 2022 PROGRAM

For the 2022 annual cash incentive program, we removed the component described above that gave the Compensation Committee limited discretion to award funding above 100% for target performance by including up to an additional 20% of funding for value-creating activities. We made this change in direct response to feedback received from our stockholders.

FINANCIAL GOALS

With respect to the financial goals for the 2021 annual cash incentive program, the revenue goal payout was based on an accelerated scale (as it has been since 2018) to emphasize the importance of revenue growth to the Company, to recognize the difficulty in exceeding the sales revenue goal and to be consistent with many of our peers. To incentivize progress toward profitability, the other financial metric under the annual cash incentive program is a non-GAAP income goal). Like the revenue goal payout, the non-GAAP income payout is also determined on an accelerated scale instead of the traditional sliding scale used for the annual cash incentive program prior to 2017. The maximum funding level for both financial goals remained at 200% in 2021, which is competitive with peer company practices and serves as a valuable incentive for employees and a tool for recruitment and retention. The Compensation Committee set the 2021 program financial goal targets at a level that it considered rigorous, aggressive and challenging, attainable only with strong performance, and that took into account the relevant opportunities and risks; these targets, however, were lower than those in the 2020 program because of forecasted impacts from the COVID-19 pandemic, the loss of U.S. market exclusivity for Kuvan with a corresponding increase in competition, and the delay in the potential regulatory approval of valoctocogene roxaparvovec for severe hemophilia A. See the “2021 Program Goals and Results” table below for details on the payout scales for the financial goals, including threshold, target and maximum achievement levels.

DEVELOPMENT GOALS

With respect to development goals (e.g., goals related to clinical and preclinical programs), the Board determines broad program expectations for our primary programs in the first quarter of the year and the annual cash incentive weighting for each program. The broad goals may include, for example, timing of initiation or completion of clinical trials, achieving specific enrollment goals, completing filings or other milestones with the U.S. Food and Drug Administration (FDA), European Medicines Agency (EMA) or similar regulatory agencies, achieving manufacturing targets, completing research programs, and similar events. At the time the development goals are set, the Compensation Committee establishes the target levels for each of the goals to be reasonable “stretch” goals, with a maximum payout only in the event of superior performance.

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In January, the Compensation Committee reviews the prior year development programs and determines an annual cash incentive payout attributable to that aspect of our business. In making the determination, the Compensation Committee assesses each program individually and its total impact on the Company. The factors the Compensation Committee considers in evaluating the achievement of each development goal include:

●	our effectiveness in advancing the development of a program and our portfolio as a whole;
●	our effectiveness in adapting to new data generated or other changes to the assumptions implementing the original development plan; and
●	the overall value created by the development efforts.

Based on this assessment, the Compensation Committee determines a percentage payout attributable to our development efforts. Similar to the financial goals, the performance rating can be up to 200% of target. However, if the Compensation Committee determines that the development performance does not meet a minimum achievement level, no annual cash incentive associated with the development programs will be paid. See the “2021 Program Goals and Results” table below for details regarding the specific program goals that were established and achieved and what achievement level (threshold, target, or exceed) such performance constituted.

The table below describes our financial, development and value-creating activities goals for the cash incentive for 2021 and our actual performance against those goals. During our stockholder outreach in recent years, some investors requested we provide greater detail regarding the development goals for each clinical and pre-clinical program underlying the annual cash incentive program. As a result of such feedback, starting last year and continuing for this Proxy Statement, we have provided significantly more detail regarding the development goals than we have historically provided. For this Proxy Statement, we included even more detail regarding assessment of the achievement of development goals by specifying criteria for payout at threshold, target or exceed levels and specifying deadlines for each goal. We believe providing any further detail could lead to competitive harm.

2021 Program Goals and Results

Goal	Threshold	Target	Maximum	Weight (% of Target Incentive)	Result	Pool Funding Contribution(1) (%)
	Financial Goal Achievement Levels
Financial Goals	75% of Target	100% of Target	125% of Target
	Funding Levels
Managed Sales Revenue(2) of $1,615 million	50%	100%	200%	25%	1,655 million	27.3%
Non-GAAP Income(3) of $208 million	50%	100%	200%	15%	274 million	30.0%
Sub-Total (Financial Goals)				40%		57.3%
	Development Goal Achievement Levels
Development Goals	Threshold	Target	Exceeds
	Funding Levels
Near-Term Value Drivers
Valoctocogene roxaparvovec for the treatment of severe hemophilia A: Milestone for Exceeding Target: acceptance and review of resubmission of regulatory approval filing by Q3	75%	100%	200%	20%	Exceed Target	—
Voxzogo for the treatment of achondroplasia: Milestone for Exceeding Target: regulatory approval in at least two markets by Q4	75%	100%	200%	20%	Exceed Target	—
Mid-Term Value Drivers:
BMN 307 for the treatment of PKU: Milestone for Target: achievement of certain clinical milestones or initiate certain preclinical study, each by Q4	75%	100%	200%	10%	Target	—
BMN 331 for the treatment of hereditary angioedema: Milestone for Threshold: completion of certain preclinical development decision-making by Q2	75%	100%	200%	5%	Threshold	—
BMN 255 for the treatment of the treatment of primary hyperoxaluria type 1: Milestone for Target: Phase 1 top line data by Q4	75%	100%	200%	5%	Target	—
Other:
Value-Creating Activities(4)	n/a(5)	n/a(5)	n/a(5)	20%	Included(5)	—
Sub-Total (Development Goals)				80%		97.7%(6)
Total (Financial and Development Goals)				120%		155.0%(1)

(1)	Based on results.

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(2)	2021 Managed Sales Revenue is based on total net product revenue calculated in accordance with U.S. GAAP, except that it excludes net product revenue attributable to Aldurazyme. (Revenue attributable to Aldurazyme is excluded because the product is commercialized by Sanofi under a collaboration agreement with the Company. For further discussion regarding our collaboration with Sanofi, see “Major Commercial Products—Aldurazyme” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 25, 2022.) The calculation of the result for the financial goals used the same foreign currency exchange rates used for developing such goals.

(3)	We define non-GAAP Income as reported GAAP Net Income (Loss), excluding net interest expense, provision for (benefit from) income taxes, depreciation expense, amortization expense, stock-based compensation expense, contingent consideration expense and in certain periods, certain other specified items. The calculation of the result for the financial goals used the same foreign currency exchange rates used for developing such goals. On February 23, 2022. we announced non-GAAP Income for 2021 of $243 million in our fourth quarter and full year 2021 financial results and corporate updates press release.

(4)	We continued to include the opportunity for an extra 0-20% of weighting for goal achievement for value-creating activities, such as strategic acquisitions and divestitures, which would be awardable only if at least 80% of the financial and development goals were achieved. Accordingly, the total possible weighting of target goals for the 2021 annual cash incentive program equaled 120%, the same as in 2020. As described above, we removed this component from the 2022 annual cash incentive program.

(5)	The Compensation Committee included a pool contribution to recognize the extraordinary efforts behind value-creating activities during 2021, including, among other items, FDA issuance of a Rare Pediatric Disease Priority Review Voucher in connection with Voxzogo’s accelerated approval, advancing pre-clinical stage programs closer to clinic readiness, and multiple strategic collaborations and business development transactions.

(6)	The Compensation Committee set the pool contribution for all development goals, including value-creating activities, at 97.7%, which is below the midpoint of the calculated range for potential funding levels for achievement levels of all development goals of 83.8% to 118.8%.

Based on the results tabulated above, the Compensation Committee determined to fund the annual cash incentive pool at 155% of target.

The 2021 cash incentive targets for each NEO expressed as a percentage of base salary is determined by the employee’s position and set forth in the table below. The 2021 target percentage for each NEO was unchanged from 2020. The target amounts for the NEOs for 2021 cash incentives (which were paid in March 2022) are set forth in the table below. The Compensation Committee allocated the standard annual cash incentive pool performance funding level of 155% to all the NEOs. The Compensation Committee believed that matching the corporate funding level was appropriate as these more senior employees had direct influence over whether we achieved Company-wide strategic imperatives and long-term goals tied to the annual cash incentive program. The specific cash incentive amount paid to each NEO for 2021 is set forth below and in the “Summary Compensation Table” in this Proxy Statement.

Name and Principal Position	2021 Cash Incentive Target (% of base salary)	2021 Individual Performance Funding Level	2021 Cash Incentive Amount ($)
Jean-Jacques Bienaimé CEO	120%	155%	2,343,600
Brian R. Mueller Executive Vice President, Finance and CFO	55%	155%	511,500
Jeff Ajer Executive Vice President, Chief Commercial Officer	60%	155%	567,300
Henry J. Fuchs, M.D. President, Worldwide Research & Development	65%	155%	755,600
C. Greg Guyer, Ph.D. Chief Technical Officer and Executive Vice President of Global Manufacturing and Technical Operations	60%	155%	558,000

Equity Compensation

2021 Annual Grant

The annual grant to our NEOs in 2021 was made in March 2021 to coincide with all employees’ year-end performance reviews and other compensation changes (base salary adjustment and annual cash incentive).

EQUITY GRANT REDUCTIONS

In recognition of the experience of our stockholders in 2020 and the Company’s focus on controlling expenses while continuing to face headwinds from the COVID-19 pandemic, loss of U.S. market exclusivity for Kuvan and a delay in the potential regulatory approval of valoctocogene roxaparvovec for severe hemophilia A, the Compensation Committee reduced the values of 2021 equity grants for our NEOs as compared to 2020, including the significant reductions listed below:

CEO GRANT Decreased by over 15%, or by $2.5 million(1)	PRESIDENT OF R&D GRANT Decreased by over 20%, or by $1.5 million(1)

(1)	Based on equity award values before conversion to a number of RSUs and options using a 30-day trailing average closing price of our common stock, and for options, a Black-Scholes valuation.

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EQUITY GRANT MIX

As shown below, the mix of equity vehicles for the 2021 NEO annual grant was 50% performance-based RSUs, 25% service-based RSUs and 25% stock options(1). Descriptions of each type of equity award are below. Details regarding equity awards granted to the NEOs in 2021 are set forth in the “Grants of Plan-Based Awards” table in this Proxy Statement.

(1)	Based on equity award values before conversion to a number of RSUs and options using a 30-day trailing average closing price of our common stock, and for options, a Black-Scholes valuation.

Performance-Based RSUs

RAPID INCREASE IN PROPORTION OF PERFORMANCE-BASED RSUS

To better align the interests of our executive officers with those of our stockholders, we have greatly enhanced the link between pay and performance by increasing the proportion of performance-based RSUs as compared to service-based RSUs. In 2021, 50% of equity grants were performance-based RSUs. Prior to 2019, performance-based RSUs made up only 30% of equity grants in 2018 and 2017, 25% in 2016, and 20% in 2015. Prior to 2015, we did not grant performance-based RSUs.

LOOKING AHEAD: CEO’S 2022 ANNUAL GRANT

For the 2022 annual equity grant, we further increased the percentage of the CEO’s equity awards that are subject to performance conditions, from 50% to 60%. See below for a graphical representation of our commitment to increasing the pay-for-performance element of our CEO’s compensation. The increased percentage of performance awards means 30% of our CEO’s 2022 equity awards are based on relative total shareholder return (up from 25% in 2021).

2014 T0 2022: INCREASING CEO PERFORMANCE-BASED RSU AWARDS

PERFORMANCE PERIOD

Like in 2020, 100% of the performance-based RSUs granted to our NEOs in 2021 will be earned based on the Company’s performance over a three-year period.

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MIX OF PERFORMANCE-BASED AWARDS

Like in 2019 and 2020, 50% of the total performance-based RSUs granted in 2021 continued to be based on relative total shareholder return over a three-year performance period. The other half of performance-based RSUs granted in 2021 will be earned based on other metrics intended to increase stockholder value over the long term: profitability as measured by non-GAAP Income(1) (making up 20% of the total performance-based RSUs granted in 2021) and strategic corporate goals as measured by the number of product regulatory filings and approvals (making up the remaining 30% of the total performance-based RSUs granted in 2021). The breakout of performance-based RSUs granted in 2021 by type is shown below:

(1)	We define non-GAAP Income as reported GAAP Net Income (Loss), excluding net interest expense, provision for (benefit from) income taxes, depreciation expense, amortization expense, stock-based compensation expense, contingent consideration expense and in certain periods, certain other specified items. The calculation of the result for the financial goals used the same foreign currency exchange rates used for developing such goals.

LOOKING AHEAD: MIX OF PERFORMANCE-BASED AWARDS IN 2022 ANNUAL GRANT

For the 2022 compensation program, we eliminated the overlap of financial metrics used in the annual cash incentive program and the performance-based equity awards by replacing the non-GAAP income performance-based awards granted in 2020 and 2021 with core operating margin performance-based awards. Like the other performance-based awards, core operating margin performance-based RSUs will be earned over a three-year performance period.

RELATIVE TOTAL SHAREHOLDER RETURN AWARDS

To further align executive compensation with stockholder experience, we introduced relative total shareholder return performance-based RSUs in 2019. The Compensation Committee views the inclusion of relative total shareholder return as critical because it ties executive officer compensation to the shareholder experience and the creation of shareholder value, and it aligns the interests of our executive officers with those of BioMarin and its shareholders. By measuring our stock performance relative to an index, it mitigates the impact of macroeconomic factors, both positive and negative, that affect the industry and/or stock price performance and are beyond the control of management, and it provides rewards that are more directly aligned with performance through different economic cycles. We continued to include relative total shareholder return performance-based RSUs in the 2020 and 2021 annual equity grants. As in prior years, the 2021 awards are earned based on relative total shareholder return over a three-year period compared to the performance of companies that make up the Nasdaq Biotechnology Index.

The multiplier for the relative total shareholder return performance-based RSUs granted in 2021 will be determined based on the Company’s performance during 2021 through 2023, measured as a percentile compared to the aggregate performance of companies over the same period that made up the Nasdaq Biotechnology Index as of January 1, 2021 (with no changes to the comparator group during the performance period other than removing and not replacing any delisted or suspended companies). The multiplier used to determine the number of earned RSUs could be between 50% and 200%, with a threshold achievement level at the 25th percentile required for earning any RSUs and a ceiling achievement level at the 75th percentile. If BioMarin’s performance is above the 50th percentile but the Company’s relative total shareholder return is negative on an absolute basis over the three-year performance period, then the multiplier is capped at 100%. The earned relative total shareholder return performance-based RSUs, if any, vest in full on the third anniversary of the grant date, subject to the recipient’s continued service.

COMPENSATION DESIGN IN ACTION: CAP ON EARNED RSUS TRIGGERED

In early 2022, we determined the number of earned RSUs under the relative shareholder return performance-based RSUs granted in 2019. Although BioMarin’s performance for the three-year performance period of 2019 through 2021 was above the 50th percentile, because the Company’s total shareholder return was negative on an absolute basis over the performance period, the multiplier for the 2019 awards was capped at 100% and RSUs were earned at target levels.

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NON-GAAP INCOME AWARDS

To further incentivize executives to focus on profitability over the long term, we introduced non-GAAP income performance-based RSUs in 2020. We continued to include non-GAAP income performance-based RSUs in the 2021 annual equity grant. The 2021 awards are earned based on the level of non-GAAP income over three, one-year periods spanning 2021 through 2023. The multiplier for each year during the three-year performance period is determined based on the Company’s performance during 2021, 2022 and 2023, respectively. The multipliers for each year will be averaged at the end of the three-year performance period to calculate the final multiplier used to calculate the number of earned RSUs, if any. The average multiplier used to determine the number of earned RSUs could be between 50% and 200%, with a threshold achievement level required for earning any RSUs in each year tranche. The Compensation Committee based the non-GAAP income targets used for the awards on the Company’s budget and long-range plan, and payouts above target are dependent on achievement of reasonable “stretch” goals representing superior performance. We have not disclosed the specific non-GAAP income targets as they are confidential and disclosure could lead to competitive harm. GAAP income must be greater than zero in any year to earn a multiplier greater than 150% for such year. The earned non-GAAP income performance-based RSUs, if any, vest in full on the third anniversary of the grant date, subject to the recipient’s continued service.

STRATEGIC GOALS AWARDS

To further incentivize executives to focus on execution of corporate strategy over the long term, we introduced strategic goals performance-based RSUs in 2020. We continued to include strategic goals performance-based RSUs in the 2021 annual equity grant. The 2021 awards are earned based on the number and nature of product development regulatory activities over the three-year performance period of 2021 through 2023. The multiplier used to determine the number of earned RSUs could be between 50% and 200%, with a threshold achievement level required for earning any RSUs. The Compensation Committee based the strategic goal targets used for the awards on the Company’s long-term plan, and payouts above target are dependent on achievement of reasonable “stretch” goals representing superior performance. We have not disclosed the specific strategic goal targets as they are confidential and disclosure could lead to competitive harm. The earned strategic goals performance-based RSUs, if any, vest in full on the third anniversary of the grant date, subject to the recipient’s continued service.

Service-Based RSUs

The service-based RSUs awarded to the NEOs in 2021 are subject to a four-year service period, which is the same vesting schedule for service-based RSUs awarded as part of the Company-wide annual equity grants in recent years.

Stock Options

Stock options granted to the NEOs in 2021 vest 12/48ths on the 12-month anniversary of the date of grant, and 1/48th per month thereafter for the next three years, which is the same vesting schedule for stock options awarded as part of the Company-wide annual equity grants in recent years. Stock options have an exercise price equal to 100% of the fair value of our common stock (the closing price of our common stock on the Nasdaq Global Select Market) on the date of grant. They have value only to the extent that the market price of our common stock increases after the grant date. Stock options remain exercisable until expiration of the stock option (10 years after the date of grant).

We believe stock options further emphasize the pay-for-performance link and that the four-year vesting schedule provides our NEOs an incentive to add value to the Company over the long term.

Compensation Committee Considerations

The equity compensation granted to the NEOs in March 2021 was determined based on a number of factors. The Compensation Committee gave particular consideration to our performance, and also considered equity grants of the 2021 Peer Group based on a Black-Scholes valuation and data from the Radford Life Sciences survey and the Compensation Consultant. For a discussion of the methodology and assumptions used in determining the valuation of our equity awards, see Notes 1 and 13, respectively, to our financial statements for the year ended December 31, 2021, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 25, 2022.

In determining the allocation of stock options and RSUs (service-based and performance-based), the Compensation Committee considered a variety of factors, including the effect on the total number of shares to be issued under our equity plan, peer group practices and the comparative value of stock options and RSUs. Overall, the Compensation Committee sought to set equity compensation to be competitive in the market to retain the talent that the Company needs. The considerations in differentiating grants among the NEOs were principally level of responsibility and experience. The Compensation Committee also considered historic grants, retention value, level of responsibility, experience of individual, individual contribution and expected future contribution.

We have reviewed our historical stock option grant practices to consider if the stock options were properly dated. Based on such review, we believe that all stock options were issued on the date approved by the Board or a properly authorized committee and that the exercise price for each stock option issued since the date of our initial public offering was the closing price of our common stock on the date of issuance, unless the stock option grant specifically approved a different price in accordance with the terms of the applicable stock option plan pursuant to which such stock option was granted.

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Other Benefits and Perquisites

We provide a comprehensive benefits package, including health insurance, dental insurance, life insurance, disability insurance, a 401(k) matching program, and an employee stock purchase plan, which is intended to meet the requirements of Section 423 of the Internal Revenue Code (the Code). These benefits are generally available to all employees, including our NEOs. The 401(k) matching program matches 100% of an employee’s contribution up to the lesser of 6% of his or her annual salary or the Internal Revenue Service compensation limit, with immediate vesting of all 401(k) matches.

We provide our NEOs, along with other officers, a limited number of perquisites. The specific perquisite amounts for each NEO for 2019, 2020 and 2021 are set forth under “All Other Compensation” in the “Summary Compensation Table” in this Proxy Statement.

An item is not a perquisite if it is integrally and directly related to the performance of the executive’s duties. An item is a perquisite if it confers a direct or indirect benefit that has a personal aspect, without regard to whether it may be provided for some business reason or for the convenience of the Company, unless it is generally available on a non-discriminatory basis to all employees.

We provide perquisites, including the following, to our NEOs:

●	Sporting and Event Tickets. When sporting, cultural and other event tickets are provided to our NEOs for personal use, the value of the tickets is taxable. These tickets are not used for the entertainment of healthcare professionals.
●	Financial Planning and Tax Preparation Services. We reimburse our NEOs for personal financial planning and tax preparation, limited to $5,000 annually for our CEO and $3,500 annually for our other NEOs. The benefit is taxable to the executive. In lieu of reimbursement described above, NEOs may elect to obtain integrated financial counseling with a financial advisor, which is taxable to the executive.
●	Life Insurance. In accordance with the terms of our employment agreement with Mr. Bienaimé, we provide Mr. Bienaimé with a fully paid, whole life insurance policy with a stated death benefit of $500,000. This benefit is taxable to Mr. Bienaimé. In addition, we provide Mr. Bienaimé with term life insurance coverage generally provided to all employees with a death benefit up to two times an employee’s salary. (Mr. Bienaimé’s death benefit is subject to a $1,000,000 cap; all other employees are subject to a $600,000 cap.)
●	Health Assessments. We offer our executive officers, including our NEOs, annual comprehensive health assessments at a local medical facility.

The Company has a fractional ownership interest in corporate aircraft. In 2021, a personal guest of Mr. Bienaimé accompanied him on six business trips on corporate aircraft in which the Company has a fractional interest. In August 2021, Mr. Bienaimé entered into a Board-approved U.S. Federal Aviation Administration (FAA) compliant timeshare agreement with the Company pursuant to which Mr. Bienaimé will reimburse the Company for all incremental costs associated with non-business related flights taken by Mr. Bienaimé on a corporate aircraft in which the Company has a fractional interest in accordance with FAA regulations.

We also offer our NEOs certain retirement, severance, and change in control benefits. See the “Retirement, Severance and Change in Control Arrangements” section below.

Nonqualified Deferred Compensation

Our NEOs are eligible to enroll in our Nonqualified Deferred Compensation Plan under which they may elect to defer up to 100% of RSU awards and up to 50% of salary and annual cash incentive awards, in each case subject to limitations to allow us to make necessary withholding payments, and thereby defer taxation of these deferred amounts until actual payment of the deferral amounts in future years. As of December 31, 2021, no NEOs participated in the Nonqualified Deferred Compensation Plan.

Retirement, Severance and Change in Control Arrangements

We have employment agreements with all of our executive officers (including all of our NEOs) that provide severance benefits if an executive terminates employment with us for a good reason specified in the employment agreement (e.g., a change in work location of more than a specified distance from the previous location) or if the executive is terminated without cause or in connection with a corporate transaction or change in control. See the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement for a more detailed discussion of the terms of these arrangements and the amounts payable to our NEOs under them.

We believe that these arrangements enhance retention in the face of the disruptive impact of a highly competitive industry and any possible change in control of the Company. In addition, the program is intended to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of our stockholders and other constituents without undue concern over whether the transactions may jeopardize the executives’ own employment.

No post-employment benefits are payable to our NEOs under their employment agreements if their termination is for cause, for a voluntary resignation (other than as set forth above), retirement or due to death (except for Company-provided life insurance policies described under the “Compensation Discussion and Analysis—Other Benefits and Perquisites” section of this Proxy Statement and the acceleration of vesting upon death described below).

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To remain competitive with peer company practices and serve as a valuable benefit for employee recruitment and retention, in June 2015 the Board adopted a policy for the acceleration of equity awards upon the death of an employee (including our NEOs). Upon the death of an employee, all the employee’s unvested equity awards with time-based vesting vest in full and all unvested equity awards with performance-based vesting vest in full as if the target values had been achieved, and such awards remain exercisable for one year after death. As of December 31, 2021, each of our NEOs was eligible for this benefit.

To reward long-standing service to the Company, in December 2016, we clarified the scope of the Retirement Benefit for Directors and Senior Officers by amending it so that directors and officers with a title of “Vice President” or above who have a combined age and total term of employment (or service as director) of at least 65 years at the time of terminating service to the Company for any reason other than cause are permitted to exercise all their stock options that were both vested and outstanding as of the date of termination of service through the term of their stock options, as if their service were continuing. As of December 31, 2021, all of the NEOs other than Dr. Guyer were eligible for this benefit.

In December 2016, the Compensation Committee approved a retirement benefit applicable to certain of the Company’s senior executives, including the NEOs, but excluding the CEO. The retirement benefit provides that, upon a senior executive’s attainment of age 64 and completion of at least five years of service with the Company, (i) the executive’s then-unvested RSUs and (ii) RSU grants and non-qualified stock option award grants made after adoption of the retirement benefit (except award grants made pursuant to award agreements that specifically exclude the retirement benefit), whether time-based or performance-based, will continue to vest according to their terms, whether or not the executive’s service is continuing; provided, however, that the executive’s service is not terminated for cause. As of December 31, 2021, Dr. Fuchs was the only NEO eligible for this benefit.

Furthermore, in May 2020, the Compensation Committee approved a retirement benefit applicable to the CEO to encourage his retention and provide parity with the Company’s other senior executives. The retirement benefit provides that, if the CEO remains in his position through December 31, 2024, then any RSU grants and non-qualified stock option award grants made after adoption of the retirement benefit (except award grants made pursuant to award agreements that specifically exclude the retirement benefit), whether time-based or performance-based, will continue to vest according to their terms, whether or not the CEO service is continuing; provided, however, that his service is not terminated for cause.

Our Decision-Making Process

The Compensation Committee supervises the implementation of our compensation program to ensure it is consistent with our compensation philosophy. The Compensation Committee Charter requires that the Compensation Committee meet when deemed necessary or desirable by the Compensation Committee or its Chair, generally at least four times per year. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our CEO, head of Human Resources, General Counsel and the Compensation Consultant. The Compensation Committee meets regularly in executive session. However, Mr. Bienaimé, our CEO, Mr. Davis, our Executive Vice President, General Counsel and Secretary, and Ms. Amy Wireman, our Senior Vice President, Human Resources, in addition to the Compensation Consultant, regularly attend portions of the Compensation Committee meetings to provide analysis and information to assist the Compensation Committee with its recommendations on various human resources and compensation matters. The members of management generally do not participate in the executive sessions of the Compensation Committee unless invited by the Compensation Committee to provide specific information during closed session. No individual member of management is present for votes related to such individual’s compensation.

Compensation Risk Assessment

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

The Compensation Committee, with the assistance of the Compensation Consultant, extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

●	significant weighting toward long-term incentive compensation discourages short-term risk taking;
●	for most employees, base salary makes up a significant portion of compensation;
●	the mix of short- and long-term compensation (base salary, annual cash incentive, equity grants) is consistent with industry norms;
●	goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation;
●	the prohibition on hedging or pledging of our stock and the Clawback Policy discourage short-term and excessive risk taking; and
●	stock ownership guidelines discourage excessive risk taking.

Furthermore, as described later in this “Compensation Discussion and Analysis” section, compensation decisions include subjective considerations to moderate the effects that formulae or objective factors might have on excessive risk taking.

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Compensation Committee

The duties and responsibilities of the Compensation Committee are set forth above in the “Information Regarding Committees of the Board of Directors” section of this Proxy Statement and detailed in the charter of the Compensation Committee. The full text of the Compensation Committee Charter can be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The composition of the Compensation Committee is determined by our Board, after a recommendation by the CGN Committee.

Compensation Consultant

Mercer LLC served as the Compensation Consultant to the Compensation Committee from August 2016 to May 2021. Mercer LLC advised the Company with respect to the 2021 executive compensation program described in this Proxy Statement. After more than five years working with Mercer LLC, in May 2021, the Compensation Committee transitioned to working with Aon’s Human Capital Solutions practice, a division of Aon plc (Aon). This change in Compensation Consultant was part of the Compensation Committee’s plan to conduct a fresh, critical review of our compensation practices and make meaningful changes as appropriate.

The Compensation Committee is authorized to select and retain independent advisors and counsel to assist in carrying out its duties and responsibilities. The Company provides appropriate funding to the Compensation Committee to do so. The Compensation Consultant reports directly to the Compensation Committee, which retains sole authority to direct the work and employ the Compensation Consultant. The Compensation Committee regularly reviews the services provided by the Compensation Consultant and believes that the engagement was consistent with Nasdaq listing standards and does not raise any conflicts of interest. The Compensation Committee continues to monitor the independence of its Compensation Consultant on a periodic basis.

The Compensation Consultant conducts analyses and provides advice on, among other things, the appropriate peer group, executive compensation for our CEO and other executive officers, equity compensation, and compensation trends in the biotechnology industry. As part of its analysis, the Compensation Consultant collects and analyzes compensation information from a comparative group of biotechnology companies or “peer group” approved by the Compensation Committee. The Compensation Committee evaluates the criteria used in establishing the peer group at least annually, to ensure that it appropriately represents the companies competing with us to attract and retain talent and represents a sufficiently broad group to provide meaningful data trends across multiple years. The Compensation Committee seeks input from management in addition to the Compensation Consultant to ensure the peer group is consistent with our current business model. The peer group used for 2021 is discussed above.

In March 2022, Aon affirmed to the Compensation Committee that the total fees paid to it by BioMarin do not represent a significant concentration of its revenue for its most recent fiscal year, that it had policies in place to mitigate conflicts of interest, that it was not aware of any business or personal relationships between the members of its consulting team serving BioMarin and any member of the Compensation Committee, that it was not aware of any member of its consulting team serving BioMarin owning any stock of BioMarin, and that it is not aware of any business or personal relationships between Aon or the Company’s executive officers. The total dollar amount of services that Aon provided to BioMarin in 2021 was $479,223, of which approximately $177,907 was paid in connection with executive and director remuneration services and approximately $301,316 was paid in connection with human resources and benefit consulting services. The Compensation Committee has reviewed the level of services provided to BioMarin by the Aon and does not believe the services give rise to a conflict of interest or compromise Aon’s independence in advising the Compensation Committee.

Accounting and Tax Considerations

Nonqualified Deferred Compensation — Code Section 409A regulates nonqualified deferred compensation arrangements, including the time and form of payment. A discussion of our nonqualified deferred compensation arrangements is provided under the “Compensation Discussion and Analysis — Nonqualified Deferred Compensation” section of this Proxy Statement.

Accounting for Stock-Based Compensation — Stock-based compensation is accounted for in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) Topic 718, Compensation – Stock Compensation, which requires us to estimate and record an expense for each equity award over the vesting period of the award. For valuation methodology and assumptions used in determining these values, see Notes 1 and 13, respectively, to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 25, 2022. Generally, the Compensation Committee does not make compensation decisions based on the tax or accounting treatment of any particular form of compensation; however, it has considered and approved and may in the future consider the grant of alternative equity incentives to our NEOs in lieu of certain forms of equity grants in light of the accounting impact of FASB ASC Topic 718 with respect to equity grants and other considerations.

Section 162(m) — Section 162(m) of the Code (Section 162(m)) generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent that such compensation exceeds $1 million per officer in any year. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by us for tax purposes.

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Executive Officer Stock Ownership Guidelines

To preserve the link between the interests of executives and those of stockholders, the Compensation Committee and the Board established stock ownership guidelines for our executives. See the “Director and Officer Stock Ownership Guidelines” section of this Proxy Statement for a more detailed discussion of our stock ownership guidelines.

Compensation Committee Report(1)

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained herein with management, and based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into BioMarin’s Annual Report on Form 10-K for the year ended December 31, 2021.

Respectfully submitted on April 4, 2022 by the members of the Compensation Committee of the Board of Directors:

Elizabeth McKee Anderson, Chair
Robert J. Hombach
V. Bryan Lawlis, Ph.D.
David E.I. Pyott, M.D. (Hon.)

(1)	The material in this report is not deemed “soliciting material,” is not deemed “filed” with the SEC, is not subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, and is not to be incorporated by reference into any filing of BioMarin under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Executive Compensation Tables

Summary Compensation Table

The following table discloses compensation awarded to, earned by or paid to the following persons during 2021, 2020 and 2019: (i) Jean-Jacques Bienaimé, our CEO; (ii) Brian R. Mueller, our CFO, and (iii) Jeff Ajer, Henry J. Fuchs, M.D. and C. Greg Guyer, Ph.D., the three most highly-compensated executive officers other than the CEO and CFO who were serving as executive officers at the end of fiscal year 2021 and whose salary and bonus exceeded $100,000. These individuals are referred to throughout this Proxy Statement as the “Named Executive Officers” or NEOs. For further information regarding amounts below for 2021, see the footnotes that follow the table. For further information regarding amounts below for 2020 and 2019, see our Proxy Statement for the 2021 and 2020 Annual Meetings, respectively.

Name and Principal Position	Year	Salary(1)	Bonus		Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Jean-Jacques Bienaimé CEO	2021	$1,260,000	—		$11,342,306	$3,247,040	$ 2,343,600	$ 62,492	$18,255,438
	2020	1,298,846	—		11,650,975	3,410,347	1,663,200	95,765	18,119,133
	2019	1,200,385	—		11,581,044	3,220,218	2,323,200	81,009	18,405,856
Brian R. Mueller Executive Vice President, Finance and CFO	2021	600,000	—		2,773,957	793,742	511,500	19,966	4,699,165
	2020	600,923	—		4,009,685	845,333	363,000	21,590	5,840,531
	2019	417,235	—		546,383	356,857	336,000	20,061	1,676,536
Jeff Ajer Executive Vice President, Chief Commercial Officer	2021	610,000	—		2,941,280	841,896	567,300	24,933	4,985,408
	2020	628,654	—		2,696,310	788,869	402,600	20,003	4,536,436
	2019	580,192	—		4,303,656	867,181	561,600	31,693	6,344,322
Henry J. Fuchs, M.D. President, Worldwide R&D	2021	750,000	—		4,202,276	1,202,572	755,600	18,918	6,929,366
	2020	769,231	—		4,732,826	1,385,520	536,250	32,748	7,456,575
	2019	695,192	—		4,275,463	1,189,277	828,000	29,567	7,017,499
C. Greg Guyer, Ph.D. Chief Technical Officer and Executive Vice President of Global Manufacturing and Technical Operations	2021	600,000	500,000	(6)	2,858,206	817,979	558,000	93,064	5,427,248
	2020	392,308	250,000		3,166,214	2,109,894	262,500	162,583	6,343,499
	2019	—	—		—	—	—	—	—
(1)	See the “Compensation Discussion and Analysis—Base Salary” section of this Proxy Statement for further information regarding amounts in this column.
(2)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of service-based RSUs and performance-based RSUs granted in 2021. For the service-based RSUs and non-GAAP income and strategic goals performance-based RSUs awarded in 2021, the grant date fair value was computed using the closing price of our common stock on the date of grant, $78.39. For the relative total shareholder return performance-based RSUs awarded in 2021, the Company utilized a Monte Carlo simulation model to determine a weighted-average grant date fair value of $117.52 per RSU. For valuation methodology and assumptions used in determining these values, see Notes 1 and 13, respectively, to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 25, 2022. See the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement for further information regarding amounts in this column. The table below shows the target and maximum payouts that were possible for the performance-based RSUs awarded in 2021 based on the value at the date of grant and the payout ranges.
NEO	Target Payout	Maximum Payout
Jean-Jacques Bienaimé	$8,100,879	$16,201,758
Brian R. Mueller	1,981,434	3,962,868
Jeff Ajer	2,100,939	4,201,878
Henry J. Fuchs, M.D.	3,001,341	6,002,682
C. Greg Guyer, Ph.D.	2,041,382	4,082,764
The performance-based RSUs awarded in 2021 will be earned based on the Company’s performance under three metrics: (1) relative total shareholder return, (2) non-GAAP income and (3) strategic goals, with the Company’s performance for all awards measured over the three-year period of 2021 through 2023. The numbers of performance-based RSUs that will be earned based on the Company’s performance over the three-year period of 2021 through 2023 will not be determined until after the performance period ends on December 31, 2023. See the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement for further information regarding amounts in this column.
(3)	Amounts noted for 2021 reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. For valuation methodology and assumptions used in determining these values, see Notes 1 and 13, respectively, to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 25, 2022. See the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement for further information regarding amounts in this column.
(4)	Amounts noted for 2021 represent amounts earned by the NEOs during 2021 but paid in 2022. See the “Compensation Discussion and Analysis—Annual Cash Incentive” section of this Proxy Statement for further information regarding amounts in this column.

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(5)	Amounts noted for 2021 represent the amounts paid for tickets to sporting, cultural and other events, reimbursements for personal financial and tax planning and preparation, imputed income associated with life insurance premium payments, health assessments and vested 401(k) matching for each NEO. For Mr. Bienaimé, the 2021 amount also includes the incremental cost to us of a personal guest of Mr. Bienaimé accompanying him on six business trips on corporate aircraft in which the Company has a fractional interest. See the “Compensation Discussion and Analysis—Other Benefits and Perquisites” section of this Proxy Statement for further information regarding amounts in this column.

(6)	In connection with Dr. Guyer’s appointment to Chief Technical Officer and Executive Vice President of Global Manufacturing and Technical Operations, effective May 4, 2020, he became entitled to relocation bonus of $500,000, which was earned in 2021.

2021 CEO Pay Ratio

As required by the Dodd-Frank Act and SEC Regulation S-K of the Exchange Act, we are providing the following information about our 2021 CEO pay ratio, the relationship of the annual total compensation of our CEO to the annual total compensation of our median-paid employee for 2021. Our CEO pay ratio is a reasonable good faith estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Our CEO pay ratio for 2021, calculated as described below, was 104 to 1. This ratio was based on the following:

●	the annual total compensation of our CEO, determined as described below, was $18,255,438; and
●	the median of the annual total compensation of all employees (other than our CEO), determined in accordance with SEC rules and as described below, was $175,523.

METHODOLOGY FOR DETERMINING OUR MEDIAN EMPLOYEE

The SEC CEO pay ratio rules allow a registrant to use the same median employee for up to three years, as long as there were no significant changes to the median employee’s status, aggregate employee population or compensation programs. As there were no significant changes to our employee population or compensation programs, we used the same median employee for 2021 as was identified for 2020. The methodology and the material assumptions and estimates we used in 2020 to determine the median employee were as follows:

EMPLOYEE POPULATION

●	Total Global Population. We determined that, as of October 1, 2020, the date we selected to identify the median employee, our employee population consisted of approximately 3,017 individuals working for BioMarin and our consolidated subsidiaries, with approximately 73% of these individuals located in the U.S. and approximately 27% located outside the U.S.
●	De Minimis Exemption. As permitted by SEC rules, we have chosen to exclude employees who are employed in certain jurisdictions from the determination of our median employee, given the relatively small number of employees in those jurisdictions and the estimated additional time, effort and expense that would be required to obtain and analyze their compensation information. In total, we excluded less than 5% of our non-U.S. workforce (100 individuals) for purposes of identifying the median employee, as shown in the table below.

As noted above, the total number of our U.S. and non-U.S. employees irrespective of this de minimis exemption as of October 1, 2020 was approximately 3,017, and the total was approximately 2,917 after excluding the 100 employees noted below.

De Minimis Exemption Jurisdictions	Number of Employees
Argentina	16
Chile	3
China	6
Colombia	24
Croatia	1
Denmark	1
Hungary	1
Malaysia	1
Mexico	9
Netherlands	4
Russia	11
Slovakia	1
Taiwan	3
Turkey	19
Total Number of Employees Excluded Pursuant to the De Minimis Exemption	100

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COMPENSATION MEASURE USED TO IDENTIFY THE MEDIAN EMPLOYEE

Given the geographical distribution of our employee population, we use a variety of pay elements to structure the compensation arrangements of our employees. Consequently, for purposes of measuring the compensation of our employees to identify the median employee, rather than using annual total compensation, we selected annualized base salary plus actual paid annual cash incentive compensation and allowances paid through October 1, 2020 as the compensation measure.

●	We annualized the compensation of employees to cover the full calendar year, and also annualized any new hires in 2020 as if they were hired at the beginning of the fiscal year, as permitted by SEC rules, in identifying the median employee.
●	We did not make any cost-of-living adjustments in identifying the median employee.
●	Using this methodology, we determined the median-paid employee for the year ended December 31, 2020.

ANNUAL TOTAL COMPENSATION OF MEDIAN EMPLOYEE

To determine the annual total compensation of the median employee to calculate the ratio, we identified and calculated the elements of that employee’s compensation for the full year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

ANNUAL TOTAL COMPENSATION OF CEO

With respect to the annual total compensation of our CEO, in accordance with SEC rules, we included the amount reported for Mr. Bienaimé in the “Total” column in the “Summary Compensation Table” included in this Proxy Statement.

Grants of Plan-Based Awards

The following table sets forth certain information for each plan-based award during fiscal year 2021 to each of the NEOs.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units(#)(2)	All Other Option Awards: Number of Securities Underlying Options(#)(3)	Exercise or Base Price of Option Awards ($/Share)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)		Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Jean-Jacques Bienaimé	3/15/2021	—		—	—		—	—	—		—	101,820	78.39	3,247,040
	3/15/2021	—		—	—		—	—	—		41,350	—	—	3,241,427
	3/15/2021	—		—	—		8,270	16,450	33,080	(7)	—	—	—	1,296,571
	3/15/2021	—		—	—		12,405	24,810	49,620	(8)	—	—	—	1,944,856
	3/15/2021	—		—	—		20,675	41,350	82,700	(9)	—	—	—	4,859,452
	n/a		(6)	1,512,000	3,024,000	(10)	—	—	—		—	—	—	—
Brian R. Mueller	3/15/2021	—		—	—		—	—	—		—	24,890	78.39	793,742
	3/15/2021	—		—	—		—	—	—		10,110	—	—	792,523
	3/15/2021	—		—	—		2,025	4,050	8,100	(7)	—	—	—	317,480
	3/15/2021	—		—	—		3,035	6,070	12,140	(8)	—	—	—	475,827
	3/15/2021	—		—	—		5,055	10,110	20,220	(9)	—	—	—	1,188,127
	n/a		(6)	330,000	660,000	(10)	—	—	—		—	—	—	—
Jeff Ajer	3/15/2021	—		—	—		—	—	—		—	26,400	78.39	841,896
	3/15/2021	—		—	—		—	—	—		10,720	—	—	840,341
	3/15/2021	—		—	—		2,145	4,290	8,580	(7)	—	—	—	336,293
	3/15/2021	—		—	—		3,220	6,440	12,880	(8)	—	—	—	504,832
	3/15/2021	—		—	—		5,360	10,720	21,440	(9)	—	—	—	1,259,814
	n/a		(6)	366,000	732,000	(10)	—	—	—		—	—	—	—

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Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units(#)(2)	All Other Option Awards: Number of Securities Underlying Options(#)(3)	Exercise or Base Price of Option Awards ($/Share)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)		Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Henry J. Fuchs, M.D.	3/15/2021	—		—	—		—	—	—		—	37,710	78.39	1,202,572
	3/15/2021	—		—	—		—	—	—		15,320	—	—	1,200,935
	3/15/2021	—		—	—		3,065	6,130	12,260	(7)	—	—	—	480,531
	3/15/2021	—		—	—		4,550	9,190	18,220	(8)	—	—	—	720,404
	3/15/2021	—		—	—		7,660	15,320	30,640	(9)	—	—	—	1,800,406
	n/a		(6)	487,500	975,000	(10)	—	—	—		—	—	—	—
C. Greg Guyer, Ph.D.	3/15/2021	—		—	—		—	—	—		—	25,650	78.39	817,979
	3/15/2021	—		—	—		—	—	—		10,420	—	—	816,824
	3/15/2021	—		—	—		2,085	4,170	8,340	(7)	—	—	—	326,886
	3/15/2021	—		—	—		4,555	6,250	18,220	(8)	—	—	—	489,938
	3/15/2021	—		—	—		5,210	10,420	20,840	(9)	—	—	—	1,224,558
	n/a		(6)	360,000	720,000	(10)	—	—	—		—	—	—	—
(1)	Annual Cash Incentive: Amounts represent potential payments under our 2021 cash incentive program, which were paid in 2022. For further discussion of our annual cash incentive program, see the “Compensation Discussion and Analysis—Annual Cash Incentive” section of this Proxy Statement and see the “Summary Compensation Table” above for amounts actually paid under the 2021 cash incentive program.
(2)	Service-Based RSUs: The service-based RSUs granted in March 2021 vest over a four-year period, vesting at the rate of one fourth on the anniversary of the grant date and one fourth each anniversary of the grant date thereafter subject to the recipient’s continued service. For a description of acceleration and extended vesting terms applicable to certain of the awards, please see the “Compensation Discussion and Analysis—Retirement, Severance and Change in Control Arrangements” and “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” sections of this Proxy Statement.
(3)	Stock Options: Stock options vest 12/48ths on the 12-month anniversary of the date of grant, and 1/48th per month thereafter for the next three years and remain exercisable until expiration of the stock option (10 years after the date of grant). For a description of acceleration and extended vesting terms applicable to certain of the awards, please see the “Compensation Discussion and Analysis—Retirement, Severance and Change in Control Arrangements” and “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” sections of this Proxy Statement.
(4)	Stock options were granted at an exercise price equal to the closing price of our common stock on the Nasdaq Global Select Market on the date of the grant.
(5)	The amounts presented above represent the aggregate grant date fair value of the stock option grant, service-based RSU awards or performance-based RSU awards computed in accordance with FASB ASC Topic 718. The grant date fair value for stock option awards granted in March was $31.89 per share and the grant date fair value of the service-based RSU awards and performance-based RSUs (other than the relative total shareholder return performance-based RSUs), was computed using the closing price of our common stock on the date of grant, $78.39. For the relative total shareholder return performance-based RSUs, the Company utilized a Monte Carlo simulation model to determine a weighted-average grant date fair value of $117.52 per RSU. For valuation methodology and assumptions used in determining these values, see Notes 1 and 13, respectively, to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 25, 2022.
(6)	The potential payouts under our 2021 cash incentive program are performance-driven and completely at risk; therefore, the minimum possible payout is zero.
(7)	Non-GAAP Income Performance-Based RSUs: Amounts represent the potential numbers of performance-based RSUs that may be earned based on the level of non-GAAP income over three, one-year periods spanning 2021 through 2023. The number of performance-based RSUs that will be earned will not be determined until after the performance period ends on December 31, 2023. The earned performance-based RSUs, if any, vest in full on the third anniversary of the grant date subject to the recipient’s continued service. For further discussion of the performance-based RSU awards granted in 2021, see the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement. For a description of acceleration and extended vesting terms applicable to certain of the awards, please see the “Compensation Discussion and Analysis—Retirement, Severance and Change in Control Arrangements” and “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” sections of this Proxy Statement.
(8)	Strategic Goals Performance-Based RSUs: Amounts represent the potential numbers of performance-based RSUs that may be earned based on the number and nature of product development regulatory activities over the three-year performance period of 2021 through 2023. The number of performance-based RSUs that will be earned will not be determined until after the performance period ends on December 31, 2023. The earned performance-based RSUs, if any, vest in full on the third anniversary of the grant date subject to the recipient’s continued service. For further discussion of the performance-based RSU awards granted in 2021, see the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement. For a description of acceleration and extended vesting terms applicable to certain of the awards, please see the “Compensation Discussion and Analysis—Retirement, Severance and Change in Control Arrangements” and “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” sections of this Proxy Statement.
(9)	Relative Total Shareholder Return Performance-Based RSUs: Amounts represent the potential numbers of performance-based RSUs that may be earned based on relative total shareholder return compared to the performance of companies that make up the Nasdaq Biotechnology Index over the three-year performance period of 2021 through 2023. The number of performance-based RSUs that will be earned will not be determined until after the performance period ends on December 31, 2023. The earned performance-based RSUs, if any, vest in full on the third anniversary of the grant date subject to the recipient’s continued service. For further discussion of the performance-based RSU awards granted in 2021, see the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement. For a description of acceleration and extended vesting terms applicable to certain of the awards, please see the “Compensation Discussion and Analysis—Retirement, Severance and Change in Control Arrangements” and “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” sections of this Proxy Statement.
(10)	The maximum achievement for corporate goals under the 2021 cash incentive program is 200%. For further discussion of our annual cash incentive program, see the “Annual Cash Incentive” section of this Proxy Statement and see the “Summary Compensation Table” in this Proxy Statement for amounts actually paid under the 2020 cash incentive program.

The number of stock options and RSUs granted to the CEO is determined based on recommendations by the Compensation Committee and is approved by the Board and the number of stock options and RSUs granted to the other NEOs is determined based on a recommendation from the CEO and is approved by the Compensation Committee. See the “Equity Compensation” section of this Proxy Statement for additional information regarding grant practices.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding unexercised stock options and unvested stock awards granted pursuant to equity awards as of the end of fiscal year 2021 for each of the NEOs. For a description of acceleration and extended vesting terms applicable to certain of the awards, please see the “Compensation Discussion and Analysis—Retirement, Severance and Change in Control Arrangements” and “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” sections of this Proxy Statement.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Jean-Jacques Bienaimé	5/8/2012	125,000	—	37.46	5/7/2022			—	—
	5/15/2013	220,500	—	67.81	5/14/2023			—	—
	6/4/2014	191,000	—	63.10	6/3/2024			—	—
	3/3/2015	90,500	—	108.36	3/2/2025			—	—
	3/15/2016	136,050	—	83.43	3/14/2026			—	—
	3/22/2017	144,050	—	87.42	3/21/2027			—	—
	3/15/2018	138,927	9,263	83.57	3/14/2028	11,585(3)	1,023,535
	3/15/2019	59,867	27,213	94.53	3/14/2029	17,390(3)	1,536,407
	3/15/2019	—	—	—	—	11,861(5)	1,047,919
	3/15/2019	—	—	—	—			34,780(6)	3,072,813
	3/16/2020	55,965	71,955	73.82	3/15/2030	33,638(3)	2,971,917
	3/16/2020	—	—	—	—			44,850(6)	3,962,498
	3/16/2020	—	—	—	—			22,430(7)	1,981,691
	3/16/2020	—	—	—	—			22,430(8)	1,981,691
	3/15/2021	—	101,820	78.39	3/14/2031	41,350(3)	3,653,273
	3/15/2021	—	—	—	—			16,540(9)	1,461,309
	3/15/2021	—	—	—	—			24,810(10)	2,191,964
	3/15/2021	—	—	—	—			41,350(11)	3,653,273

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		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Brian R. Mueller	5/8/2012	11,800	—	37.46	5/7/2022			—	—
	5/15/2013	12,900	—	67.81	5/14/2023			—	—
	6/4/2014	10,000	—	63.10	6/3/2024			—	—
	3/16/2015	9,000	—	124.37	3/15/2025			—	—
	3/15/2016	7,000	—	83.43	3/14/2026			—	—
	3/22/2017	7,740	—	87.42	3/21/2027			—	—
	3/15/2018	8,550	570	83.57	3/14/2028	1,428(3)	126,164
	3/15/2019	6,633	3,017	94.53	3/14/2029	2,890(3)	255,332
	2/3/2020	—	—	—	—	2,900(12)	256,215
	3/16/2020	4,200	5,400	73.82	3/15/2030	5,048(3)	445,991
	3/16/2020	—	—	—	—			1,690(6)	149,312
	3/16/2020	—	—	—	—			850(7)	75,098
	3/16/2020	—	—	—	—			850(8)	75,098
	6/29/2020	4,960	8,270	122.18	6/28/2030	3,480(3)	307,458
	6/29/2020	—	—	—	—			4,640(6)	409,944
	6/29/2020	—	—	—	—			4,640(8)	409,944
	3/15/2021	—	24,890	78.39	3/14/2031	10,110(3)	893,219
	3/15/2021	—	—	—	—			4,050(9)	357,818
	3/15/2021	—	—	—	—			6,070(10)	536,285
	3/15/2021	—	—	—	—			10,110(11)	893,219
Jeff Ajer	5/15/2013	49,000	—	67.81	5/14/2023			—	—
	6/4/2014	15,700	—	63.10	6/3/2024			—	—
	3/3/2015	23,900	—	108.36	3/2/2025			—	—
	3/15/2016	36,280	—	83.43	3/14/2026			—	—
	3/22/2017	39,480	—	87.42	3/21/2027			—	—
	3/15/2018	38,475	2,565	83.57	3/14/2028	3,210(3)	283,604
	3/15/2019	16,121	7,329	94.53	3/14/2029	4,685(3)	413,920
	3/15/2019	—	—	—	—	3,197(5)	282,455
	3/15/2019	—	—	—	—			9,370(6)	827,840
	6/5/2019	—	—	—	—	14,160(13)	1,251,036
	3/16/2020	12,945	16,645	73.82	3/15/2030	7,785(3)	687,805
	3/16/2020	—	—	—	—			10,380(6)	917,073
	3/16/2020	—	—	—	—			5,190(7)	458,537
	3/16/2020	—	—	—	—			5,190(8)	458,537
	3/15/2021	—	26,400	78.39	3/14/2031	10,720(3)	947,112
	3/15/2021	—	—	—	—			4,290(9)	379,022
	3/15/2021	—	—	—	—			6,440(10)	568,974
	3/15/2021	—	—	—	—			10,720(11)	947,112

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		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Henry J. Fuchs, M.D.	3/3/2015	30,500	—	108.36	3/2/2025			—	—
	3/15/2016	44,340	—	83.43	3/14/2026			—	—
	3/22/2017	64,030	—	87.42	3/21/2027			—	—
	3/15/2018	48,093	3,207	83.57	3/14/2028	4,010(3)	354,284
	3/15/2019	22,110	10,050	94.53	3/14/2029	6,420(3)	567,207
	3/15/2019	—	—	—	—	4,379(5)	386,885
	3/15/2019	—	—	—	—			12,840(6)	1,134,414
	3/16/2020	22,736	29,234	73.82	3/15/2030			13,665(7)	1,207,303
	3/16/2020	—	—	—	—			18,220(6)	1,609,737
	3/16/2020	—	—	—	—			9,110(7)	804,869
	3/16/2020	—	—	—	—			9,110(8)	804,869
	3/15/2021	—	37,710	78.39	3/14/2031	15,230(3)	1,353,522
	3/15/2021	—	—	—	—			6,130(9)	541,586
	3/15/2021	—	—	—	—			9,190(10)	811,937
	3/15/2021	—	—	—	—			15,320(11)	1,353,522
C. Greg Guyer, Ph.D.	5/4/2020	25,392	38,758	90.36	5/3/2030	26,280(3)	2,321,838
	3/15/2021	—	25,650	78.39	3/14/2031	10,420(3)	920,607
	3/15/2021	—	—	—	—			4,170(9)	368,420
	3/15/2021	—	—	—	—			6,250(10)	552,188
	3/15/2021	—	—	—	—			10,420(11)	920,607

(1)	All stock options vest over a four-year period. Stock options granted before June 15, 2015 vest at the rate of 6/48ths on the sixth-month anniversary of the grant date and 1/48th each month during the optionee’s employment. Stock options granted on or after June 15, 2015 vest at the rate of 12/48ths on the 12-month anniversary of the grant date and 1/48th each month thereafter during the optionee’s employment. Subject to certain exceptions, the maximum term of stock options granted under the Amended and Restated 2006 Share Incentive Plan (2006 Plan) and the 2017 Plan is 10 years.

(2)	Represents the closing market price of our common stock as reported on the Nasdaq Global Select Market on the grant date.

(3)	Represents service-based RSUs. Except as otherwise noted, all service-based RSUs vest over a four-year period, vesting at the rate of one fourth on the anniversary of the grant date and one fourth each anniversary of the grant date thereafter during the recipient’s continued service.

(4)	The value of RSUs shown in the table that have not yet vested was calculated using $88.35, the closing price of our common stock on December 31, 2021.

(5)	Represents earned revenue performance-based RSUs. The numbers of performance-based RSUs reflected in this table are the actual numbers of RSUs earned by the NEOs based on achievement of performance criteria as of the respective measurement dates for each performance award. In early 2019 and 2020, based on the Company’s actual performance against the revenue target as of the measurement date (December 31st of the prior year, which is also the year of grant), the Company applied a multiplier of 98% and 102%, respectively, to the target number of performance-based RSUs granted in 2018 and 2019, respectively, to determine the number of performance-based RSUs actually earned. The performance-based RSUs vest over a three-year period, vesting at the rate of one third on the anniversary of the grant date and one third each anniversary of the grant date thereafter during the recipient’s continued service with the Company.

(6)	Represents unearned relative total shareholder return performance-based RSUs. The numbers of performance-based RSUs reflected in this table are the target numbers of RSUs granted to the NEOs. Under the terms of these awards, the number of performance-based RSUs that will be earned, if any, are calculated by multiplying the target number of performance-based RSUs by a multiplier. The multiplier was determined in early 2022 based on the Company’s performance as compared to the relative total shareholder return performance of companies that made up the Nasdaq Biotechnology Index over a three-year performance period commencing on the first day of the year of grant through the last day of the third year following the year of grant. Although BioMarin’s performance for the three-year performance period of 2019 through 2021 was above the 50th percentile, because the Company’s relative total shareholder return was negative on an absolute basis over the performance period, the multiplier for the 2019 awards was capped at 100% and RSUs were earned at target levels. The earned performance-based RSUs vest in full on the third anniversary of the grant date subject to the recipient’s continued service. For further discussion of the performance-based RSU awards granted in 2020, see the “Compensation Discussion and Analysis—Equity Compensation” section of the Proxy Statement for the Company’s 2021 Annual Meeting.

(7)	Represents unearned non-GAAP income performance-based RSUs. The numbers of performance-based RSUs reflected in this table are the target numbers of RSUs granted to the NEOs. Under the terms of these awards, the number of performance-based RSUs that will be earned, if any, are calculated by multiplying the target number of performance-based RSUs by a multiplier. The multiplier will be determined based on the level of non-GAAP income over three, one-year periods spanning 2020 through 2022. The earned performance-based RSUs, if any, vest in full on the third anniversary of the grant date subject to the recipient’s continued service. For further discussion of the performance-based RSU awards granted in 2020, see the “Compensation Discussion and Analysis—Equity Compensation” section of the Proxy Statement for the Company’s 2021 Annual Meeting.

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(8)	Represents unearned strategic goals performance-based RSUs. The numbers of performance-based RSUs reflected in this table are the target numbers of RSUs granted to the NEOs. Under the terms of these awards, the number of performance-based RSUs that will be earned, if any, are calculated by multiplying the target number of performance-based RSUs by a multiplier. The multiplier will be determined based on the number and nature of product development regulatory activities over the three-year performance period of 2020 through 2022. The earned performance-based RSUs, if any, vest in full on the third anniversary of the grant date subject to the recipient’s continued service. For further discussion of the performance-based RSU awards granted in 2020, see the “Compensation Discussion and Analysis—Equity Compensation” section of the Proxy Statement for the Company’s 2021 Annual Meeting.

(9)	Represents unearned relative total shareholder return performance-based RSUs. The numbers of performance-based RSUs reflected in this table are the target numbers of RSUs granted to the NEOs. Under the terms of these awards, the number of performance-based RSUs that will be earned, if any, are calculated by multiplying the target number of performance-based RSUs by a multiplier. The multiplier will be determined based on the Company’s performance as compared to the relative total shareholder return performance of companies that made up the Nasdaq Biotechnology Index over a three-year performance period commencing on the first day of the year of grant through the last day of the third year following the year of grant. The earned performance-based RSUs, if any, vest in full on the third anniversary of the grant date subject to the recipient’s continued service. For further discussion of the performance-based RSU awards granted in 2021, see the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement.

(10)	Represents unearned non-GAAP income performance-based RSUs. The numbers of performance-based RSUs reflected in this table are the target numbers of RSUs granted to the NEOs. Under the terms of these awards, the number of performance-based RSUs that will be earned, if any, are calculated by multiplying the target number of performance-based RSUs by a multiplier. The multiplier will be determined based on the level of non-GAAP income over three, one-year periods spanning 2021 through 2023. The earned performance-based RSUs, if any, vest in full on the third anniversary of the grant date subject to the recipient’s continued service. For further discussion of the performance-based RSU awards granted in 2021, see the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement.

(11)	Represents unearned strategic goals performance-based RSUs. The numbers of performance-based RSUs reflected in this table are the target numbers of RSUs granted to the NEOs. Under the terms of these awards, the number of performance-based RSUs that will be earned, if any, are calculated by multiplying the target number of performance-based RSUs by a multiplier. The multiplier will be determined based on the number and nature of product development regulatory activities over the three-year performance period of 2021 through 2023. The earned performance-based RSUs, if any, vest in full on the third anniversary of the grant date subject to the recipient’s continued service. For further discussion of the performance-based RSU awards granted in 2021, see the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement.

(12)	Represents service-based RSUs. This grant of service-based RSUs vests 1/2 on the first anniversary of the grant date and 1/2 on the second anniversary of the grant date, subject to the recipient’s continued service. The retirement benefit applicable to certain of the Company’s senior executives, including the NEOs, but specifically excluding the CEO, providing for continued vesting after certain criteria are met as described in the “Compensation Discussion and Analysis—Retirement, Severance and Change in Control Arrangements” section of this Proxy Statement does not apply to this grant.

(13)	Represents service-based RSUs. This grant of service-based RSUs vest in full on the third anniversary of the grant date, subject to the recipient’s continued service. The retirement benefit applicable to certain of the Company’s senior executives, including the NEOs, but specifically excluding the CEO, providing for continued vesting after certain criteria are met as described in the “Compensation Discussion and Analysis—Retirement, Severance and Change in Control Arrangements” section of this Proxy Statement does not apply to this grant.

Options Exercised and Stock Vested

The following table sets forth the number and value of stock options exercised and share awards that vested in fiscal year 2021 for each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)(2)
Jean-Jacques Bienaimé	154,513	8,163,997	69,588	5,443,220
Brian R. Mueller	6,709	343,970	9,812	786,062
Jeff Ajer	—	—	18,579	1,453,742
Henry J. Fuchs, M.D.	—	—	26,331	2,059,355
C. Greg Guyer, Ph.D.	—	—	8,760	686,346

(1)	The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

(2)	The value realized on vesting of RSUs was calculated as of the product of the closing price of a share of our common stock on the vesting date, multiplied by the number of shares vested.

Pension Benefits

There is no retirement pension plan provided for the NEOs.

Potential Payments Upon Termination or Change in Control

We entered into employment agreements with Mr. Bienaimé and with each of our other executive officers, including the NEOs, upon their respective dates of hire, and we have amended the agreements from time to time. In December 2016, we amended and restated the employment agreement for our CEO primarily to adjust his benefits in connection with a change in control, including eliminating income tax “gross-up” payments in connection with a change in control as provided for in his prior agreement and make his agreement generally more consistent with the employment agreements for the Company’s other executives. The following discussion is based on the employment and equity award agreements with our NEOs. The amount and type of compensation payable to each NEO upon termination of employment under various circumstances and upon a change in control are described below.

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Payments on Termination

The amount and type of compensation payable to each NEO upon termination of employment under various circumstances are described below. There are three general categories of terminations, which are:

●	voluntary termination of employment by the NEO for reasons not constituting constructive termination, which we refer to as voluntary termination; retirement of the NEO; and termination of the NEO’s employment by us for cause (as such term is defined in the employment agreements and in our stock plans), which we refer to as termination for cause;
●	termination of the NEO’s employment by us for reasons not constituting cause, such as due to a Company-wide or departmental reorganization, or resignation by the NEO for a good reason specified in the NEO’s employment agreement (e.g., a change in work location of more than a specified distance from the previous location) constituting constructive termination, which we refer to as involuntary termination without cause; and
●	termination of the NEO’s employment or resignation by the NEO for a good reason in connection with a change in control that occurs within 12 months of such change in control, which we refer to as termination in connection with a change in control.

Compensation upon Voluntary Termination, Retirement or Termination for Cause

Except as described above under the “Compensation Discussion and Analysis—Retirement, Severance and Change in Control Arrangements” section of this Proxy Statement, awards held by our NEOs will not be subject to accelerated vesting or otherwise enhanced in the event of voluntary termination, retirement, or termination for cause. A termination of employment due to voluntary termination, retirement, or termination for cause does not entitle the NEOs to any payments or benefits other than the accrued salary and vacation pay and benefits described above. Other than the retirement benefits described above, such compensation and benefits are available to salaried employees generally, except that any amounts payable to the NEOs upon termination under our Nonqualified Deferred Compensation Plan would not be applicable to certain employees as only employees with the title of CEO, vice president, and executive director are entitled to participate in our Nonqualified Deferred Compensation Plan.

Compensation upon Involuntary Termination without Cause

Each of the NEOs’ employment agreements includes specific benefits upon an involuntary termination without cause. For each of the NEOs, other than Mr. Bienaimé, these benefits consist of:

●	150% of the NEO’s current annual base salary and target annual cash incentive for the year of termination;
●	the NEO’s target annual cash incentive for the year of termination, pro-rated for the year in which termination occurs;
●	an additional 12 months of vesting of the NEO’s unvested time-based vesting equity awards and target amounts of performance-based equity awards that have not vested;
●	paid premiums under COBRA for 18 months; and
●	outplacement services and legal advice consistent with the NEO’s position.

Mr. Bienaimé’s benefits upon an involuntary termination without cause consist of:

●	200% of his current annual base salary and target annual cash incentive for the year of termination;
●	his target annual cash incentive for the year of termination, pro-rated for the year in which termination occurs;
●	100% vesting of all his unvested stock options;
●	paid premiums under COBRA for 18 months; and
●	reimbursement of outplacement services and legal advice consistent with his position that he actually incurs and in an amount not to exceed $18,000.

Each NEO is eligible to receive the respective termination benefits described above within 45 days of his termination date, provided that he executes a standard form severance and release agreement and allows such release to become fully effective. The cash portions of the termination benefits are payable to the NEO in one lump sum on the 60th day after termination. In addition, if an NEO becomes disabled while employed by us, and if (a) the NEO is eligible to receive benefits under our Long-Term Disability Plan, then we will pay the NEO additional compensation so that the total received by the NEO (after taking into consideration the amounts payable to the NEO under the Long-Term Disability Plan) equals the cash portions of the termination benefits as described above; or (b) the NEO is not eligible to receive benefits under our Long-Term Disability Plan, then the NEO will be entitled to the full termination benefits described above.

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EXECUTIVE COMPENSATION

Compensation upon Termination of Employment in Connection with Change in Control

Each of the NEOs who is involuntarily terminated in connection with a change in control is entitled to certain benefits. For each of the NEOs other than Mr. Bienaimé, these benefits consist of:

●	200% of the NEO’s current annual base salary and target annual cash incentive for the year of termination;
●	the NEO’s target annual cash incentive for the year of termination, pro-rated for the year in which termination occurs;
●	100% vesting of all the NEO’s unvested time-based vesting equity awards and target amounts of performance-based equity awards that have not vested;
●	paid premiums under COBRA for 24 months; and
●	outplacement services and legal advice consistent with the NEO’s position.

Mr. Bienaimé’s benefits for termination in connection with a change in control consist of:

●	300% of his current annual base salary and target annual cash incentive for the year of termination;
●	his target annual cash incentive for the year of termination, pro-rated for the year in which termination occurs;
●	100% vesting of all his unvested time-based vesting equity awards and target amounts of performance-based equity awards that have not vested;
●	paid premiums under COBRA for 36 months; and
●	reimbursement of outplacement services and legal advice consistent with his position that he actually incurs and in an amount not to exceed $18,000.

The payment terms, requirement to execute a release, and provision of termination benefits in the event an NEO becomes disabled as described above under “Compensation upon Involuntary Termination without Cause” apply equally to termination benefits for NEOs in connection with a change in control. If termination compensation payable to an NEO as the result of a change in control as described above would result in a parachute payment under Section 280G of the Code, which would be subject to an excise tax under Section 4999 of the Code, or interest or penalties are incurred with respect to such excise tax, we will determine, before any such termination compensation is paid to the NEO, which of the following two alternative forms of payment would result in his receipt, on an after-tax basis, of the greater amount of the termination compensation notwithstanding that all or some portion of the termination compensation may be subject to the excise tax: (i) payment in full of the entire amount of the termination compensation, or (ii) payment of only a part of the termination compensation so that the NEO receives the largest payment possible without the imposition of the excise tax.

Change in Control - Continued Employment

Upon a change in control without termination of employment, each of the NEOs is entitled to 100% vesting of all the NEO’s unvested time-based vesting equity awards and target amounts of performance-based equity awards that have not vested.

Estimated Potential Payments on Termination or Change in Control

The table below sets forth the estimated current value of payments and benefits to each of the NEOs upon an involuntary termination or a change in control of the Company as described above. The amounts shown assume that the triggering events occurred on December 31, 2021 and do not include (i) benefits earned during the term of the NEOs employment that are available to all salaried employees, such as accrued vacation; (ii) benefits paid by insurance providers under life and disability policies; and (iii) benefits previously accrued under the Nonqualified Deferred Compensation Plan (if any). The actual amounts of payments and benefits that would be provided can only be determined at the time of the NEO’s separation from the Company. Per SEC rules, the value of accelerated stock options shown in the table below is the aggregate spread between $88.35, the closing price of our common stock on December 31, 2021, and the exercise prices of the accelerated stock options, if less than $88.35. For performance-based RSU grants for which the numbers of RSUs actually earned had been determined by December 31, 2021 (the measurement date for the table below), the numbers of RSUs actually earned by each NEO are used in the calculation of market values of stock awards in the table below. For performance-based RSU grants for which the numbers of RSUs actually earned had not been determined

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by December 31, 2021 (e.g., performance-based RSUs granted on March 15, 2021 with a three-year performance period ending December 31, 2023), the target numbers of RSUs granted to each NEO are used in the calculation of market values of stock awards in the table below (because the numbers of RSUs that will be actually earned were not determined as of December 31, 2021, the measurement date for the table below).

Executive Benefits and Payments Upon Termination or Change in Control	Involuntary Termination Without Cause		Change in Control- Continued Employment		Change in Control- Terminated
Jean-Jacques Bienaimé(1):
Cash Severance	$5,544,000		$—		$8,316,000
Cash Incentive	1,512,000		—		1,512,000
Stock award vesting acceleration	2,103,910	(2)	30,642,197	(3)	30,642,197	(3)
Benefits and Perquisites:
COBRA Premiums	29,606		—		59,211
Outplacement Services	18,000	(4)	—		18,000	(4)
Total	9,207,516		30,642,197		40,547,408
Brian R. Mueller:
Cash Severance	$1,395,000		—		$1,860,000
Cash Incentive	330,000		—		330,000
Stock award vesting acceleration	1,130,525	(5)	5,520,184	(6)	5,520,184	(6)
Benefits and Perquisites:
COBRA Premiums	62,757		—		83,676
Outplacement Services	50,000	(9)	—		50,000	(9)
Total	$2,968,282		$5,520,184		$7,843,860
Jeff Ajer:
Cash Severance	$1,464,000		—		$1,952,000
Cash Incentive	366,000		—		366,000
Stock award vesting acceleration	3,552,673	(7)	8,940,081	(8)	8,940,081	(8)
Benefits and Perquisites:
COBRA Premiums	43,610		—		58,147
Outplacement Services	50,000	(9)	—		50,000	(9)
Total	$5,476,283		$8,940,081		$11,366,227
Henry J. Fuchs, M.D.:
Cash Severance	$1,856,250		—		$2,475,000
Cash Incentive	487,500		—		487,500
Stock award vesting acceleration	3,268,414	(10)	11,745,823	(11)	11,745,823	(11)
Benefits and Perquisites:
COBRA Premiums	20,234		—		26,979
Outplacement Services	50,000	(9)	—		50,000	(9)
Total	$5,682,398		$11,745,823		$14,785,302

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Executive Benefits and Payments Upon Termination or Change in Control	Involuntary Termination Without Cause		Change in Control- Continued Employment		Change in Control- Terminated
C. Greg Guyer, Ph.D.:
Cash Severance	$1,440,000		$—		$1,920,000
Cash Incentive	360,000		—		360,000
Stock award vesting acceleration	1,115,859	(12)	5,339,133	(13)	5,339,133	(13)
Benefits and Perquisites:
COBRA Premiums	48,117		—		64,155
Outplacement Services	50,000	(9)	—		50,000	(9)
Total	$3,013,975		$5,339,133		$7,733,288

(1)	No incremental benefits are due should the death of Mr. Bienaimé occur, except for amounts due for services previously rendered and those due under the life insurance policies, as discussed above. Additionally, as is the case for all our employees as described above under the “Compensation Discussion and Analysis—Retirement, Severance and Change in Control Arrangements” section of this Proxy Statement, if Mr. Bienaimé dies while employed by us, all his unvested equity awards with time-based vesting will vest in full and all his unvested equity awards with performance-based vesting will vest in full as if the target values had been achieved, and such vested options will remain exercisable for one year after death.

(2)	Based on the closing price of our common stock on December 31, 2021, $88.35. Relates to 183,038 stock options that would vest upon termination. Excludes 27,213 stock options with exercise prices greater than $88.35.

(3)	Based on the closing price of our common stock on December 31, 2021, $88.35. Relates to 183,038 stock options, 103,963 service-based RSUs and 219,051 performance-based RSUs that would vest upon termination. Excludes 27,213 stock options with exercise prices greater than $88.35.

(4)	Pursuant to Mr. Bienaimé’s employment agreement, the Company will reimburse Mr. Bienaimé for outplacement services and legal advice consistent with his position that he actually incurs and in an amount not to exceed $18,000 in the event of his involuntary termination without cause or in connection with a change in control.

(5)	Based on the closing price of our common stock on December 31, 2021, $88.35. Relates to 13,858 stock options and 11,143 service-based RSUs that would vest upon termination. Excludes 5,721 stock options with exercise prices greater than $88.35.

(6)	Based on the closing price of our common stock on December 31, 2021, $88.35. Relates to 30,860 stock options, 25,856 service-based RSUs and 32,900 performance-based RSUs that would vest upon termination. Excludes 11,287 stock options with exercise prices greater than $88.35.

(7)	Based on the closing price of our common stock on December 31, 2021, $88.35. Relates to 21,512 stock options, 24,987 service-based RSUs and 12,567 performance-based RSUs that would vest upon termination. Excludes 5,862 stock options with exercise prices greater than $88.35.

(8)	Based on the closing price of our common stock on December 31, 2021, $88.35. Relates to 45,610 stock options, 40,560 service-based RSUs and 54,777 performance-based RSUs that would vest upon termination. Excludes 7,329 stock options with exercise prices greater than $88.35.

(9)	Pursuant to the NEO’s employment agreement, the Company will provide outplacement services and legal advice consistent with the NEO’s position in the event of his involuntary termination without cause or in connection with a change in control. The NEO will be provided with a separate notice describing available outplacement services and legal advice at the time of his termination. The amount included in the table above represents an estimate of the Company’s cost for such services as of December 31, 2021.

(10)	Based on the closing price of our common stock on December 31, 2021, $88.35. Relates to 32,696 stock options, 15,605 service-based RSUs and 17,219 performance-based RSUs that would vest upon termination. Excludes 8,040 stock options with exercise prices greater than $88.35.

(11)	Based on the closing price of our common stock on December 31, 2021, $88.35. Relates to 70,151 stock options, 39,415 service-based RSUs and 84,299 performance-based RSUs that would vest upon termination. Excludes 10,050 stock options with exercise prices greater than $88.35.

(12)	Based on the closing price of our common stock on December 31, 2021, $88.35. Relates to 11,221 stock options and 11,365 service-based RSUs that would vest upon termination. Excludes 16,037 stock options with exercise prices greater than $88.35.

(13)	Based on the closing price of our common stock on December 31, 2021, $88.35. Relates to 25,650 stock options, 36,700 service-based RSUs and 20,840 performance-based RSUs that would vest upon termination. Excludes 38,758 stock options with exercise prices greater than $88.35.

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STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth certain information regarding the ownership of shares of our common stock as of March 4, 2022 (except as otherwise noted) by: (i) each current director and each nominee for director; (ii) each of the NEOs; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Except as otherwise noted, the entities and individuals in this table have sole dispositive and voting power with respect to all the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. The information with respect to each entity and individual specified was supplied or confirmed by such entity or individual or based upon statements filed with the SEC. Except as otherwise indicated, the mailing address for each stockholder in the table below is c/o BioMarin Pharmaceutical Inc., 105 Digital Drive, Novato, CA 94949.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Number of Shares Subject to Options and Restricted Stock Units(2)	Total Number of Shares Beneficially Owned(3)	Percentage of Total Shares Outstanding(4)
PRIMECAP Management Company(5)	17,804,780		—	17,804,780	9.67%
The Vanguard Group(6)	16,351,031		—	16,351,031	8.88%
Dodge & Cox(7)	14,825,049		—	14,825,049	8.05%
BlackRock, Inc.(8)	14,021,292		—	14,021,292	7.62%
Capital Research Global Investors(9)	12,672,008		—	12,672,008	6.89%
Jean-Jacques Bienaimé	435,397	(10)	1,280,086	1,715,483	*
Brian R. Mueller	6,753		99,884	106,637	*
Jeff Ajer	12,095		269,429	281,524	*
Henry J. Fuchs, M.D.	62,688		285,063	347,751	*
C. Greg Guyer, Ph.D.	5,236		50,385	55,621	*
Mark J. Alles	—		—	—	*
Elizabeth McKee Anderson	8,790		—	8,790	*
Willard Dere, M.D.	13,290		14,790	28,080	*
Elaine J. Heron, Ph.D.	75,468		26,197	101,665	*
Maykin Ho, Ph.D.	2,350		—	2,350	*
Robert J. Hombach	16,210		—	16,210	*
V. Bryan Lawlis, Ph.D.	18,850		32,000	50,850	*
Richard A. Meier	94,272		36,250	130,522	*
David E.I. Pyott, M.D. (Hon.)	30,740		13,230	43,970	*
Dennis J. Slamon, M.D., Ph.D.	16,519		24,300	40,819	*
All executive officers and directors as a group (16 persons)	828,338		2,435,624	3,263,962	1.75%

*	Represents less than 1% of our common stock outstanding on March 4, 2022.

(1)	Represents the number of shares of our common stock owned directly or indirectly by each entity and person and excludes shares underlying options and RSUs held by our directors and officers, which are reported in the column titled “Number of Shares Subject to Options and Restricted Stock Units.”

(2)	Represents shares of our common stock subject to stock options that are or will become exercisable and RSUs that will vest within 60 days of March 4, 2022.

(3)	Equals the sum of the number of shares under the table columns titled “Number of Shares Beneficially Owned” and “Number of Shares Subject to Options and Restricted Stock Units.”

(4)	The calculation of percentages is based upon 184,049,183 shares of our common stock outstanding on March 4, 2022, plus for each of the individuals listed above, the number of shares subject to stock options and RSUs reflected in the column under the heading “Number of Shares Subject to Options and Restricted Stock Units.”

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(5)	This information is as of December 31, 2021 and is based solely on information contained in the Schedule 13G/A filed with the SEC on February 10, 2022 by PRIMECAP Management Company (PRIMECAP). PRIMECAP, as a registered investment adviser under Section 203 of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3) or under the laws of any state, may be deemed to beneficially own the indicated shares and has sole dispositive power over 17,804,780 shares and sole voting power over 16,903,327 shares. The address for PRIMECAP is 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105.

(6)	This information is as of December 31, 2021 and is based solely on information contained in the Schedule 13G/A filed with the SEC on February 9, 2022 by The Vanguard Group (Vanguard). Vanguard, as a registered investment adviser under Section 203 of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3) or under the laws of any state, may be deemed to beneficially own the indicated shares and has sole dispositive power over 15,970,344 shares, shared dispositive power over 380,687 shares and shared voting power over 155,305 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(7)	This information is as of December 31, 2021 and is based solely on information contained in the Schedule 13G/A filed with the SEC on February 14, 2022 by Dodge & Cox. Dodge & Cox, as a registered investment adviser under Section 203 of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3) or under the laws of any state, may be deemed to beneficially own the indicated shares and has sole dispositive power over 14,825,049 shares and sole voting power over 14,136,830 shares. The address for Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.

(8)	This information is as of December 31, 2021 and is based solely on information contained in the Schedule 13G/A filed with the SEC on March 11, 2022 by BlackRock, Inc. (BlackRock). BlackRock, as a parent holding company or control person, may be deemed to beneficially own the indicated shares and has sole dispositive power over 14,021,292 shares and sole voting power over 12,836,636 shares. BlackRock reported its beneficial ownership on behalf of itself and the following: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited and BlackRock Fund Managers Ltd. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(9)	This information is as of December 31, 2021 and is based solely on information contained in the Schedule 13G/A filed with the SEC on January 10, 2022 by Capital Research Global Investors (CRGI), a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl and Capital International K.K., and Capital Group Private Client Services, Inc. (together with CRMC, the “investment management entities”). CRGI’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital Research Global Investors”. CRGI, as a registered investment adviser under Section 203 of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3) or under the laws of any state, may be deemed to beneficially own the indicated shares and has sole dispositive power over 12,672,008 shares and sole voting power over 12,655,872 shares. CRGI holds more than five percent of the outstanding Common Stock of the Company as of December 31, 2021 on behalf of its client AMCAP Fund. The address for CRGI is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(10)	Includes 247,533 shares held in a trust of which Mr. Bienaimé is a trustee.

Director and Officer Stock Ownership Guidelines

The Board approved stock ownership guidelines for our directors, CEO and employees at the Senior Vice President level or higher. Under these guidelines, directors and executives are expected to use the shares of common stock obtained on the exercise of stock options or vesting of RSUs received to establish significant level of direct ownership in BioMarin. In October 2020, the Compensation Committee increased the ownership guideline threshold for our directors to four times the cash retainer amount, up from three times. Newly appointed or elected directors and newly appointed or hired officers have three years to comply with their specific stock ownership guidelines.

In 2021, the Compensation Committee doubled our CEO’s stock ownership guideline threshold to six times his base salary, up from three times.

The following table summarizes the guidelines for our directors and NEOs as of December 31, 2021:

Name	Stock Ownership Guidelines
Independent Directors	Lesser of 10,000 shares and unvested RSUs or value of shares and unvested RSUs equal to 4 times cash retainer amount (“4x”)
CEO	Value of shares and unvested RSUs equal to 6 times base salary (“6x”)
NEOs (all are at the Executive Vice President level or higher)	Value of shares and unvested RSUs equal to 2 times base salary (“2x”)

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The charts below summarize our directors’ and NEOs’ holdings as of December 31, 2021 as compared to the thresholds established in the stock ownership guidelines.

Independent Directors(1)

Named Executive Officers

(1)	Mr. Alles joined the Board in January 2022. Accordingly, he is not included in the chart regarding compliance with director stock ownership guidelines as of December 21, 2021.

Compliance with our stock ownership guidelines is based on shares (including shares held in trusts for which the individual is the trustee and in a deferral account and issuable to such individual under our Nonqualified Deferred Compensation Plan) and the unvested service-based RSUs and performance-based RSUs for which performance criteria has been met held by a director or officer as of December 31, 2021, but it does not include performance-based RSUs for which performance criteria has not been met or vested or unvested stock options. The value of stock owned is calculated using the closing price of our common stock on December 31, 2021, which was $88.35. All of our directors and NEOs were in compliance with our stock ownership guidelines as of December 31, 2021.

The Compensation Committee believes these stock ownership guidelines are an important tool in aligning the interests of our executives with the long-term interests of our stockholders. Although the guidelines are not mandatory, the Compensation Committee will consider compliance with the guidelines in setting an officer’s compensation and the CGN Committee will consider compliance with the guidelines when making decisions on nominating directors for re-election. See the “Compensation Discussion and Analysis” section of this Proxy Statement for more information regarding these guidelines.

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Anti-Hedging and Anti-Pledging Policy

The Board has approved an anti-hedging and anti-pledging policy for our directors and employees. Under this policy, all of our directors and employees are prohibited from engaging in short-sales, transactions in put or call options, hedging transactions or other inherently speculative transactions in BioMarin stock or engaging in margin and other pledging activities. Under the policy, a contribution of the Company’s securities to an exchange fund not designed to hedge any decrease in the market value of BioMarin’s equity securities is not considered a form of hedging; however, such contribution by an employee designated as an insider remains subject to the other provisions of the Company’s Insider Trading Policy, including provisions regarding quarterly trading blackout periods and pre-clearance requirements.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and reports of changes in the ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Section 16(a) filings they make.

To the best of our knowledge and based solely on a review of the copies of such reports furnished to us or written representation that no other reports were required, during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were met.

Equity Compensation Plan Information

The following table provides certain information with respect to all of BioMarin’s equity compensation plans as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights(1) ($)(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by stockholders	11,615,278	(2)	79.00	4,393,858	(4)
Equity compensation plans not approved by stockholders	59,835	(3)	56.50	—
Total	11,675,113		78.79	4,393,858

(1)	The weighted average exercise price excludes RSU awards, which have no exercise price.

(2)	Amount includes stock options to purchase shares, service-based RSUs and performance-based RSUs issued under the 2017 Plan and the 2006 Plan, outstanding as of December 31, 2021. Amount does not include any shares of common stock issuable under our 2006 Employee Stock Purchase Plan (the ESPP). For descriptions of the 2017 Plan, the 2006 Plan, and the ESPP, see Note 13 to our financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 25, 2022.

(3)	Amount includes stock options to purchase shares, service-based RSUs and performance-based RSUs issued under the BioMarin Pharmaceutical Inc. 2012 Inducement Plan (the 2012 Inducement Plan) and the BioMarin Pharmaceutical Inc. 2014 Inducement Plan (the 2014 Inducement Plan), which were not approved by the Company’s stockholders in reliance on Nasdaq Marketplace Rule 5635(c)(4), outstanding as of December 31, 2021. The 2012 Inducement Plan expired on May 31, 2013 and the 2014 Inducement Plan expired on June 9, 2015. For descriptions of the 2012 Inducement Plan and the 2014 Inducement Plan, see Note 16 to our financial statements for the year ended December 31, 2015, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on February 29, 2016.

(4)	Amount reflects reduction of securities available for issuance pursuant to the 2017 Plan and the 2006 Plan, such that each service-based RSU and performance- and market-based RSU granted on or after May 12, 2010 but prior to May 15, 2013 reduces the shares available for issuance under the 2017 Plan and the 2006 Plan by 1.62 shares, and each service-based RSU and performance- and market-based RSU granted on or after May 15, 2013 reduces the shares available for issuance under the 2017 Plan and the 2006 Plan by 1.92 shares. Furthermore, amount excludes 3,065,625 shares available for future issuance under the ESPP, of which an estimated 143,380 shares will be subject to purchase during the current ESPP offering period that commenced November 1, 2021 and ends April 30, 2022.The Company issues shares under the ESPP once every six months based on employee elections in the preceding six months. Pursuant to the terms of the ESPP, the number of shares to be issued and the price per share is not determined until immediately before the date of issuance.

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ADDITIONAL INFORMATION

Questions and Answers about these Proxy Materials and Voting

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending an Important Notice Regarding the Availability of Proxy Materials (the Proxy Availability Notice) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Proxy Availability Notice free of charge or request to receive a printed set of the proxy materials for the Annual Meeting. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Proxy Availability Notice.

We intend to mail the Proxy Availability Notice on or about April 12, 2022 to all stockholders of record entitled to vote at the Annual Meeting. We expect that this Proxy Statement and the other proxy materials will be available to stockholders on or about April 12, 2022.

What does it mean if I receive more than one Proxy Availability Notice?

If you receive more than one Proxy Availability Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Proxy Availability Notice to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

We will be hosting the Annual Meeting live via the Internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/BMRN2022. Our Board annually considers the appropriate format of our annual meeting and this year has decided to hold a virtual annual meeting due to the COVID-19 global pandemic. In addition, we intend the virtual meeting format to provide stockholders a similar level of transparency to the traditional in-person meeting format and we will take steps to ensure such an experience. Our stockholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person annual meeting of stockholders. Our virtual annual meeting will allow stockholders to submit questions and comments during the meeting. After the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of conduct, which will be posted on the virtual meeting web portal. To the extent time does not allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website, at https://investors.biomarin.com, soon after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

If you attend the virtual meeting as described above, you will be deemed to be attending in person, as provided by Delaware law.

The Annual Meeting webcast will begin promptly at 9:00 a.m. (Pacific Time) on May 24, 2022. We encourage you to access the Annual Meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 8:45 a.m. (Pacific Time), and you should allow ample time for the check-in procedures.

You will need the 16-digit control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you if you received the proxy materials by email in order to be able to vote your shares or submit questions during the Annual Meeting. Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, will be posted at www.virtualshareholdermeeting.com/BMRN2022 two weeks prior to the date of the Annual Meeting. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting as a guest, but you will not be able to vote your shares or submit questions during the Annual Meeting.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting web portal.

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Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 184,898,129 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with BioMarin’s transfer agent, Computershare Inc., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting, which will be held virtually via the Internet, or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, or on the Internet as instructed below, or complete, date, sign and return the proxy card mailed to you to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If on the Record Date your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Proxy Availability Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend and vote at the Annual Meeting, which will be held virtually via the Internet. However, since you are not the stockholder of record, you may not be able to vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other nominee. Please contact your broker, bank or other nominee for information about specific requirements if you would like to vote your shares during the Annual Meeting.

What am I voting on?

There are three matters scheduled for a vote:

1	To elect the 11 nominees for director to serve until the next Annual Meeting and until their successors are duly elected and qualified;
2	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
3	To approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in this Proxy Statement.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote on those matters in accordance with their best judgment.

What is the Board’s voting recommendation?

The Board recommends that you vote your shares:

●	“FOR” the election of all 11 nominees for director;
●	“FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for BioMarin for its fiscal year ending December 31, 2022; and
●	“FOR” the approval, on an advisory basis, of the compensation of the Company’s NEOs as disclosed in this Proxy Statement.

How do I vote?

With regard to the election of directors, you may vote “For” all the nominees to the Board or you may “Withhold” your vote for all the nominees or any individual nominee you specify. With regard to each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

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The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting, which will be held virtually via the Internet, vote by proxy over the telephone, vote by proxy through the Internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

●	To vote over the telephone, dial toll-free 1-866-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Proxy Availability Notice. Your vote must be received by 11:59 p.m., Eastern Daylight Time on May 23, 2022 to be counted.
●	To vote through the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Proxy Availability Notice. Your vote must be received by 11:59 p.m., Eastern Daylight Time, on May 23, 2022 to be counted.
●	To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us and we receive it before the Annual Meeting, we will vote your shares as you direct.
●	To vote during the Annual Meeting, attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/BMRN2022 and follow the instructions posted there. Please have your 16-digit control number to join the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a Proxy Availability Notice containing voting instructions from that organization rather than from BioMarin. Simply follow the voting instructions in the Proxy Availability Notice to ensure that your vote is counted. To vote online at the Annual Meeting, which will be held virtually via the Internet, attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/BMRN2022 and follow the instructions posted there. Please have your 16-digit control number to join the Annual Meeting. Additionally, you may need to request and obtain a valid proxy from your broker, bank or other nominee to vote your shares during the Annual Meeting. Please contact your broker, bank or other nominee for information about specific requirements if you would like to vote your shares during the Annual Meeting.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of all 11 nominees for director, “FOR” the ratification of KPMG as the Company’s independent registered public accounting firm and “FOR” the advisory approval of the compensation of the NEOs. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment. Regarding Proposal 1, if any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board on the recommendation of the CGN Committee. Each person nominated for election has agreed to serve if elected, and our management has no reason to believe that any nominee will be unable to serve.

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Will my vote be kept confidential?

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

Who is paying for this proxy solicitation?

The accompanying proxy is solicited on behalf of the Board for use at the Annual Meeting. Accordingly, the Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and Innisfree M&A Incorporated may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees of the Company will not be paid any additional compensation for soliciting proxies, but Innisfree M&A Incorporated will be paid its customary fee of approximately $20,000 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.
●	You may grant a subsequent proxy by telephone or through the Internet.
●	You may send a timely written notice that you are revoking your proxy to the Company’s Secretary at BioMarin Pharmaceutical Inc., Attention: G. Eric Davis, Executive Vice President, General Counsel and Secretary, 105 Digital Drive, Novato, CA 94949. Such notice will be considered timely if it is received at the indicated address by close of business on the business day immediately preceding the date of the Annual Meeting.
●	You may attend the Annual Meeting, which will be held virtually via the Internet, and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted, so long as it is provided within the applicable deadline. If your shares are held by your broker, banker or other nominee, you should follow the instructions provided by your broker, bank or other nominee.

When are stockholder proposals and director nominations for inclusion in our proxy statement for next year’s Annual Meeting due?

Stockholders wishing to present proposals for inclusion in our proxy statement for the 2023 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act must submit their proposals so that they are received by us at our principal executive offices no later than December 13, 2022. However, if our 2023 Annual Meeting is not held between April 24, 2023 and June 23, 2023, then the deadline will be a reasonable time prior to the time that we begin to print and mail our proxy materials.

Eligible stockholders wishing to nominate a candidate for election to the Board at the 2023 Annual Meeting and to have such candidate included in the proxy materials for such meeting pursuant to our proxy access bylaw must submit such nomination between November 13, 2022 and December 13, 2022 and must include the information set forth in Article II, Section 2.15(c) of our Bylaws.

Proposals for inclusion in our proxy statement for the 2022 Annual Meeting should be sent to the Company’s Secretary at BioMarin Pharmaceutical Inc., Attention: G. Eric Davis, Executive Vice President, General Counsel and Secretary, 105 Digital Drive, Novato, CA 94949.

When are other proposals and director nominations for next year’s Annual Meeting due?

With respect to proposals and nominations other than those to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act or our proxy access bylaw, our Bylaws provide that stockholders who wish to nominate a director or propose other business to be brought before the stockholders at the Annual Meeting must notify our Secretary by a written notice, which notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding year’s Annual Meeting of Stockholders.

For the 2023 Annual Meeting, stockholders wishing to present nominations for director or proposals for consideration under these provisions of our Bylaws must submit their nominations or proposals so that they are received at our principal executive offices not earlier than January 24, 2023 and not later than February 23, 2023 in order to be considered. In the event that the 2023 Annual Meeting is to be held on a date that is not within 25 days before or 60 days after May 24, 2023, then a stockholder’s notice must be received by the Secretary no later than the close of business on the 10th day following the day on which notice of the date of the 2023 Annual Meeting was mailed or the day we make a public announcement of the date of the 2023 Annual Meeting, whichever first occurs.

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In addition, with respect to nominations for directors, if the number of directors to be elected at the 2023 Annual Meeting is increased effective at the 2023 Annual Meeting and there is no public announcement by us naming the nominees for the additional directorships at least 100 days prior to May 24, 2023, a stockholder’s notice will also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to our Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 25, 2023.

Nominations or proposals should be sent in writing to the Company’s Secretary at BioMarin Pharmaceutical Inc., Attention: G. Eric Davis, Executive Vice President, General Counsel and Secretary, 105 Digital Drive, Novato, CA 94949. A stockholder’s notice to nominate a director or bring any other business before the 2023 Annual Meeting must set forth certain information, which is specified in our Bylaws. A complete copy of our Bylaws may be found in the Corporate Governance section of the Investors section of our website at www.bmrn.com. Information on our website is NOT incorporated by reference in this Proxy Statement.

How can I recommend a director nominee for consideration by the CGN Committee?

In order for a stockholder to have a candidate considered by the CGN Committee, a stockholder should submit a written recommendation that includes: (i) the name and record address of the stockholder (and beneficial owner, if any, on whose behalf the nomination is made) and evidence of the stockholder’s and beneficial owner’s ownership of our stock, including the number of shares owned and the length of time of ownership; (ii) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder and/or such beneficial owner and affiliates or others acting together; (iii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and/or such beneficial owners; (iv) a representation that the stockholder and/or any beneficial owner intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; (v) whether the stockholder or any beneficial owner intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee and/or otherwise to solicit proxies from stockholders in support of such nomination; and (vi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act. With respect to each person whom the stockholder proposes to nominate for election as a director, the stockholder must include (1) the name, age, business address and residence address of the director candidate, (2) the candidate’s resume or a listing of his or her qualifications to be a director (including principal occupation or employment), (3) the class or series and number of shares of stock which are owned beneficially or of record by the candidate, and (4) any other information relating to the candidate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act. The notice must also be accompanied by a written consent of each proposed nominee to being named as a nominee if selected by the CGN Committee and nominated by the Board. Stockholder recommendations should be addressed to the Corporate Governance and Nominating Committee at 105 Digital Drive, Novato, CA 94949, c/o G. Eric Davis, Executive Vice President, General Counsel and Secretary.

For stockholder nominations to be included in the proxy materials for a future meeting pursuant to our proxy access bylaw or brought before the stockholders at a future meeting, please see “When are stockholder proposals and director nominations for inclusion in our proxy statement for next year’s Annual Meeting due?” and “When are other proposals and director nominations for next year’s Annual Meeting due?” above.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, “For,” “Withhold” and broker non-votes for the proposal to elect directors, and with respect to other proposals, votes “For,” “Against,” “Abstain” and broker non-votes, if applicable.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (the NYSE), which generally apply to all brokers, bank or other nominees, on voting matters characterized by the NYSE as “routine,” NYSE member firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. On non-routine proposals, such “uninstructed shares” may not be voted by member firms. Only Proposal No. Two—Ratification of the selection of our independent registered public accounting firm is considered a “routine” matter for this purpose, and brokers, banks or other nominees will generally have discretionary voting power with respect to such proposal.

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What is the effect of abstentions and broker non-votes?

Abstentions: Under Delaware law (under which BioMarin is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, and therefore counted as present for the purpose of determining whether a quorum is present, but they are not counted as shares cast. Our Bylaws provide that a stockholder action (other than the election of directors and unless otherwise required by applicable laws, regulations or stock exchange rules) shall be decided by the vote of the holders of a majority of the total number of votes of the Company’s capital stock cast on the matter. Therefore, abstentions will have no effect on Proposal No. Two—Ratification of the selection of KPMG as our independent registered public accounting firm and Proposal No. Three—Advisory vote on executive compensation.

Broker Non-Votes: The “non-routine” matters on the agenda for the Annual Meeting for which brokers, banks and other nominees will not be able to vote uninstructed shares include Proposal No. One—Election of directors and Proposal No. Three—Advisory vote on executive compensation.

Broker non-votes will be counted as present at the Annual Meeting for the purpose of determining whether a quorum is present at the Annual Meeting. However, because broker non-votes are not considered under Delaware law to be votes cast, they will have no effect on the outcome of the vote on: Proposal No. One—Election of directors and Proposal No. Three—Advisory vote on executive compensation. As a result, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote your shares on these proposals, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted. Proposal No. Two—Ratification of the selection of KPMG as our independent registered public accounting firm is considered a “routine” matter. Therefore, your broker, bank or other nominee will be able to vote on that proposal even if it does not receive instructions from you, so long as it holds your shares in its name.

How many votes are needed to approve each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed?
No. One. Election of Directors	Plurality	No
No. Two. Ratification of Independent Registered Public Accounting Firm	Majority Cast	Yes
No. Three. Advisory Vote on Executive Compensation	Majority Cast	No

A “Plurality,” with regard to the election of directors, means that the 11 nominees who receive the most “For” votes cast by the holders of shares either present in person or represented by proxy and entitled to vote will be elected to our Board. A “Majority Cast,” with regard to the ratification of our independent registered public accounting firm and the advisory vote on executive compensation means that a majority of the votes cast on each proposal must be voted “For” the respective proposal.

Accordingly:

●	Proposal No. One: For the election of directors, the 11 nominees receiving the most “For” votes cast by the holders of shares present in person or represented by proxy and entitled to vote on Proposal No. One will be elected. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect. Pursuant to our Corporate Governance Principles, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election in an uncontested election at a stockholders’ meeting should promptly tender his or her resignation to the Chair of the Board following certification of the stockholder vote.
●	Proposal No. Two: To be approved, a majority of the total votes cast on Proposal No. Two must be voted “For” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Abstentions and broker non-votes will not be considered votes cast on Proposal No. Two and will have no effect; however, the ratification of KPMG is a matter on which a broker, bank or other nominee has discretionary voting authority, and thus, we do not expect any broker non-votes with respect to Proposal No. Two.
●	Proposal No. Three: To be approved, a majority of the total votes cast on Proposal No. Three must be voted “For” the advisory approval of the compensation of the Company’s NEOs. Abstentions and broker non-votes will not be considered votes cast on Proposal No. Three and will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid stockholder meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 184,898,129 shares outstanding and entitled to vote. Thus, the holders of at least 92,449,065 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum. As described above, Stockholders attending the virtual meeting will be deemed to be attending in person, as provided by Delaware law, and their shares will be counted towards the quorum requirement.

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ADDITIONAL INFORMATION

Your shares will be counted towards the quorum only if you submit a valid proxy by mail, over the phone or through the Internet (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, then the holders entitled to vote thereat, present at the Annual Meeting in person or represented by proxy, by a majority of the votes cast, may adjourn the meeting to another date. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. If the adjournment is for more than 30 days, or if after that adjournment a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting shall be given to each stockholder of record entitled to vote at the adjourned Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish the preliminary results within four business days after the Annual Meeting and file an amended Form 8-K to publish the final results within four business days after the final results are known to us.

If you have any questions or need assistance in voting your shares, please call the following firm, which is assisting the Company in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022

Stockholders may call toll free: (888) 750-5834
Banks and Brokers may call collect: (212) 750-5833

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Proxy Availability Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Proxy Availability Notice or other Annual Meeting Materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Proxy Availability Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Availability Notice or proxy materials, please notify your broker or contact Broadridge Financial Solutions, Inc. in writing at: Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717; or by telephone: (866) 540-7095. Stockholders who currently receive multiple copies of the Proxy Availability Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Proxy Availability Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

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ADDITIONAL INFORMATION

Special Note Regarding Forward-Looking Statements

This Proxy Statement and other materials we are sending you or that are available on our website in connection with the Annual Meeting (the Other Materials) contain “forward-looking statements” as defined under federal securities laws. Many of these statements can be identified by the use of terminology such as “believes,” “expects,” “intends,” “anticipates,” “plans,” “may,” “will,” “projects,” “continues,” “estimates,” “potential,” “opportunity” or the negative versions of these terms and other similar expressions. These forward-looking statements may be found in the sections of this Proxy Statement titled “Proxy Overview,” “Executive Compensation,” and other sections of this Proxy Statement, as well as the Other Materials. These forward-looking statements are based on our current expectations and assumptions, and are subject to risks and uncertainties that could cause our actual results or experience and the timing of events to differ significantly from the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 25, 2022 under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the Annual Report. You should carefully consider that information before voting.

You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered in connection with any written or oral forward-looking statements that we may make in the future. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

APPROVAL

The contents of this Proxy Statement and the sending thereof to the stockholders have been authorized by the Board.

By Order of the Board of Directors

G. Eric Davis

Executive Vice President, General Counsel and Secretary
April 12, 2022

A copy of our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 25, 2022, is available without charge upon written request to Investor Relations, BioMarin Pharmaceutical Inc., 105 Digital Drive, Novato, CA 94949 or by accessing a copy on BioMarin’s website at www.bmrn.com in the Investors section under “Financial Information—SEC Filings.” Information on our website is NOT incorporated by reference in this Proxy Statement.

2022 Proxy Statement | www.biomarin.com	87

BioMarin Pharmaceutical Inc.

105 Digital Drive

Novato, CA 94949

Tel: 415-506-6700

Fax: 415-382-7889

BIOMARIN PHARMACEUTICAL INC.
105 DIGITAL DRIVE
NOVATO, CA 94949
ATTN: G. ERIC DAVIS, EVP & GENERAL COUNSEL

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/23/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/23/2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For	Withhold	For All
	All	All	Except
The Board of Directors recommends you vote FOR the following:

	☐	☐	☐
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors

	Nominees

01	Mark J. Alles	02	Elizabeth M. Anderson	03	Jean-Jacques Bienaimé	04	Willard Dere	05	Elaine J. Heron
06	Maykin Ho	07	Robert J. Hombach	08	V. Bryan Lawlis	09	Richard A. Meier	10	David E.I. Pyott
11	Dennis J. Slamon

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2	To ratify the selection of KPMG LLP as the independent registered public accounting firm for BioMarin for the fiscal year ending December 31, 2022.	☐	☐	☐

3	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement.	☐	☐	☐

NOTE: Your proxy holder will also vote on any other business as may properly come before the meeting or any adjournment thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve).

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, and CEO Stockholder Letter are available at www.proxyvote.com

BIOMARIN PHARMACEUTICAL INC.
Annual Meeting of Stockholders
May 24, 2022 9:00 AM PT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Jean-Jacques Bienaime and G. Eric Davis, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of BioMarin Pharmaceutical Inc. Common Stock, that the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held on May 24, 2022 via a live audio webcast at www.virtualshareholdermeeting.com/BMRN2022 and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders.

When properly executed, this proxy will be voted in the manner directed herein, or if no such direction is made, it will be voted in accordance with the Board of Directors’ recommendations.

This proxy is governed by the laws of the State of Delaware.

(PLEASE DATE AND SIGN ON REVERSE SIDE)